Supplement To Prospectus Supplement Dated June 27, 2002
(To Prospectus Dated December 14, 2001)


                                  $600,000,000

                               CWABS MASTER TRUST
                        (for the Series 2002-D Subtrust)
                                     Issuer

                                   CWABS, INC.
                                    Depositor

                          [COUNTRYWIDE HOME LOANS LOGO]
                           Sponsor and Master Servicer

                        REVOLVING HOME EQUITY LOAN ASSET
                        BACKED SECURITIES, SERIES 2002-D

                                   [MBIA LOGO]

   This Supplement updates the Prospectus Supplement dated June 27, 2002 that has been issued with respect to the Revolving Home Equity Loan Asset Backed Securities, Series 2002-D. We are supplementing the "Method of Distribution"
section in the Prospectus Supplement as follows:

                             Method of Distribution

   Subject to the terms of the underwriting agreement among the depositor, Countrywide Securities Corporation ("CSC"), Lehman Brothers Inc. ("Lehman Brothers"), Deutsche Bank Securities Inc. ("Deutsche Bank" and, together with CSC and Lehman Brothers, the "Underwriters") and a terms agreement, dated
June 27, 2002, between the depositor and the Underwriters, the depositor has agreed to sell to the Underwriters on June 28, 2002, and each of the Underwriters has severally agreed to purchase, the principal amount of Class A notes below its name in the table below. The Class A notes being offered pursuant to the terms agreement are referred to as the "Offered Notes." Proceeds to the depositor from the sale of the Offered Notes are expected to be approximately $598,500,000.00 before deducting expenses payable by the depositor estimated to be approximately $500,000.

           Countrywide Securities                                                                         Deutsche Bank
                 Corporation                              Lehman Brothers Inc.                           Securities Inc.
--------------------------------------------    ----------------------------------------    ----------------------------------------
                 480,000,000                                   60,000,000                                  60,000,000


                                (Method of Distribution continued on next page)

Countrywide Securities Corporation
                              Lehman Brothers Inc.
                                                       Deutsche Bank Securities


                  The date of this supplement is June 28, 2002

(Method of Distribution continued from front cover)

   Distribution of the Offered Notes will be made by each Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling the Offered Notes to or through dealers and such dealers may receive from the Underwriters, for which they act as agent, compensation in the form of underwriting discounts, concessions, or commissions. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Notes may be deemed to be underwriters, and any discounts, commissions, or concessions received by them, and any profits on resale of the Offered Notes purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

   The depositor has been advised by each Underwriter that it intends to make a market in the Offered Notes purchased by it but no Underwriter has any obligation to do so. We cannot assure you that a secondary market for the Offered Notes will develop or, if it does develop, that it will continue or that it will provide holders of the Offered Notes with a sufficient level of liquidity of investment.

   CSC is an affiliate of the depositor, the sponsor, and the master servicer.

   The depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, liabilities customarily indemnified against, including liabilities under the Securities Act of 1933, as amended.
                            ------------------------

   This supplement does not contain complete information about the Offered Notes. Additional information is contained in the prospectus supplement dated June 27, 2002 prepared in connection with the issuance of the notes and in the prospectus of the depositor dated December 14, 2001. You are urged to read this supplement, the prospectus supplement, and the prospectus in full.

PROSPECTUS SUPPLEMENT
(To Prospectus dated December 14, 2001)

                                 $1,500,000,000
                                  (Approximate)

                               CWABS Master Trust
                        (for the Series 2002-D Subtrust)
                                     Issuer

          Revolving Home Equity Loan Asset Backed Notes, Series 2002-D

                                   CWABS Inc.
                                    Depositor


                         [COUNTRYWIDE HOME LOANS LOGO]
                           Sponsor and Master Servicer

                                  ------------


--------------------------------------------------------------------------------
Consider carefully the risk factors beginning on page S-8 in this prospectus supplement and on page 4 in the prospectus.

The notes represent obligations of the CWABS Master Trust for the Series 2002-D Subtrust only and not of any other series trust of the CWABS Master Trust and do not represent an interest in or obligation of CWABS, Inc., Countrywide Home Loans, Inc., or any of their affiliates.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.
--------------------------------------------------------------------------------

The Notes

The notes have an original principal balance of $1,500,000,000 subject to a permitted variance of plus or minus 10%.

The Trust Estate

The notes will be secured by the trust estate consisting primarily of a pool of home equity revolving credit line loans made or to be made in the future under certain home equity revolving credit line loan agreements. The loans will be secured by first or second deeds of trust or mortgages on one- to four-family residential properties and will bear interest at rates that adjust based on the prime rate. The trust estate also will initially include funds that are expected to be used to acquire additional home equity revolving credit line loans not included in the initial cut-off date pool.

The Policy

MBIA Insurance Corporation will issue an irrevocable and unconditional note guaranty insurance policy which will guarantee certain payments to noteholders.


                                  [MBIA LOGO]


Neither the SEC nor any state securities commission has approved the notes offered by this prospectus supplement or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The notes initially will be transferred to an affiliate of Countrywide Home Loans, Inc. and may be offered from time to time in one or more transactions as described in "Method of Distribution" in this prospectus supplement.

June 27, 2002

                                Table of Contents



                              PROSPECTUS SUPPLEMENT

                                                                            Page

Summary......................................................................S-3
Risk Factors.................................................................S-8
The Issuer..................................................................S-15
The Note Insurer............................................................S-17
The Master Servicer.........................................................S-19
The Home Equity Loan Program................................................S-19
Description of the Mortgage Loans...........................................S-22
Maturity and Prepayment Considerations......................................S-26
Pool Factor.................................................................S-28
Description of the Notes....................................................S-28
Description of the Indenture................................................S-39
Description of the Sale and Servicing Agreement.............................S-46
Description of the Purchase Agreement.......................................S-56
Use of Proceeds.............................................................S-57
Material Federal Income Tax Consequences....................................S-57
Other Taxes.................................................................S-60
ERISA Considerations........................................................S-60
Legal Investment Considerations.............................................S-62
Method of Distribution......................................................S-62
Legal Matters...............................................................S-63
Experts.....................................................................S-63
Ratings.....................................................................S-63
Index of Defined Terms......................................................S-58
Annex I....................................................................A-I-1
Annex II..................................................................A-II-1


                                   PROSPECTUS

                                                                            Page

Important Notice About Information in This Prospectus Supplement and Each
     Accompanying Prospectus Supplement........................................3
Risk Factors...................................................................4
The Trust Estate..............................................................15
Use of Proceeds...............................................................21
The Depositor.................................................................21
Loan Program..................................................................21
Description of the Securities.................................................24
Credit Enhancement............................................................39
Yield and Prepayment Considerations...........................................44
The Agreements................................................................46
Certain Legal Aspects of the Loans............................................60
Material Federal Income Tax Consequences......................................73
State Tax Considerations......................................................95
ERISA Considerations..........................................................95
Legal Investment.............................................................100
Method of Distribution.......................................................101
Legal Matters................................................................102
Financial Information........................................................102
Rating.......................................................................102
Index of Defined Terms.......................................................104

                                     Summary

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the notes, read carefully this entire document and the accompanying prospectus.


Issuer

The issuer will be CWABS Master Trust, a Delaware business trust. CWABS Master Trust will issue Revolving Home Equity Loan Asset Backed Notes, Series 2002-D and a transferor's interest out of the Series 2002-D Subtrust, which will be a subtrust created under the CWABS Master Trust.

Trust Estate

The trust estate will consist of a pool of home equity revolving credit line loans made or to be made in the future under certain home equity revolving credit line loan agreements. The loans will be secured by first or second deeds of trust or mortgages on primarily one- to four-family residential properties and will bear interest at rates that adjust based on the prime rate. We sometimes refer to these loans as home equity loans or mortgage loans. The original principal balance of the notes will exceed the sum of the aggregate cut-off date principal balance of the home equity loans initially transferred to the issuer and the funds deposited into an additional loan account (which is part of the trust estate) to be used to acquire additional home equity loans that are not included in the initial cut-off date pool. This excess represents an undercollateralization of approximately 1.50% of the original principal balance of the notes.

Depositor

CWABS, Inc., a limited purpose finance subsidiary of Countrywide Credit Industries, Inc. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

See "The Depositor" in the prospectus.

Sponsor and Master Servicer

Countrywide Home Loans, Inc., a New York corporation and a subsidiary of Countrywide Credit Industries, Inc.

See "The Master Servicer" in this prospectus supplement.

Indenture Trustee

Bank One, National Association, a national banking association.

Custodian

Treasury Bank, National Association, a national banking association and an affiliate of the sponsor and the master servicer.

Owner Trustee

Wilmington Trust Company, a Delaware banking corporation.

Note Insurer

MBIA Insurance Corporation will insure the notes as described in this prospectus supplement.

See "The Note Insurer" in this prospectus supplement.

Indenture

The notes will be issued pursuant to an indenture between the issuer and the indenture trustee.

Initial Cut-Off Date

For any initial mortgage loan, June 24, 2002.

Closing Date

June 28, 2002.

Payment Dates

The indenture trustee will make payments on the 15th day of each calendar month beginning in August 2002. If the 15th day of a month is not a business day, then payments will be made on the next business day after the 15th day of the month.

Record Dates

The day before a payment date or, if the notes are no longer book-entry notes, the last day of the month preceding a payment date.

Denominations

The notes will be issued in minimum denominations of $25,000 and multiples of $1,000 in excess of that amount.

Form of Notes

The notes will initially be issued in book-entry form. Persons acquiring beneficial ownership interests in the notes may elect to hold their beneficial interests through The Depository Trust Company in the United States or Clearstream, Luxembourg or the Euroclear System in Europe.

See "Description of Notes--Book-Entry Notes" in this prospectus supplement.

The Mortgage Loans

General

The mortgage loans are revolving lines of credit. During the applicable draw period, each borrower may borrow additional amounts from time to time up to the maximum amount of that borrower's line of credit. If borrowed amounts are repaid, they may again be borrowed during the applicable draw period.

The loan pool balance equals the aggregate of the principal balances of all mortgage loans. The principal balance of a mortgage loan (other than a liquidated mortgage loan) on any day is equal to

o     its cut-off date principal balance,

plus

o     any additional borrowings on that mortgage loan,

minus

o all collections credited against the principal balance of that mortgage loan before that day.

Once a mortgage loan is finally liquidated, its principal balance is zero.

Loan Rates

Interest on each mortgage loan is payable monthly and computed on the related daily outstanding principal balance for each day in the billing cycle. The loan rate is a variable rate per annum equal to the sum of

o the highest prime rate published in the Money Rates table of The Wall Street Journal as of the first business day of each calendar month

and

o     a margin.

Each loan rate is subject to applicable usury limits and certain maximum rates. Loan rates are subject to adjustment monthly on the first business day of the calendar month preceding the due date. The due date for each mortgage loan is the 15th day of each month.

Principal Payments

Each home equity loan features a draw period during which the loan may be drawn on, immediately followed by a repayment period during which the loan must be repaid. In general, home equity loans with 5-year draw periods have 15-year repayment periods. These 5-year draw periods are generally extendible for an additional 5 years with the approval of the master servicer.

The Notes

Note Rate

The note rate for the notes may change from payment date to payment date. On any payment date the note rate for the notes will equal the least of:

o interpolated one-month and two-month LIBOR for the first payment date and otherwise one-month LIBOR plus 0.24% per annum,

o the weighted average of the loan rates on the mortgage loans minus the rates at which certain fees, expenses, and minimum spread requirements are calculated, and

o     16.00% per annum.

On any payment date for which the note rate has been determined pursuant to the weighted average of the net loan rates on the mortgage loans, the basis risk carryforward will be calculated at a rate equal to the lesser of:

o     16.00% per annum and

o interpolated one-month and two-month LIBOR for the first payment date and otherwise one-month LIBOR plus 0.24% per annum over the note rate for that payment date. Any basis risk carryforward will be paid (with interest at the rate of the lesser of one-month LIBOR plus 0.24% per annum and 16.00% per annum) on the notes on subsequent payment dates to the extent that funds are available in the priority described in this prospectus supplement. The insurance policy issued by MBIA Insurance Corporation does not cover payment of basis risk carryforward.

See "Description of the Notes -- Payments on the Notes -- Application of Interest Collections" in this prospectus supplement.

Interest Period

For each payment date, the period beginning on the prior payment date (or in the case of the first payment date, beginning on the closing date) and ending on the day before the applicable payment date. The indenture trustee will calculate interest based on the actual number of days in the interest period and a year assumed to consist of 360 days.

Original Note Principal Balance

The original principal balance of the notes may be reduced or increased by not more than 10% depending on the aggregate principal balance of the mortgage loans actually delivered on the closing date and the amount delivered to the additional loan account on that date.

Principal

The amount of principal paid on the notes on a payment date will depend on whether the payment date occurs during the managed amortization period or the rapid amortization period.

The managed amortization period begins on the closing date and ends on the earlier of

o     the payment date in July 2007 and

o     the date on which a rapid amortization event first occurs.

The rapid amortization period begins on the first payment date after the end of the managed amortization period.

See "Description of Notes -- Payments on the Notes -- Payments of Principal Collections" in this prospectus supplement.

Funding Period

On the closing date, an amount equal to the difference between (a) the original note principal balance minus the initial undercollateralization amount and (b) the unpaid principal balance of the mortgage loans transferred on the closing date will be deposited into an additional loan account held with the indenture trustee. The amount of this deposit will not exceed 25.00% of the original note principal balance. During the funding period, which commences on the closing date and ends by July 31, 2002, these funds are expected to be used to acquire additional home equity loans that are not included in the pool of mortgage loans transferred on the closing date.

Any additional home equity loans acquired by the issuer and pledged as part of the trust estate after the initial cut-off date will have been underwritten using generally the same guidelines as were used to select the initial mortgage loans in the trust estate, and will be covered by substantially the same representations and warranties as those covering the initial mortgage loans in the trust estate. The sponsor and master servicer will not exercise any discretion in the selection of the additional home equity loans to be acquired by the issuer. The selection will be made by a mechanical procedure on a first-in, first-out basis from mortgage loans that comply with the collateral characteristics described under "Description of the Mortgage Loans--Conveyance of the Mortgage Loans."

If needed to make required interest payments on the Notes on the first payment date, the sponsor will make interest shortfall payments to the trust to offset shortfalls in interest amounts attributable to the prefunding mechanism. Those payments will not cover any interest shortfalls arising from any full or partial prepayment of mortgage loans or any application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

The purchase of these additional home equity loans is in addition to the ongoing purchase of additional balances during the managed amortization period with the proceeds of principal repayments received on the mortgage loans in the pool. Any funds remaining in the additional loan account at the end of the funding period will be used to prepay the notes on the first payment date.

Maturity Date; Optional Termination

If not sooner paid, principal on the notes will be due and payable on the payment date in August 2028. Subject to certain conditions in the sale and servicing agreement, the notes may be retired as a result of the owner of the transferor interest's purchasing all of the mortgage loans then included in the trust estate on any payment date on or after which the aggregate principal balance of the notes is less than or equal to 10% of the aggregate original principal balance of the notes. If the owner of the transferor interest elects not to purchase the mortgage loans on any of those payment dates, the note insurer will, subject to certain conditions in the sale and servicing agreement, have the option to purchase all of the mortgage loans included in the trust estate on any of those payment dates.

See "Description of the Indenture -- Redemption of the Notes" in this prospectus supplement and "The Agreements -- Termination; Optional Termination" in the prospectus.

Credit Enhancement

General

This transaction includes various mechanisms that are intended to protect noteholders against losses on the mortgage loans.

Excess Interest

The indenture trustee will distribute certain interest collections on the mortgage loans to cover losses that would otherwise be allocated to the notes.

Limited Subordination of Transferor Interest

The transferor interest is the undivided interest of the transferor in the Series 2002-D Subtrust. The transferor interest is expected to grow as interest collections in excess of amounts due to the noteholders as interest, amounts due to the note insurer and certain loss amounts due on the notes are applied as principal payments on the notes, thereby creating overcollateralization of the notes. The transferor interest is also expected to grow as the principal amounts of the mortgage loans change due to new borrowings and repayments. In certain circumstances, amounts that would be paid on the transferor interest will instead be paid on the notes. Countrywide Home Loans, Inc. (or one of its affiliates) will be the owner of the transferor interest on the closing date.

See "Description of the Notes -- Limited Subordination of Transferor Interest" in this prospectus supplement.

Policy

The policy will irrevocably and unconditionally guarantee on each payment date to the indenture trustee for the benefit of the noteholders the full and complete payment of the guaranteed distribution consisting of

o the guaranteed principal distribution amount with respect to the notes for the payment date, and

o     accrued and unpaid interest due on the notes.

The effect of the policy is to guarantee the timely payment of interest on, and the ultimate payment of the principal amount of, the notes. The policy will cover any shortfall in the amount available to make payments on the notes then due, to the extent of guaranteed distributions. The policy does not cover payment of basis risk carryforward, any shortfalls resulting from the full or partial prepayment of mortgage loans, or any shortfalls in interest resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

The policy will guarantee the payment of the outstanding note principal balance on the payment date in August 2028 (after giving effect to all other amounts payable and allocable to principal on that payment date).

In the absence of payments under the policy, noteholders will directly bear the credit and other risks associated with their notes.

See "Description of the Notes -- The Policy" in this prospectus supplement.

Material Federal Income Tax Consequences

Subject to the qualifications described under "Material Federal Income Tax Consequences" in this prospectus supplement, Sidley Austin Brown & Wood LLP, special tax counsel to the depositor, is of the opinion that, under existing law, a note will be treated as a debt instrument for federal income tax purposes as of the closing date. Furthermore, special tax counsel to the depositor is of the opinion that neither the trust estate nor any portion of the trust estate will be treated as a corporation, a publicly traded partnership taxable as a corporation, or a taxable mortgage pool.

See "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus for additional information concerning the application of federal income tax laws.

ERISA Considerations

Generally, the notes may be purchased by a pension, employee benefit or other plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, or by an entity investing the assets of such a plan, so long as certain conditions are met. A fiduciary of an employee benefit or other plan or an individual retirement account must determine that the purchase of a note is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law. Any person who acquires a note on behalf of or with plan assets of an employee benefit or other plan subject to ERISA or Section 4975 of the Code will be deemed to make certain representations.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Legal Investment Considerations

The notes will not constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because not all of the mortgages securing the loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based solely on first mortgages may not be legally authorized to invest in the notes.

See "Legal Investment" in the prospectus.

Note Rating

The notes will not be offered unless they are rated "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. and "Aaa" by Moody's Investors Service, Inc. A rating is not a recommendation to buy, sell, or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

See "Ratings" in this prospectus supplement and "Risk Factors -- Rating of Securities" in the prospectus.



         Some statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

                                  Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the notes. You should also carefully consider the information under "Risk Factors" in the prospectus.

You may have difficulty selling
     your notes ..........................  We cannot assure you that a secondary market will develop or, if
                                            it develops, that it will continue.
                                            Consequently, you may not be able to
                                            sell your notes readily or at prices
                                            that will enable you to realize your
                                            desired yield. The market values of
                                            the notes are likely to fluctuate;
                                            these fluctuations may be
                                            significant and could result in
                                            significant losses to you.

                                            If only a portion of the notes have
                                            been sold to the public, the market
                                            for the notes could be illiquid
                                            because of the small amount of notes
                                            held by the public. In addition, the
                                            market overhang created by the
                                            existence of notes that the market
                                            is aware may be sold to the public
                                            in the near future could adversely
                                            affect your ability to sell your
                                            notes.

                                            The secondary markets for asset
                                            backed securities have experienced
                                            periods of illiquidity and can be
                                            expected to do so in the future.
                                            Illiquidity can have a severely
                                            adverse effect on the prices of
                                            securities that are especially
                                            sensitive to prepayment, credit, or
                                            interest rate risk, or that have
                                            been structured to meet the
                                            investment requirements of limited
                                            categories of investors.

Cash flow disruptions could cause payment
     delays and losses....................  Substantial delays and shortfalls could result from liquidating
                                            delinquent mortgage loans. Resulting
                                            shortfalls in payments to
                                            noteholders could occur if the note
                                            insurer were unable to perform its
                                            obligations under the policy.
                                            Further, liquidation expenses (such
                                            as legal fees, real estate taxes,
                                            and maintenance and preservation
                                            expenses) will reduce the security
                                            for the related mortgage loans and
                                            in turn reduce the proceeds payable
                                            to noteholders. If any of the
                                            mortgaged properties fail to provide
                                            adequate security for the related
                                            mortgage loans, you could experience
                                            a loss if the note insurer was
                                            unable to perform its obligations
                                            under the policy.

Yield and reinvestment may be adversely
     affected by unpredictability of
     prepayments..........................  During the period that a borrower may borrow money under the
                                            borrower's line of credit, the
                                            borrower may make monthly payments
                                            only for the accrued interest or may
                                            also repay some or all of the amount
                                            previously borrowed. In addition,
                                            borrowers may borrow additional
                                            amounts up to the maximum amounts of
                                            their lines of credit. As a result,
                                            the amount the master servicer
                                            receives in any month (and in turn
                                            the amount paid to the noteholders)
                                            may change significantly. Even
                                            during the repayment period,
                                            borrowers generally may prepay their
                                            mortgage loans at any time without
                                            penalty. However, prepayments on
                                            loans secured by property in
                                            California and certain other
                                            jurisdictions may be subject to
                                            account termination fees during the
                                            first five years after origination
                                            of the loan. Generally, revolving
                                            home equity loans are not viewed by
                                            borrowers as permanent financing.
                                            The mortgage loans may be repaid at
                                            faster rates than traditional
                                            mortgage loans. The prepayment
                                            experience on the notes may be
                                            affected by a wide variety of
                                            factors, including:

                                            o   general economic conditions,

                                            o   interest rates,

                                            o   the availability of alternative
                                                financing, and

                                            o   homeowner mobility.

                                            In addition, substantially all of
                                            the mortgage loans contain
                                            due-on-sale provisions and the
                                            master servicer intends to enforce
                                            those provisions unless doing so is
                                            not permitted by applicable law or
                                            the master servicer permits the
                                            purchaser of the mortgaged property
                                            in question to assume the mortgage
                                            loan in a manner consistent with
                                            reasonable commercial practice. See
                                            "Description of the Notes" in this
                                            prospectus supplement and "Certain
                                            Legal Aspects of the Loans --
                                            Due-on-Sale Clauses" in the
                                            prospectus for a description of
                                            certain provisions of the credit
                                            line agreements that may affect the
                                            prepayment experience on the
                                            mortgage loans.

                                            The yield to maturity and weighted
                                            average life of your notes will be
                                            affected primarily by

                                            o   the rate and timing of
                                                repayments and prepayments on
                                                the mortgage loans as compared
                                                with the creation and amount of
                                                additional balances and

                                            o   the realization of liquidation
                                                loss amounts.

                                            You bear the reinvestment risks
                                            resulting from a faster or slower
                                            rate of principal payments than you
                                            expected. You also bear the
                                            reinvestment risk if by the end of
                                            the funding period all of the funds
                                            in the additional loan account have
                                            not been used to acquire additional
                                            home equity loans, which would
                                            result in a prepayment of the notes
                                            in an amount equal to the amount
                                            remaining in the additional loan
                                            account on that date. See "Maturity
                                            and Prepayment Considerations" in
                                            this prospectus supplement and
                                            "Yield and Prepayment
                                            Considerations" in the prospectus.

Possible Prepayment Due to Inability to
     Acquire Additional Home Equity
     Loans ...............................  The ability of the trust to acquire additional home equity loans for
                                            inclusion in the trust depends on
                                            the ability of the sponsor to
                                            originate or acquire mortgage loans
                                            during the funding period that meet
                                            the eligibility criteria for
                                            additional home equity loans as
                                            described herein. The ability of the
                                            sponsor to originate or acquire
                                            these loans will be affected by a
                                            number of factors including
                                            prevailing interest rates,
                                            employment levels, the rate of
                                            inflation, and economic conditions
                                            generally.

                                            If the full amount on deposit in the
                                            additional loan account allocated to
                                            purchase additional home equity
                                            loans cannot be used by the end of
                                            the funding period for that purpose,
                                            any amount remaining on deposit in
                                            the additional loan account will be
                                            distributed to the noteholders as a
                                            prepayment of principal on the first
                                            payment date. We cannot assure you
                                            of the magnitude of any amount on
                                            deposit in the additional loan
                                            account at the end of the funding
                                            period.

Withdrawal or downgrading of initial
     ratings will affect the value of
     the notes............................  The rating of the notes will depend primarily on an assessment by the
                                            rating agencies of the mortgage
                                            loans and on the financial strength
                                            of the note insurer. Any reduction
                                            in the ratings assigned to the
                                            financial strength of the note
                                            insurer will likely result in a
                                            reduction in the rating of the
                                            notes. A reduction in the rating
                                            assigned to the notes probably would
                                            reduce the market value of the notes
                                            and may affect your ability to sell
                                            them.

                                            The rating by each of the rating
                                            agencies of the notes is not a
                                            recommendation to purchase, hold, or
                                            sell the notes since that rating
                                            does not address the market price or
                                            suitability for a particular
                                            investor. The rating agencies may
                                            reduce or withdraw the ratings on
                                            the notes at any time they deem
                                            appropriate. In general, the ratings
                                            address credit risk and do not
                                            address the likelihood of
                                            prepayments.

Junior lien priority could result in
     payment delay or loss................  The mortgage loans are secured by mortgages that generally are second
                                            mortgages. The master servicer may
                                            under certain circumstances consent
                                            to a new mortgage lien on the
                                            mortgaged property having priority
                                            over the mortgage loan in the trust
                                            estate. Mortgage loans secured by
                                            second mortgages are entitled to
                                            proceeds that remain from the sale
                                            of the related mortgaged property
                                            after any related senior mortgage
                                            loan and prior statutory liens have
                                            been satisfied. If the remaining
                                            proceeds are insufficient to satisfy
                                            the mortgage loans secured by second
                                            mortgages and prior liens in the
                                            aggregate and the note insurer is
                                            unable to perform its obligations
                                            under the policy, you will bear

                                            o   the risk of delay in payments
                                                while any deficiency judgment
                                                against the borrower is sought
                                                and

                                            o   the risk of loss if the
                                                deficiency judgment cannot be
                                                obtained or is not realized on.

                                            See "Certain Legal Aspects of the
                                            Loans" in the prospectus.

The  Issuer may be an unsecured creditor
     under certain mortgage loans because
     mortgage loan assignments may not be
     recorded.............................  The mortgage notes will be delivered to an affiliate of the seller as
                                            custodian on behalf of the indenture
                                            trustee. The indenture trustee will
                                            not conduct an independent review or
                                            examination of the mortgage files.
                                            Although the indenture trustee's
                                            security interest in the mortgage
                                            notes relating to the mortgage loans
                                            will be perfected with the filing of
                                            Uniform Commercial Code financing
                                            statements by the issuer by the
                                            closing date, assignments of
                                            mortgage loans to the indenture
                                            trustee will not be recorded unless
                                            the rating of the long-term senior
                                            unsecured debt obligations of
                                            Countrywide Home Loans has been
                                            withdrawn, suspended, or falls below
                                            a rating of "BBB" by Standard &
                                            Poor's, a division of The
                                            McGraw-Hill Companies, Inc., or
                                            "Baa2" by Moody's Investors Service,
                                            Inc. In addition, assignments of
                                            mortgage loans will not be required
                                            to be recorded if the seller
                                            delivers to the indenture trustee an
                                            opinion of counsel reasonably
                                            acceptable to each rating agency and
                                            the note insurer to the effect that
                                            recording is not required

                                            o   to protect the indenture
                                                trustee's interest in the
                                                related mortgage loan or

                                            o   to perfect a first priority
                                                security interest in favor of
                                                the indenture trustee, as
                                                designee of the issuer, in the
                                                related mortgage loan if a court
                                                were to recharacterize the sale
                                                of the mortgage loans to the
                                                issuer as a financing.

                                            In certain states in which the
                                            mortgaged properties are located,
                                            failure to record the assignments of
                                            the related mortgages to the
                                            indenture trustee, as designee of
                                            the issuer, will have the result of
                                            making the sale of the mortgage
                                            loans to the issuer potentially
                                            ineffective against

                                            o   any creditors of Countrywide
                                                Home Loans who may have been
                                                fraudulently or inadvertently
                                                induced to rely on the mortgage
                                                loans as assets of Countrywide
                                                Home Loans, or

                                            o   any purchaser of a mortgage loan
                                                who had no notice of the prior
                                                transfer to the issuer if the
                                                purchaser perfects its interest
                                                in the mortgage loan by taking
                                                possession of the related
                                                documents or other evidence of
                                                indebtedness or otherwise.

                                            In addition, the priority of the
                                            indenture trustee's security
                                            interest in the mortgage notes could
                                            be defeated by a purchaser of a
                                            mortgage note if the purchaser gives
                                            value and takes possession of the
                                            mortgage note in good faith and
                                            without knowledge that the purchase
                                            violates the rights of the indenture
                                            trustee.

                                            In case of any of the above events,
                                            the issuer would be an unsecured
                                            creditor of Countrywide Home Loans.

Payments to and rights of investors could
     be adversely affected by the
     bankruptcy or insolvency of certain
     parties..............................  Countrywide Home Loans will treat its sale of the mortgage loans to
                                            the depositor as a sale of the
                                            mortgage loans. However, if
                                            Countrywide Home Loans becomes
                                            bankrupt, the trustee in bankruptcy
                                            of Countrywide Home Loans may argue
                                            that the mortgage loans were not
                                            sold but were only pledged to secure
                                            a loan to Countrywide Home Loans. If
                                            that argument is made you could
                                            experience delays or reductions in
                                            payments on the notes. The depositor
                                            will warrant in the sale and
                                            servicing agreement that the
                                            transfer of the mortgage loans by it
                                            to the issuer is either a valid
                                            transfer and assignment of the
                                            mortgage loans to the issuer or the
                                            grant to the issuer of a security
                                            interest in the mortgage loans.

                                            If certain events relating to the
                                            bankruptcy or insolvency of the
                                            transferor were to occur, no further
                                            additional home equity loans would
                                            be acquired with any funds remaining
                                            in the additional loan account,
                                            additional balances would not be
                                            sold to the depositor, transferred
                                            by the depositor to the issuer, and
                                            pledged by the issuer to the
                                            indenture trustee, and the rapid
                                            amortization period would commence.

                                            If the master servicer becomes
                                            bankrupt, the bankruptcy trustee or
                                            receiver may have the power to
                                            prevent the appointment of a
                                            successor master servicer.

Developments in California could have
     disproportionate effect on the pool
     of mortgage loans due to geographic
     concentration of mortgaged
     properties ..........................  Approximately 32.82% of the mortgage loans in the statistical calculation
                                            pool will be secured by mortgaged
                                            properties located in the State of
                                            California. Property in California
                                            may be more susceptible than homes
                                            located in other parts of the
                                            country to certain types of
                                            uninsurable hazards, such as
                                            earthquakes, floods, mudslides, and
                                            other natural disasters. In
                                            addition:

                                            o   economic conditions in
                                                California (which may or may not
                                                affect real property values) may
                                                affect the ability of borrowers
                                                to repay their loans on time;

                                            o   declines in the California
                                                residential real estate market
                                                may reduce the values of
                                                properties located in
                                                California, which would result
                                                in an increase in the
                                                loan-to-value ratios; and

                                            o   any increase in the market value
                                                of properties located in
                                                California would reduce the
                                                loan-to-value ratios and could,
                                                therefore, make alternative
                                                sources of financing available
                                                to the borrowers at lower
                                                interest rates, which could
                                                result in an increased rate of
                                                prepayment of the mortgage
                                                loans.

Master servicer has ability to change the
     terms of the mortgage loans..........  The master servicer may agree to changes in the terms of a credit
                                            line agreement if the changes

                                            o   do not materially and adversely
                                                affect the interest of the
                                                noteholders or the note insurer,
                                                and

                                            o   are consistent with prudent
                                                business practice.


                                            In addition, the master servicer,
                                            within certain limitations, may
                                            increase the credit limit related to
                                            a mortgage loan or reduce the loan
                                            rate for a mortgage loan. Any
                                            increase in the credit limit related
                                            to a mortgage loan would increase
                                            the combined loan-to-value ratio of
                                            that mortgage loan and, accordingly,
                                            may increase the likelihood and
                                            would increase the severity of loss
                                            if a default occurs under the
                                            mortgage loan. In addition, any
                                            reduction in the loan rate of a
                                            mortgage loan would reduce the
                                            excess cash flow available to absorb
                                            losses.

Effect of loan rates on the notes.........  The notes accrue interest at a rate based on the interpolated one-month
                                            and two-month LIBOR index plus a
                                            specified margin for the first
                                            payment date and otherwise the notes
                                            accrue interest at a rate based on
                                            the one-month LIBOR index plus a
                                            specified margin, but are subject to
                                            a cap based in part on the interest
                                            rates on the mortgage loans.

                                            The mortgage loans have interest
                                            rates that are based on the prime
                                            rate, and have periodic and maximum
                                            limitations on adjustments to the
                                            loan rate. As a result, the notes
                                            may accrue less interest than they
                                            would accrue if the note rate were
                                            based solely on the one-month LIBOR
                                            index plus the specified margin.

                                            A variety of factors could affect
                                            the interest rates on the mortgage
                                            loans and thus limit the note rate.
                                            Some of these factors are described
                                            below.

                                            o   The note rate adjusts monthly
                                                while the loan rates on the
                                                mortgage loans may adjust less
                                                frequently. Consequently, the
                                                loan rates may limit increases
                                                in the note rate for extended
                                                periods in a rising interest
                                                rate environment.

                                            o   The prime rate may respond to
                                                different economic and market
                                                factors than one-month LIBOR and
                                                thus may change in a direction
                                                different from one-month LIBOR
                                                and may increase or decrease at
                                                different rates or times. As a
                                                result, the loan rates could
                                                decline while one-month LIBOR is
                                                stable or rising. And although
                                                both the loan rates and
                                                one-month LIBOR may either
                                                decline or increase during the
                                                same period, the loan rates
                                                could decline more rapidly or
                                                increase more slowly than
                                                one-month LIBOR.

                                            These factors may adversely affect
                                            the yield to maturity on the notes.
                                            Any basis risk carryforward will be
                                            paid on the notes only to the extent
                                            of available funds as described in
                                            this prospectus supplement. We
                                            cannot assure you that all basis
                                            risk carryforward will be paid. In
                                            addition, the policy does not cover,
                                            and the ratings of the notes do not
                                            address the likelihood of, the
                                            payment of basis risk carryforward.

Event of default under the indenture......  So long as the note insurer is not in default with respect to its
                                            obligations under the policy,
                                            neither the indenture trustee nor
                                            the noteholders may declare an event
                                            of default under the indenture and
                                            accelerate the maturity of the notes
                                            without the consent of the note
                                            insurer. If an event of default
                                            under the indenture occurs, the note
                                            insurer will have the right, but not
                                            the obligation, to cause the
                                            liquidation, in whole or in part, of
                                            the trust estate, which will result
                                            in redemption, in whole or in part,
                                            of the notes. The note insurer's
                                            decisions with respect to defaults
                                            may have a significant impact on the
                                            weighted average life of the notes.
                                            See "Description of the Indenture--
                                            Remedies on Event of Default Under
                                            the Indenture" in this prospectus
                                            supplement.

                                            For a discussion of additional risks
                                            pertaining to the notes, see "Risk
                                            Factors" in the prospectus.

Recent Events.............................  On September 11, 2001, certain tragic events occurred at the World
                                            Trade Center in New York City, in
                                            Pennsylvania, and at the Pentagon in
                                            Arlington, Virginia, that have
                                            caused significant uncertainty with
                                            respect to global markets. The short
                                            term and long term impact of these
                                            events is uncertain, but could have
                                            a material effect on general
                                            economic conditions, consumer
                                            confidence and market liquidity. The
                                            effect of these events on the rate
                                            of delinquencies and losses on the
                                            mortgage loans and servicing
                                            decisions with respect thereto is
                                            unpredictable at this time. Any
                                            adverse impact as a result of these
                                            events would be borne by holders of
                                            the notes.

                                            In response to the events of
                                            September 11, 2001, the United
                                            States commenced military operations
                                            in Afghanistan on October 7, 2001.
                                            These military operations may
                                            increase the likelihood that
                                            shortfalls imposed by the Soldiers'
                                            and Sailors' Civil Relief Act of
                                            1940 may occur.

                                            For a further discussion, see
                                            "Certain Legal Aspects of the
                                            Mortgage Loans--Soldiers' and
                                            Sailors' Civil Relief Act" in the
                                            Prospectus.

                                   The Issuer

General

         The issuer will be CWABS Master Trust (the "Trust"), which is a business trust formed under the laws of the State of Delaware pursuant to the master trust agreement, dated as of August 28, 2000, between CWABS, Inc., as depositor, and Wilmington Trust Company, as owner trustee. After its formation, the Trust will not engage in any activity other than:

         o to issue notes in one or more series pursuant to indentures and transferor interests in one or more series pursuant to the trust agreement, and to grant series assets to an indenture trustee pursuant to an indenture;

         o to distribute to the owner of the transferor interest (the "transferor") pursuant to the trust agreement and other transaction documents any portion of the related series assets released from the lien of the related indenture and any other amounts provided for in the related sale and servicing agreement;

         o to engage in those activities that are appropriate to accomplish any of the foregoing or are incidental to them; and

         o to engage in any other activities appropriate to conserve the series assets of any subtrust and make payments to any transferor and the noteholders.

         The Series 2002-D Subtrust will be a subtrust of the Trust created by the Series 2002-D Trust Supplement (together with the master trust agreement, the "trust agreement") dated as of June 28, 2002, between the depositor and the owner trustee. The notes will be limited recourse obligations of the Trust, secured by and payable solely out of the assets of the Series 2002-D Subtrust, and noteholders will have no right against the assets of the Trust generally or the assets of any other series.

         The Trust's principal offices are located in Wilmington, Delaware, in care of Wilmington Trust Company, as owner trustee, at its address below.

Trust Estate

         The property of the Series 2002-D Subtrust pledged to the indenture trustee (the "trust estate") will generally consist of:

         o the principal balance of each mortgage loan as of the close of business on the relevant cut-off date (referred to as the cut-off date principal balance), plus any new advances made on it under the applicable credit line agreement ("Additional Balances");

         o collections on the mortgage loans received after the relevant cut-off date (exclusive of payments of accrued interest due on or before the relevant cut-off date);

         o     the related mortgage files;

         o properties securing the mortgage loans that are acquired by foreclosure or deed in lieu of foreclosure;

         o the collection account for the notes (excluding its net earnings);

         o the additional loan account and any additional loans purchased with amounts in the additional loan account;

         o     the Trust's rights under hazard insurance policies; and

         o the interest of the Trust in the sale and servicing agreement and the purchase agreement.

         The notes will have the benefit of the insurance policy issued by MBIA Insurance Corporation.

         A substantial portion of the economic interest in the mortgage loans is pledged to the repayment of the notes and subject to the lien of the indenture. All of the remaining interest in the assets of the Series 2002-D Subtrust will be represented by a single transferor interest that will be owned by the transferor.

         The transferor has the right to sell or pledge the transferor interest at any time, if

         o the Rating Agencies have notified the issuer, the Note Insurer, and the indenture trustee in writing that the action will not result in the reduction or withdrawal of the ratings assigned to the notes, and

         o certain other conditions specified in the trust agreement are satisfied.

The Owner Trustee

         Wilmington Trust Company will act as the owner trustee under the trust agreement. Wilmington Trust Company is a Delaware banking corporation and its principal officers are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.

         The owner trustee may hold notes in its own name or as pledgee. To meet the legal requirements of certain jurisdictions, the owner trustee and the administrator (appointed pursuant to an administration agreement among the Trust, Countrywide Home Loans, Inc. as administrator, and the indenture trustee) may, with the prior written consent of the Note Insurer, appoint co-trustees or separate trustees of any part of the trust estate under the trust agreement. All rights and obligations conferred or imposed on the owner trustee by the sale and servicing agreement and the trust agreement will be conferred or imposed on any separate trustee or co-trustee. In any jurisdiction in which the owner trustee is incompetent or unqualified to perform any act, the separate trustee or co-trustee will perform the act solely at the direction of the owner trustee.

         The owner trustee may resign at any time, in which event the administrator must, with the prior written consent of the Note Insurer, appoint a successor. The administrator may also remove the owner trustee if it becomes legally unable to act or becomes insolvent. Any resignation or removal of the owner trustee and appointment of a successor will not become effective until acceptance of the appointment by the successor.

         The owner trustee has no duty to manage, make any payment on, register, record, sell, dispose of, or otherwise deal with the trust estate, or to otherwise take or refrain from taking any action under any document contemplated by the trust agreement, except as expressly provided by the trust agreement or in instructions received by the owner trustee pursuant to the trust agreement. The owner trustee will be required to perform only those duties specifically required of it under the trust agreement. The owner trustee will disburse all moneys actually received by it constituting part of the trust estate on the terms of the transaction documents and it will not be accountable under the trust agreement or any other transaction document except (i) for its own willful misconduct or gross negligence or (ii) for the inaccuracy of certain representations and warranties in the trust agreement.

Termination

         The Series 2002-D Subtrust will dissolve when it makes its final distribution of all moneys or other property held for the Series 2002-D Subtrust under the trust agreement and has paid all amounts due and owing to the Note Insurer under the Insurance Agreement.

         The following information has been provided by MBIA Insurance Corporation (the "Note Insurer"). Accordingly, none of the depositor, the sponsor, and master servicer, or any of the underwriters of the notes makes any representation as to the accuracy and completeness of the information in this section.

                                The Note Insurer

         The Note Insurer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against the Note Insurer. The Note Insurer is domiciled in the State of New York and licensed to do business in and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States, and the Territory of Guam. The Note Insurer has three branches, one in the Republic of France, one in the Republic of Singapore, and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments, and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Note Insurer, changes in control, and transactions among affiliates. Additionally, the Note Insurer is required to maintain contingency reserves on its liabilities in specified amounts and for specified periods of time.

Financial Information About the Note Insurer

         The following documents filed by MBIA Inc. with the Securities and Exchange Commission are incorporated herein by reference:

         o MBIA Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001; and

         o MBIA Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

         Any documents filed by MBIA Inc. pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus supplement and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this prospectus supplement, shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

         The consolidated financial statements of the Note Insurer, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 2001 and December 31, 2000 and for each of the three years in the period ended December 31, 2001, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 2001, and the consolidated financial statements of the Note Insurer and its subsidiaries as of March 31, 2002 and for the three month period ended March 31, 2002 and March 31, 2001 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ended March 31, 2002, are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof.

         All financial statements of the Note Insurer and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing those documents.

         MBIA Inc. files annual, quarterly, and special reports, information statements, and other information with the Securities and Exchange Commission under File No. 1-9583. Copies of the Securities and Exchange Commission filings including

         o MBIA Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001, and

         o MBIA Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

are available

         o over the internet at the Securities and Exchange Commission's web site at http://www.sec.gov; -

         o at the Securities and Exchange Commission's public reference room in Washington, D.C.;

         o     over the internet at MBIA Inc.'s web site at http://www.mbia.com;
               and

         o at no cost, upon request to MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504. The telephone number of the Note Insurer is (914) 273-4545.

         The tables below present selected financial information of the Note Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities and generally accepted accounting principles:

                                                                                           Statutory Accounting Practices
                                                                                        ------------------------------------
                                                                                        December 31, 2001    March 31, 2002
                                                                                        -----------------    ---------------
                                                                                            (Audited)           (Unaudited)

                                                                                                    (In millions)

Admitted Assets ................................................................         $         8,545     $         8,575
Liabilities ....................................................................                   5,688               5,713
Capital and Surplus ............................................................                   2,857               2,862

                                                                                      Generally Accepted Accounting Principles
                                                                                      ----------------------------------------
                                                                                        December 31, 2001    March 31, 2002
                                                                                        -----------------    ---------------
                                                                                            (Audited)           (Unaudited)

                                                                                                    (In millions)

Assets .........................................................................         $         9,460     $         9,426
Liabilities ....................................................................                   4,234               4,121
Shareholder's Equity ...........................................................                   5,226               5,305


Financial Strength Ratings of the Note Insurer

         Moody's Investors Service, Inc. ("Moody's") rates the financial strength of the Note Insurer "Aaa."

         Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's"), rates the financial strength of the Note Insurer "AAA."

         Fitch, Inc. rates the financial strength of the Note Insurer "AAA."

         Each rating of the Note Insurer should be evaluated independently. The ratings reflect each respective rating agency's current assessment of the creditworthiness of the Note Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

         The above ratings are not recommendations to buy, sell, or hold the notes, and the ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the notes. The Note Insurer does not guaranty the market price of the notes nor does it guaranty that the ratings on the notes will not be revised or withdrawn.

                               The Master Servicer

General

         Countrywide Home Loans, Inc. ("Countrywide") will service the mortgage loans consisting of adjustable rate home equity revolving credit line loans made or to be made in the future in accordance with the sale and servicing agreement. The mortgage loans will be secured by either first or second deeds of trust or mortgages on the residential properties that are primarily single family residences, individual units in planned unit developments or condominium units.

         Countrywide may perform any of its obligations under the sale and servicing agreement dated as of June 28, 2002 among CWABS, Inc., as depositor, Countrywide, as sponsor and master servicer, the Trust, and Bank One, National Association, as indenture trustee, through one or more subservicers. Notwithstanding any subservicing arrangement, the master servicer will remain liable for its servicing obligations under the sale and servicing agreement as if the master servicer alone were servicing the mortgage loans. As of the closing date, the master servicer will service the mortgage loans without subservicing arrangements.

The Master Servicer

         Countrywide, a New York corporation and a subsidiary of Countrywide Credit Industries, Inc., will act as master servicer for the mortgage loans pursuant to the sale and servicing agreement. Countrywide is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells, and services mortgage loans. Countrywide originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Countrywide's mortgage loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences. Countrywide began servicing home equity lines of credit in October 1994.

         At March 31, 2002 Countrywide provided servicing for approximately $353.5 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons. At March 31, 2002 Countrywide provided servicing for approximately $6.59 billion aggregate principal amount of first and second lien mortgage loans originated under its home equity lines of credit program.

         The principal executive offices of Countrywide are located at 4500 Park Granada, Calabasas, California 91302. Its telephone number is (818) 225-3300. Countrywide conducts operations from its headquarters in Calabasas and from offices located throughout the nation.

                          The Home Equity Loan Program

Underwriting Procedures Relating to Home Equity Loans

         The following is a description of the underwriting procedures customarily employed by the sponsor with respect to home equity loans. The underwriting process is intended to assess the applicant's credit standing and repayment ability, and the value and adequacy of the real property security as collateral for the proposed loan. Exceptions to the sponsor's underwriting guidelines will be made when compensating factors are present. These factors include the borrower's employment stability, favorable credit history, equity in the related property, and the nature of the underlying first mortgage loan.

         Each applicant for a home equity loan must complete an application that lists the applicant's assets, liabilities, income, employment history, and other demographic and personal information. If information in the loan application demonstrates that the applicant has sufficient income and there is sufficient equity in the real property to justify making a home equity loan, the sponsor will conduct a further credit investigation of the applicant. This investigation includes obtaining and reviewing an independent credit bureau report on the credit history of the applicant to evaluate the applicant's ability and willingness to repay. The credit report typically contains information relating to such matters as credit history with local merchants and lenders, installment and revolving debt payments, and any record of delinquencies, defaults, bankruptcy, collateral repossessions, suits, or judgments.

         The sponsor originates or acquires mortgage loans pursuant to alternative sets of underwriting criteria under its Full Documentation Program, its Alternative Documentation Program, its Reduced Documentation Program, its Streamlined Documentation Program and its Super-Streamlined Documentation Program. Generally, the Full Documentation Program will provide a complete and executed Verification of Employment covering a two year period, as well as current paystubs covering one month and two years W-2s or tax returns. The Alternative Documentation Program permits a salaried borrower to provide paystubs and W-2 forms covering the most recent two years, in lieu of providing a Verification of Employment. The Reduced Documentation Program places more emphasis on property underwriting than on credit underwriting. Therefore, certain credit underwriting documentation concerning income and employment verification is waived. The Reduced Documentation Program requires applicants to list their assets and also permits bank statements in lieu of verifications of deposits. Only self-employed borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion are eligible for the Reduced Documentation Program. The Streamlined Documentation Program allows for a single paystub with year-to-date earnings for salaried borrowers and the most recent year's tax returns for borrowers who are self-employed or commissioned. The Super-Streamlined Documentation program is available for first-lien borrowers in good standing with Countrywide. The Super-Streamlined Documentation Loan Program is available for borrowers who have recently purchased or refinanced (rate or term) with the sponsor if they have not been 30 days delinquent in payment during the previous twelve month period. Under the Super-Streamlined Documentation Program, the value used in conjunction with obtaining the first lien from the sponsor is used in lieu of a new appraisal and subsequently used to determine the combined loan-to-value ratios for the new home equity line of credit. In most instances, the maximum loan amount is limited to the lesser of 25% of the first lien balance or $50,000. Although a credit review is conducted, no debt ratio calculation, income documentation, or asset verification is required. A telephonic verification of employment is required before loan closing.

         Full appraisals are generally performed on all home equity loans that at origination had a credit limit greater than $100,000. These appraisals are determined on the basis of a sponsor-approved, independent third-party, fee-based appraisal completed on forms approved by Fannie Mae or Freddie Mac. For certain home equity loans that had at origination a credit limit less than or equal to $100,000, a drive-by evaluation is generally completed by a state licensed, independent third-party, professional appraiser on forms approved by either Fannie Mae or Freddie Mac. The drive-by evaluation is an exterior examination of the premises by the appraiser to determine that the property is in good condition. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements, and generally must have been made not earlier than 180 days before the date of origination of the mortgage loan. For certain home equity loans with credit limits less than or equal to $100,000, Countrywide may have the related mortgaged property appraised electronically. Electronic appraisals use commercially-available home price indices and will only be completed on mortgaged properties where Countrywide also services the first mortgage. The minimum and maximum loan amounts for home equity loans are generally $7,500 and $500,000, respectively. Borrowers may draw under the home equity loans in minimum amounts of $250 and maximum amounts up to the remaining available credit, in each case after giving effect to all prior draws and payments on the credit line.

         After obtaining all applicable income, liability, asset, employment, credit, and property information, the sponsor generally uses a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments on the home equity loan in addition to any senior mortgage loan payments (including any escrows for property taxes and hazard insurance premiums) and other monthly credit obligations. The "debt-to-income ratio" is the ratio of the borrower's total monthly credit obligations (assuming the mortgage loan interest rate is based on the applicable fully indexed interest rate) to the borrower's gross monthly income. Based on this, the maximum monthly debt-to-income ratio is 45%. Variations in the monthly debt-to-income ratios limits are permitted based on compensating factors. The sponsor currently offers home equity loan products that allow maximum combined loan-to-value ratios up to 100%.

         It is generally the sponsor's policy to require a title search or limited coverage policy before it makes a home equity loan for amounts less than or equal to $100,000. In addition, if the home equity loan has a maximum draw amount of more than $100,000, the sponsor requires that the borrower obtain an ALTA policy, or other assurance of title customary in the relevant jurisdiction. In addition, ALTA title policies are generally obtained in situations where the property is on leased land or there has been a change in title or the home equity loan is in first lien position.

Servicing of the Mortgage Loans

         The master servicer has established standard policies for the servicing and collection of the home equity loans. Servicing includes, but is not limited to,

         o the collection and aggregation of payments relating to the mortgage loans;

         o the supervision of delinquent mortgage loans, loss mitigation efforts, foreclosure proceedings, and, if applicable, the disposition of the mortgaged properties; and

         o the preparation of tax related information in connection with the mortgage loans.

         Billing statements are mailed monthly by the master servicer. The statements detail all debits and credits and specify the minimum payment due and the available credit line. Notice of changes in the applicable loan rate are provided by the master servicer to the mortgagor with the monthly statements. All payments are due by the fifteenth day of the month.

         The general policy of the master servicer is to initiate foreclosure in the underlying property for a mortgage loan

         o after the loan is 90 days or more delinquent and satisfactory arrangements cannot be made with the mortgagor; or

         o if a notice of default on a senior lien is received by the master servicer.

         Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery on the loans, including any deficiencies.

         Once foreclosure is initiated by the master servicer, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the property is located. During the foreclosure proceeding, the master servicer determines the amount of the foreclosure bid and whether to liquidate the loan.

         After foreclosure, if the home equity loan is secured by a first mortgage lien, the master servicer may liquidate the mortgaged property and charge off the home equity loan balance that was not recovered through liquidation proceeds. If the mortgaged property was subject to a senior lien, the master servicer will either directly manage the foreclosure sale of the property and satisfy the lien at the time of sale or take other action deemed necessary to protect the interest in the mortgaged property. If, in the judgment of the master servicer, the cost of maintaining or purchasing the senior lien position exceeds the economic benefit of such action, the master servicer will generally charge off the entire home equity loan and may seek a money judgment against the borrower.

         Servicing and charge-off policies and collection practices may change over time in accordance with, among other things, the master servicer's business judgment, changes in the portfolio, and applicable laws and regulations.

Foreclosure and Delinquency Experience

         The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of home equity loans of the type included in the pool serviced by the master servicer. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of the loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered a basis for assessing the likelihood, amount, or severity of delinquencies or losses on the mortgage loans. The foreclosure and delinquency experience presented in the table below may not be indicative of the foreclosure and delinquency experience the mortgage loans will experience.

         For the purposes of the following table:

         o The period of delinquency is based on the number of days payments are contractually past due.

         o Certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

         o Foreclosure Rate is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

         o Bankruptcy Rate is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

                     Delinquency and Foreclosure Experience

                                                               As of December 31,                         As of December 31,
                                                                     1999                                      2000
                                                    -------------------------------------     -------------------------------------
                                                       Principal                                 Principal
                                                        Balance             Percentage            Balance             Percentage
                                                    -----------------     ---------------     -----------------     ---------------
Portfolio ......................................    $2,412,534,167.47             --          $3,748,790,561.82             --
Delinquency
percentage
  30-59 Days ...................................    $    5,554,389.27                0.23%    $   14,580,950.53                0.39%
  60-89 Days ...................................    $    2,123,878.51                0.09     $    4,626,810.83                0.12
  90+ Days .....................................    $    4,665,157.69                0.19     $   10,660,110.74                0.28
                                                    -----------------     ---------------     -----------------     ---------------
        Total ..................................    $   12,343,425.47                0.51%    $   29,867,872.10                0.80%
Foreclosure
Rate ...........................................    $      646,956.56                0.03%    $    1,232,842.13                0.03%
Bankruptcy
Rate ...........................................    $    7,706,013.75                0.32%    $    9,192,831.89                0.25%

                                                              As of December 31,                         As of March 31,
                                                                     2001                                      2002
                                                    -------------------------------------     -------------------------------------
                                                       Principal                                 Principal
                                                        Balance             Percentage            Balance             Percentage
                                                    -----------------     ---------------     -----------------     ---------------
Portfolio ......................................    $5,479,012,451.54             --          $6,253,339,771.73             --
Delinquency
percentage
  30-59 Days ...................................    $   28,456,872.07                0.52%    $   19,992,809.16                0.32%
  60-89 Days ...................................    $    7,555,089.12                0.14     $    5,532,174.99                0.09
  90+ Days .....................................    $   21,422,742.71                0.39     $   15,935,754.50                0.25
                                                    -----------------     ---------------     -----------------     ---------------
        Total ..................................    $   57,434,703.90                1.05%    $   41,460,738.65                0.66%
Foreclosure
Rate ...........................................    $    3,142,409.33                0.06%    $    2,376,518.78                0.04%
Bankruptcy
Rate ...........................................    $   12,681,563.87                0.23%    $   33,597,744.98                0.54%

                        Description of the Mortgage Loans

General

         The issuer expects that the actual pool as of the closing date will represent at least approximately $1,108,375,000 aggregate principal balance of mortgage loans. The trust also will include the prefunded amount in the Additional Loan Account that may be applied to the purchase of Additional Home Equity Loans. The prefunded amount (the "Prefunded Amount") will be equal to the difference between (a) the original note principal balance minus the initial Undercollateralization Amount and (b) the unpaid principal balance of the initial balance of the initial mortgage loans. The Prefunded Amount will not exceed $369,458,000. The mortgage loans to be included in the initial cut-off date pool (the "initial mortgage loans") will represent mortgage loans originated by the sponsor on or before the initial cut-off date and sold by the sponsor to the depositor, and by the depositor to the Trust, on the closing date. If the sponsor does not, as of the initial cut-off date, have mortgage loans with an outstanding principal balance equal to 75% of the original note principal balance minus the initial Undercollateralization Amount, the depositor may reduce the size of the offering. Likewise, if the sponsor has more mortgage loans than anticipated, the depositor may increase the size of the offering. The original principal amount of the notes may not increase or decrease by more than 10%. Initially, the original principal balance of the notes will exceed the sum of (i) the initial cut-off date principal balance and (ii) the funds to be deposited into an additional loan account (the "Additional Loan Account") to be used to acquire additional mortgage loans not in the initial cut-off date pool (the "Additional Home Equity Loans"). This excess represents an undercollateralization of approximately 1.50% of the original principal balance of the notes (the absolute value of the excess is referred to as the "Undercollateralization Amount"). Funds in the Additional Loan Account may be used after the closing date until the earlier of (a) the date on which amounts held in the Additional Loan Account are less than $25,000 and (b) July 31, 2002 (the "Funding Period"). Any funds remaining in the Additional Loan Account after the end of the Funding Period will be used to prepay the notes on the first payment date.

Mortgage Loan Terms

         General. A borrower may access a mortgage loan by writing a check in a minimum amount of $250. The mortgage loans bear interest at a variable rate that changes monthly on the first business day of the related month with changes in the applicable index rate. The daily periodic rate on the mortgage loans (i.e., the loan rate) is the sum of the index rate plus the applicable margin, divided by 365 days. The index rate is based on the highest "prime rate" published in the "Money Rates" table of The Wall Street Journal as of the first business day of each calendar month.

         The second mortgage ratio for a mortgage loan in a second lien position is the credit limit for the related mortgage loan divided by the sum of the credit limit and the outstanding principal balance of any mortgage loan senior to the related mortgage loan as of the date of related loan application.

         Countrywide generally offers introductory loan rates on its home equity lines of credit. The introductory rate applies to payments made during the first three months or first six months after origination. After the introductory period, the loan rate will adjust to the index rate plus the applicable margin.

         In general, the home equity loans may be drawn on during a draw period of five years. Home equity loans with a draw period of five years (which generally may be extendible for an additional five years, with Countrywide's approval) are expected to constitute approximately no less than 95% of the aggregate principal balance of the mortgage loans to be included in the final mortgage loan pool. These loans are generally subject to a fifteen year repayment period following the end of the draw period. During this repayment period, the outstanding principal balance of the loan will be paid in monthly installments equal to 1/180 of the outstanding principal balance at the end of the draw period.

         The minimum payment due during the draw period will be equal to the finance charges accrued on the outstanding principal balance of the home equity loan during the related billing period, any past due finance charges, and any other charges owed. The minimum payment due during the repayment period will be equal to the sum of the finance charges accrued on the outstanding principal balance of the mortgage loan during the related billing period, any amounts past due, any other charges owed, and the principal payment described above.

         The principal balance of a mortgage loan (other than a Liquidated Mortgage Loan) on any day is equal to

         o its principal balance as of the initial cut-off date for the initial mortgage loans and as of the applicable subsequent cut-off date for the Additional Home Equity Loans, plus

         o     any Additional Balances for the mortgage loan, minus

         o all collections credited against the principal balance of the mortgage loan in accordance with the related credit line agreement before the relevant day.

         A "subsequent cut-off date" is the later of the first day of the month that the Additional Home Equity Loan was transferred to the trust and the date of origination of the Additional Home Equity Loan.

The principal balance of a Liquidated Mortgage Loan after final recovery of related liquidation proceeds is zero.

Pool Characteristics

         Set forth in Annex I is certain statistical information based on outstanding principal balances as of June 17, 2002, which is the "Statistical Calculation Date," of a pool of mortgage loans that CWABS, Inc. believes is representative of the mortgage loans expected to be included in the final mortgage loan pool (the "Pool Characteristics"). This information as well as other information in this prospectus supplement describing the mortgage loans and the final mortgage loan pool are approximate percentages based on the aggregate principal balances of the mortgage loans to be included in the final mortgage pool as of the relevant dates, with the characteristics for any mortgage loan actually included in the mortgage loan pool at the closing date taken as of the initial cut-off date and the characteristics for any Additional Home Equity Loan taken as of the subsequent cut-off date.

         A detailed description of the mortgage loans actually delivered (the "Detailed Description") will be available at or before, and will be filed on Form 8-K with the Securities and Exchange Commission within fifteen days after, delivery of the notes. The Detailed Description will specify, among other things, the following information regarding the mortgage loans included in the trust estate on the closing date:

         o the outstanding principal balances of the initial mortgage loans as of the initial cut-off date,

         o     the lien priorities of the initial mortgage loans,

         o the loan rates borne by the initial mortgage loans as of the initial cut-off date,

         o     the combined loan-to-value ratios of the initial mortgage loans,

         o the remaining term to scheduled maturity of the initial mortgage loans,

         o     the type of properties securing the initial mortgage loans,

         o the geographical distribution of the initial mortgage loans by state, and

         o the credit limits and credit limit utilization rates of the initial mortgage loans as of the initial cut-off date.

The Detailed Description is as of the initial cut-off date and consequently does not include any Additional Home Equity Loans purchased with the funds in the Additional Loan Account. The mortgage loans will have been originated pursuant to credit line agreements and will be secured by mortgages or deeds of trust. The mortgages and deeds of trust will either be first or second mortgages or deeds of trust on mortgaged properties expected to be located in 49 states and the District of Columbia. The mortgaged properties securing the mortgage loans will consist of residential properties that are primarily single family residences, individual units in planned unit developments or condominium units. See "-- Mortgage Loan Terms" above.

Conveyance of Mortgage Loans

         The obligation of the Trust to purchase mortgage loans on the closing date is subject to the following requirements, any of which requirements may be waived or modified in any respect by the Note Insurer:

         o the mortgage loan may not be 30 or more days delinquent as of the closing date, except that mortgage loans with an aggregate principal balance not exceeding $5,000,000 as of the initial cut-off date may be between 30 and 59 days delinquent as of the initial cut-off date;

         o the remaining term to stated maturity of the mortgage loan will not exceed 302 months;

         o the mortgage loan will be secured by a mortgage in a first or second lien position;

         o     the mortgage loan will not have a loan rate less than 3.000%;

         o     the mortgage loan will be otherwise acceptable to the Note
               Insurer;

         o following the purchase of the mortgage loan by the Trust, the mortgage loans as of the closing date

               (a)  will have a weighted average loan rate of at least 3.750%;

               (b) will have a weighted average remaining term to stated maturity of not more than 302 months;

               (c) will have a weighted average combined loan-to-value ratio of not more than 88.00%;

               (d) will have no mortgage loan with a principal balance in excess of $1,500,000;

               (e) will have a concentration in any one state not in excess of 35.00%; and will have a concentration in any one zip code not in excess of 1.50%;

               (f) will have not more than 2.50% in aggregate principal balance of mortgage loans relating to non-owner occupied properties;

               (g) will not have more than 2.00% in aggregate principal balance of mortgage loans that were appraised electronically;

               (h)  will have a weighted average FICO score of at least 710; and

               (i)  will not have a weighted average margin below 1.750%;

         o the mortgage loan will have a combined loan-to-value ratio not in excess of 100.00%;

         o the mortgage loan will have a credit limit between $4,000 and $1,500,000;

         o     the mortgage loan will have a margin between--1.750% and 8.875%;
               and

         o the mortgage loan will comply with the representations and warranties in the sale and servicing agreement.

         The Trust may acquire Additional Home Equity Loans during the Funding Period so long as they conform to the criteria listed above. Each Additional Home Equity Loan will have been underwritten substantially in accordance with the criteria described under "The Home Equity Loan Program -- Underwriting Procedures Relating to Home Equity Loans." Additional Home Equity Loans may be purchased during the Funding Period using amounts on deposit in the Additional Loan Account at a cash purchase price of 100% of their principal balance on the related subsequent cut-off date. The amount paid from the Additional Loan Account for Additional Home Equity Loans will not include accrued interest. Following each purchase of Additional Home Equity Loans, the aggregate principal balance of the pool will increase by an amount equal to the aggregate principal balance of the Additional Home Equity Loans so acquired and the amount in the Additional Loan Account will decrease accordingly. Additional Home Equity Loans acquired by the Trust for the Series 2002-D Subtrust will be simultaneously pledged to the indenture trustee as part of the trust estate.

         Any transfer of Additional Home Equity Loans is subject to various conditions including:

         o that they satisfy substantially the same loan representations and warranties as the initial home equity loans;

         o that they were identified by means of a selection process reasonably believed not to be adverse to the interests of the holders of the notes and the Note Insurer;

         o that the indenture trustee and the Note Insurer receive opinions of counsel acceptable to each of them with respect to the validity of the transfer of the Additional Home Equity Loans; and

         o that as of the related subsequent cut-off date, each Additional Home Equity Loan satisfied the eligibility requirements that the mortgage loans had to satisfy on the closing date.

         No discretion will be exercised in the selection of the Additional Home Equity Loans to be acquired by the Trust. The exact mortgage loans to be acquired will be determined on a first-in, first-out basis. Mortgage loans otherwise meeting the eligibility requirements will be aggregated by the date on which they were funded, and all of these Additional Home Equity Loans will be purchased in date order up through the day substantially all of the funds in the Additional Loan Account are expended. On that last day, the Additional Home Equity Loans will be ordered and acquired alphabetically by the last name of the primary obligor. These acquisitions may occur in one or more closings after the initial closing date.

The Additional Loan Account
         The assets of the Trust will include the Additional Loan Account, which will contain the lesser of (i) excess of (a) the sum of the Original Note Principal Balance less the initial Undercollateralization Amount over (b) the principal balance of the initial mortgage loans as of the initial cut-off date and (ii) approximately $369,458,000. Monies in the Additional Loan Account are expected to be used to purchase Additional Home Equity Loans during the Funding Period. The Additional Loan Account will be part of the trust and pledged to the indenture trustee, but will not be available to cover losses on the mortgage loans. Any funds remaining on deposit in the Additional Loan Account at the end of the Funding Period will be used to prepay the notes on the first payment date. Net income on investment of funds in the Additional Loan Account will be paid to the master servicer, and will not be available for payment on the notes.

                     Maturity and Prepayment Considerations

         Noteholders will be entitled to receive on each payment date payments of principal, in the amounts described under "Description of the Notes -- Payments on the Notes," until the Note Principal Balance is reduced to zero. During the Managed Amortization Period, noteholders will receive amounts from principal collections based on the Investor Fixed Allocation Percentage, subject to reduction as described below. In addition, the funds remaining in the Additional Loan Account at the end of the Funding Period after the purchase of any Additional Home Equity Loans will be used to prepay the notes on the first payment date.

         Principal collections on the mortgage loans will be allocated between the noteholders and the transferor based on the Investor Fixed Allocation Percentage. Once the transferor interest at least equals the Required Transferor Subordinated Amount, the Investor Fixed Allocation Percentage will be 99.50%. The Required Transferor Subordinated Amount will initially be 0.50% of the initial cut-off date Loan Pool Balance and the Prefunded Amount. Allocations of principal collections from the mortgage loans based on the Investor Fixed Allocation Percentage may result in payments of principal to the noteholders in amounts that are, in most cases, greater relative to the declining balance of the mortgage loans than would be the case if the Investor Floating Allocation Percentage were used to determine the percentage of principal collections from the mortgage loans paid to noteholders. This is especially true during the Rapid Amortization Period when the noteholders are entitled to receive Investor Principal Collections (less the related Overcollateralization Reduction Amount) and not a lesser amount.

         In addition, Investor Interest Collections may be paid as principal of the notes in connection with the Accelerated Principal Distribution Amount. Moreover, to the extent of losses allocable to the notes, noteholders may also receive the amount of those losses as payment of principal from the Investor Interest Collections, the Subordinated Transferor Collection, or, in some instances, draws under the Policy. The level of losses may therefore affect the rate of payment of principal on the notes.

         After the closing date, the transferor interest is expected to grow to the extent obligors make more draws than principal payments on the mortgage loans. An increase in the transferor interest due to additional draws may also result in noteholders receiving principal at a greater rate during the Rapid Amortization Period because the noteholders' share of principal collections on the mortgage loans is based on the Investor Fixed Allocation Percentage (without reduction). The sale and servicing agreement and the indenture permit the transferor, at its option, but subject to the satisfaction of certain conditions specified in the sale and servicing agreement, to remove certain mortgage loans and release them from the lien of the indenture at any time during the life of the notes, so long as the transferor interest (after giving effect to the removal) is not less than the greater of the Minimum Transferor Interest and the Required Transferor Subordinated Amount. See "Description of the Sale and Servicing Agreement -- Optional Transfers of Mortgage Loans to the Transferor."

         All of the mortgage loans may be prepaid in full or in part at any time. Mortgage loans secured by mortgaged properties in some jurisdictions may be subject to account termination fees to the extent permitted by law. In general, account termination fees do not exceed $350 and do not apply to accounts terminated after a date designated in the related credit line agreement that, depending on the jurisdiction, ranges between six months and five years following origination. The prepayment experience of the mortgage loans will affect the weighted average life of the notes.

         The rate of prepayment on the mortgage loans cannot be predicted. Generally, it is assumed that home equity revolving credit lines are not viewed by borrowers as permanent financing. Accordingly, the mortgage loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because the mortgage loans amortize as described under "Description of the Mortgage Loans -- Mortgage Loan Terms," rates of principal payments on the mortgage loans will generally be slower than those of traditional fully-amortizing first mortgages in the absence of prepayments on the mortgage loans. The prepayment experience of the mortgage loans may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility, the frequency and amount of any future draws on the credit line agreements, and changes affecting the deductibility for federal income tax purposes of interest payments on home equity credit lines. Substantially all of the mortgage loans contain "due-on-sale" provisions, and the master servicer intends to enforce them unless

         o     enforcement is not permitted by applicable law or

         o the master servicer permits the purchaser of the related mortgaged property to assume the mortgage loan in a manner consistent with reasonable commercial practice.

         The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related mortgage loan. See "Certain Legal Aspects of the Loans -- Due-on-Sale Clauses" in the prospectus.

         The sponsor is not required to deliver certain documents relating to the mortgage loans to the custodian until 30 days after the closing date (or in the case of Additional Home Equity Loans, until 30 days after they are acquired by the trust). See "Description of the Sale and Servicing Agreement -- Assignment of Mortgage Loans." Should the sponsor fail to deliver all or a portion of the required documents for any mortgage loan to the custodian within the required period, the sponsor must accept the transfer of the mortgage loan from the Trust. The principal balance of any mortgage loan so transferred will be deducted from the Loan Pool Balance, thus reducing the amount of the transferor interest. If the deduction would cause the transferor interest to become less than the greater of the Minimum Transferor Interest and the Required Transferor Subordinated Amount at the time, the sponsor must either substitute an Eligible Substitute Mortgage Loan or make a deposit into the collection account equal to the amount by which the transferor interest would be reduced to less than the greater of the Minimum Transferor Interest and the Required Transferor Subordinated Amount at the time. Except to the extent substituted for by an Eligible Substitute Mortgage Loan, the transfer of the mortgage loan out of the Trust will be treated as a payment of principal of the mortgage loan.

         The yield to an investor who purchases the notes at a price other than par will vary from the anticipated yield if the actual rate of prepayment on the mortgage loans is different from the rate anticipated by the investor at the time the notes were purchased.

         Collections on the mortgage loans may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for the month or as high as the entire outstanding principal balance plus accrued interest and the fees and charges on the mortgage loan. Borrowers may fail to make scheduled payments. Collections on the mortgage loans may vary due to seasonal purchasing and payment habits of borrowers.

         We cannot predict the level of prepayments that will be experienced by the Trust and investors may expect that a portion of borrowers will not prepay their mortgage loans to any significant degree. See "Yield and Prepayment Considerations" in the prospectus.

                                   Pool Factor

         The pool factor is a seven-digit decimal that the indenture trustee will compute monthly expressing the Note Principal Balance as of each payment date (after giving effect to any payment of principal of the notes on the payment date) as a proportion of the Original Note Principal Balance. On the closing date, the pool factor for the notes will be 1.0000000. See "Description of the Notes -- Distributions on the Notes." Thereafter, the pool factor for the notes will decline to reflect reductions in the Note Principal Balance.

         Pursuant to the sale and servicing agreement and the indenture, monthly reports concerning the pool factor, and various other items of information for the notes will be made available to the noteholders. In addition, within 60 days after the end of each calendar year, beginning with the 2002 calendar year, information for tax reporting purposes will be made available to each person who has been a noteholder of record at any time during the preceding calendar year. See "Description of the Notes -- Book-Entry Notes" and "Description of the Indenture -- Reports to Noteholders."

                            Description of the Notes

General

         The Revolving Home Equity Loan Asset Backed Notes, Series 2002-D (the "notes") will be issued pursuant to the indenture. The notes will be issued in denominations of $25,000 and multiples of $1,000 in excess of that amount. The repayment of the notes will be secured by the grant of a security interest in the mortgage loans to the indenture trustee.

         Definitive Notes, if issued, will be transferable and exchangeable at the corporate trust office of the indenture trustee, which will initially maintain the note register for the notes. See "-- Book-Entry Notes" below. No service charge will be made for any registration of exchange or transfer of notes, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

         The "Original Note Principal Balance" is expected to equal approximately $1,500,000,000. On the closing date, the Prefunded Amount will be deposited into the Additional Loan Account, which may be used during the Funding Period to purchase Additional Home Equity Loans.

         The principal amount of the outstanding notes ("Note Principal Balance") on any payment date is equal to the Original Note Principal Balance minus the aggregate of amounts actually paid as principal to the notes. See "-- Payments on the Notes" below. The primary source of payment on the notes is the collections on the mortgage loans. See "Description of the Sale and Servicing Agreement -- Allocation and Collections." The notes will also have the benefit of the insurance policy issued by the Note Insurer. The portion of the interest collections on the mortgage loans that are Investor Interest Collections will be distributed in accordance with the indenture and the portion of the interest collections that are not Investor Interest Collections will be distributed to the transferor. Principal collections on the mortgage loans will be allocated between the noteholders and the transferor; see "Investor Principal Collections" and "Transferor Principal Collection" under "Description of the Notes -- Glossary of Key Terms." Each note represents the right to receive payments of interest at the note rate and payments of principal as described below.

         The Required Transferor Subordinated Amount initially is approximately $7,389,165, which will represent approximately 0.50% of the initial cut-off date Loan Pool Balance and the amount originally deposited in the Additional Loan Account, but the indenture requires the Transferor Principal Balance (once it is fully funded) to be at least equal to the Minimum Transferor Interest. The owner of the transferor interest will initially be the sponsor (or one of its affiliates). In general, the Loan Pool Balance will vary each day as principal is paid on the mortgage loans, liquidation losses are incurred, and Additional Balances are drawn down by borrowers on mortgage loans and transferred to the Trust.

         The Note Insurer requires, based on the Insurance Agreement, that the transferor interest be increased to, and thereafter maintained at, the Required Transferor Subordinated Amount. The transferor interest as of the closing date is less than the initial Required Transferor Subordinated Amount, thus requiring an increase in the transferor interest on future payment dates until it equals the Required Transferor Subordinated Amount.

         Certain Investor Interest Collections for the notes will be applied as a payment of principal of the notes on each payment date to decrease the Note Principal Balance relative to the Loan Pool Balance until such differential equals an amount equal to the Required Transferor Subordinated Amount for the payment date. The amount of the Investor Interest Collections so applied as a payment of principal on a payment date is an "Accelerated Principal Payment Amount." The requirement to increase the transferor interest to, and thereafter maintain it at, the Required Transferor Subordinated Amount is not an obligation of the sponsor, the master servicer, the indenture trustee, the Note Insurer, or any other person.

         The Note Insurer may permit the Required Transferor Subordinated Amount for the notes to decrease or "step down" over time, subject to certain floors and triggers. The dollar amount of any decrease in the Required Transferor Subordinated Amount is an "Overcollateralization Reduction Amount," which may result in a release of cash from the trust estate in an amount up to the Overcollateralization Reduction Amount (net of any Reimbursement Amounts due to the Note Insurer), or result in the removal of cash or mortgage loans from the trust estate on payment dates occurring after the step-downs take effect.

Book-Entry Notes

         The notes will be book-entry notes. Persons acquiring beneficial ownership interests in the notes may elect to hold their notes through the Depository Trust Company in the United States, or Clearstream, Luxembourg or Euroclear in Europe, if they are participants of those systems, or indirectly through organizations that are participants in those systems. The book-entry notes will be issued in one or more notes that equal the aggregate principal balance of the notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries, which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear. Investors may hold beneficial interests in the book-entry notes in minimum denominations representing note principal balances of $25,000 and in multiples of $1,000 in excess of that. One investor in the book-entry notes may hold a beneficial interest that is not an integral multiple of $1,000. Except as described below, no person, acquiring a book-entry note will be entitled to receive a definitive note representing the note. Until definitive notes are issued, Cede & Co., as nominee of DTC, is expected to be the only "noteholder" of the notes. Beneficial owners of the notes will not be noteholders as that term is used in the indenture. Beneficial owners of the notes are only permitted to exercise their rights indirectly through the participating organizations that use the services of DTC, including securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations, and DTC.

         The beneficial owner's ownership of a book-entry note will be recorded on the records of the brokerage firm, bank, thrift institution, or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of the book-entry note will be recorded on the records of DTC (or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

         Beneficial owners of the notes will receive all payments of principal of, and interest on, the notes from the indenture trustee through DTC and DTC participants. While the notes are outstanding (except under the circumstances described below), under the rules, regulations, and procedures creating and affecting DTC and its operations (the "Rules"), DTC must make book-entry transfers among participants on whose behalf it acts with respect to the notes and must receive and transmit payments of principal of, and interest on, the notes. Participants and organizations that have indirect access to the DTC system, such as banks, brokers, dealers, trust companies and other indirect participants that clear through or maintain a custodial relationship with a participant, either directly or indirectly, with whom beneficial owners of the notes have accounts for the notes are similarly required to make book-entry transfers and receive and transmit payments on behalf of their respective beneficial owners of the notes. Accordingly, although beneficial owners of the notes will not possess the notes, the Rules provide a mechanism by which beneficial owners of the notes will receive payments and will be able to transfer their interest.

         Beneficial owners of the notes will not receive or be entitled to receive definitive notes representing their respective interests in the notes, except under the limited circumstances described below. Until definitive notes are issued, beneficial owners of the notes who are not participants may transfer ownership of the notes only through participants and indirect participants by instructing them to transfer the notes, by book-entry transfer, through DTC for the account of the purchasers of the notes, which account is maintained with their respective participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of the notes will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners of the notes.

         Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on the business day following the DTC settlement date. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the notes, see "Material Federal Income Tax Consequences -- Foreign Investors" and "-- Backup Withholding" in this prospectus supplement and "Global Clearance, Settlement And Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex II.

         Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary. However, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the relevant European international clearing system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the European depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry notes will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

         Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Cedel S.A," a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG. The merger involved the transfer by Cedel International of substantially all of its assets and liabilities to a new Luxembourg company, New Cedel International, societe anonyme, which is 50% owned by Cedel International and 50% owned by Deutsche Borse Clearing AG's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

         Further to the merger, the Board of Directors of New Cedel International decided to re-name the companies in the group to give them a cohesive brand name. The new brand name that was chosen is "Clearstream." With effect from January 14, 2000, New Cedel International has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme," and Cedel Global Services was renamed "Clearstream Services, societe anonyme."

         On January 17, 2000, Deutsche Borse Clearing AG was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International that share the name "Clearstream Banking"; the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

         Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of notes. Transactions may be settled by Clearstream, Luxembourg in any of 44 currencies, including United States dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and, as such, is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to banks and securities brokers and dealers. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

         Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries, generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank S.A./N.V. under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator is Euroclear Bank S.A./N.V.

         Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         Payments on the book-entry notes will be made on each payment date by the indenture trustee to DTC. DTC will be responsible for crediting the amount of the payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing the payments to the beneficial owners of the book-entry notes that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry notes that it represents.

         Under a book-entry format, beneficial owners of the book-entry notes may experience some delay in their receipt of payments, since payments will be forwarded by the indenture trustee to Cede & Co. Payments on the notes held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants, in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences -- Foreign Investors" and "-- Backup Withholding." Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry notes to persons or entities that do not participate in the depository system, or otherwise take actions in respect of book-entry notes, may be limited due to the lack of physical notes for book-entry notes. In addition, issuance of the book-entry notes in book-entry form may reduce the liquidity of the notes in the secondary market since certain potential investors may be unwilling to purchase the notes for which they cannot obtain definitive notes.

         Monthly and annual reports on the trust estate provided by the master servicer to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations, and procedures creating and affecting DTC or the relevant depositary, and to the financial intermediaries to whose DTC accounts the book-entry notes of the beneficial owners are credited.

         DTC has advised the transferor and the indenture trustee that, until definitive notes are issued, DTC will take any action permitted to be taken by the holders of the book-entry notes under the indenture only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry notes are credited, to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the book-entry notes. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, for some of the notes that conflict with actions taken for other notes.

         Definitive notes will be issued to beneficial owners of the book-entry notes, or their nominees, rather than to DTC, only if

         o the issuer advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities with respect to the book-entry notes and the issuer is unable to locate a qualified successor,

         o the issuer, at its option, advises the indenture trustee in writing that it elects to terminate a book-entry system through DTC, or

         o after the occurrence of an event of default under the indenture, beneficial owners having interests aggregating not less than 51% of the outstanding principal balance of the book-entry notes advise DTC in writing that the continuation of a book-entry system through DTC is no longer in the best interests of beneficial owners.

         When definitive notes become available, DTC will be required to notify all beneficial owners of the occurrence of the event resulting in their availability and the availability through DTC of definitive notes. Upon surrender by DTC of the global notes representing the book-entry notes and instructions for re-registration, the indenture trustee will issue definitive notes, and thereafter the indenture trustee will recognize the holders of definitive notes as noteholders under the indenture.

         Although DTC, Euroclear, and Clearstream, Luxembourg have agreed to the foregoing procedures to facilitate transfers of the notes among participants of DTC, Euroclear, and Clearstream, Luxembourg, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Glossary of Key Terms

o Available Transferor Subordinated Amount -- for any payment date is the lesser of the Transferor Principal Balance and the Required Transferor Subordinated Amount for the payment date.

o Collection Period -- related to a payment date is the calendar month preceding the payment date or, in the case of the first Collection Period, the period beginning on the initial cut-off date and ending on the last day of July 2002.

o Investor Fixed Allocation Percentage -- for any payment date will be calculated as follows: (i) on any date on which the transferor interest is less than or equal to 0%, 100%; (ii) on any date on which the transferor interest is greater than 0%, but less than the Required Transferor Subordinated Amount, 100% minus the percentage obtained by dividing the amount of the transferor interest at the beginning of the relevant Collection Period by the Loan Pool Balance at the beginning of the Collection Period and the amount of funds in the Additional Loan Account and (iii) on any date on which the transferor interest equals or exceeds the Required Transferor Subordinated Amount, 99.50%.

o Investor Floating Allocation Percentage -- for any payment date is the lesser of 100% and a fraction whose numerator is the Note Principal Balance and whose denominator is the Loan Pool Balance at the beginning of the related Collection Period, plus the amount of funds in the Additional Loan Account.

o Investor Interest Collections -- for any payment date, the product of (a) the interest collections received during the related Collection Period and
      (b) the Investor Floating Allocation Percentage for the payment date and, for the first payment date only, any Sponsor Shortfall Interest Requirement.

o Investor Loss Amount -- for any payment date, the product of the Investor Floating Allocation Percentage and the aggregate Liquidation Loss Amount on the mortgage loans for the payment date.

o Investor Principal Collections -- for any payment date is the related Investor Fixed Allocation Percentage of principal collections on the mortgage loans for the payment date.

o Liquidated Mortgage Loan -- for any payment date, any mortgage loan in respect of which the master servicer has determined, based on the servicing procedures specified in the sale and servicing agreement, as of the end of the preceding Collection Period, that all liquidation proceeds that it expects to recover in the disposition of the mortgage loan or the related mortgaged property have been recovered.

o Liquidation Loss Amount -- for any Liquidated Mortgage Loan is its unrecovered principal balance at the end of the Collection Period in which the mortgage loan became a Liquidated Mortgage Loan, after giving effect to its net liquidation proceeds.

o Loan Pool Balance -- for any date is the aggregate of the principal balances of all mortgage loans as of the date. The principal balance of a mortgage loan (other than a Liquidated Mortgage Loan) on any day is equal to its cut-off date principal balance, plus (a) any Additional Balances for the mortgage loan minus (b) all collections credited against the principal balance of the mortgage loan in accordance with the related credit line agreement before the day. The principal balance of a Liquidated Mortgage Loan after final recovery of related liquidation proceeds is zero.

o Required Transferor Subordinated Amount-- see "Description of the Notes-- General."

o Sponsor Shortfall Interest Requirement -- on the payment date in August 2002, is a payment in an amount equal to the excess of the product of one-twelfth of the note rate on that date and the initial note principal balance on that date net of any interest shortfalls arising from any full or partial prepayment of mortgage loans or the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, on that date over the Investor Interest Collections for that date.

o Transferor Principal Balance -- for any date is the Loan Pool Balance at the close of the prior day plus the funds in the Additional Loan Account minus the Note Principal Balance reduced by the aggregate of amounts actually distributed as principal on the notes through the close of business on the date of determination.

o Transferor Principal Collections -- for any payment date is principal collections received during the related Collection Period minus the amount of principal collections required to be distributed to noteholders under the indenture.

Payments on the Notes

         Beginning with the payment date in August 2002, payments on the notes will be made by the indenture trustee or a paying agent on each payment date to the persons in whose names the notes are registered at the close of business on the day before each payment date or, if the notes are no longer book-entry notes, at the close of business on the applicable record date. The record date for the notes is the day before a payment date, so long as the notes are book-entry notes or, if the notes are no longer book-entry notes, at the close of business on the last day of the month preceding the payment date. The term payment date means the fifteenth day of each month or, if that day is not a business day, then the next business day. Generally, payments on the notes will be made by check or money order mailed to the address of the person entitled to it (which, in the case of book-entry notes, will be DTC or its nominee) as it appears on the note register on the record date. At the request of a noteholder owning at least $1,000,000 principal amount of notes, payments will be made by wire transfer or as otherwise agreed between the noteholder and the indenture trustee. However, the final payment on the notes upon redemption will be made only on their presentation and surrender at the office or the agency of the indenture trustee specified in the notice to noteholders of the final payment. A "business day" is any day other than a Saturday or Sunday or a day on which banking institutions in the states of New York, California, or Illinois or the state in which the Note Insurer is located are required or authorized by law to be closed.

         Application of Investor Interest Collections. On each payment date, the indenture trustee or a paying agent will apply the Investor Interest Collections in the following order of priority:

         (1)   to pay the Note Insurer for the premium for the Policy;

         (2) to pay noteholders the interest accrued at the note rate and any overdue accrued interest (with interest on overdue interest to the extent permitted by applicable law) on the principal balance of the notes;

         (3)   to pay noteholders the Investor Loss Amount for the payment date;

         (4) to pay noteholders any Investor Loss Amount for a previous payment date that was not previously (a) funded by Investor Interest Collections, (b) absorbed by a reduction in the transferor interest, (c) funded by Subordinated Transferor Collections, or (d) funded by draws on the Policy;

         (5) to reimburse the Note Insurer for prior draws made from the Policy (with interest on the draws);

         (6)   to pay noteholders the Accelerated Principal Payment Amount;

         (7) to pay any other amounts owed to the Note Insurer pursuant to the Insurance Agreement;

         (8) to pay the master servicer amounts required to be paid pursuant to the sale and servicing agreement, to the extent not already paid;

         (9)   to pay the noteholders any Basis Risk Carryforward of the notes;
               and

         (10)  the remaining amounts to the transferor.

         Payments to noteholders pursuant to clauses (2) and (9) will be interest payments on the notes. Payments to noteholders pursuant to clauses (3),
(4), and (6) will be principal payments on the notes and will therefore reduce the Note Principal Balance. The Accelerated Principal Payment Amount and the Basis Risk Carryforward are not guaranteed by the Policy.

         Interest will be paid on each payment date at the applicable note rate for the related Interest Period. The note rate for a payment date will be a per annum rate equal to the least of:

         (a)   the sum of

               o for any payment date after the first payment date, the London Interbank offered rate for one-month United States dollar deposits ("LIBOR") and for the first payment date, the interpolated one-month and two-month LIBOR, plus

               o    0.24%;

         (b) a per annum rate equal to the weighted average of the loan rates of the mortgage loans net of

               o    the servicing fee rate, and

               o the rate at which the premium payable to the Note Insurer is calculated,

weighted on the basis of the daily average balance of each mortgage loan during the related billing cycle before the Collection Period relating to the payment date, and

         (c)    16.00%.

However, on any payment date for which the note rate has been determined pursuant to clause (b) above, the excess of

         o the amount of interest that would have accrued on those notes during the Interest Period had interest been determined pursuant to clause (a) above (but not at a rate in excess of 16.00% per annum) over

         o the interest actually accrued on those notes during the Interest Period (the excess is referred to as "Basis Risk Carryforward")

will accrue interest at the note rate calculated pursuant to clause (a) (as adjusted from time to time), but not to exceed clause (c), and will be paid on subsequent payment dates to the extent funds are available therefor.

         Interest on the notes for any payment date will accrue on the Note Principal Balance from the preceding payment date (or, in the case of the first payment date, from the closing date) through the day preceding the payment date (each period, an "Interest Period") on the basis of the actual number of days in the Interest Period and a 360-day year.

         Calculation of the LIBOR Rate. On each reset date, the indenture trustee shall determine LIBOR for the Interest Period commencing on the related payment date. The reset date for each Interest Period is the second LIBOR business day before the payment date. LIBOR for the first Interest Period will be determined on the second LIBOR business day before the closing date. As the first Interest Period will be more than one month but less than two months in duration, LIBOR for the first Interest Period will be determined by the method described below but based on interpolation by reference to the one month rate and the two month rate. LIBOR will equal the rate for United States dollar deposits for one month that appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on the reset date for an Interest Period. Telerate Screen Page 3750 means the display designated as page 3750 on the Telerate Service (or any page replacing page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on Telerate Screen Page 3750 (or if that service is no longer offered, another service for displaying LIBOR or comparable rates selected by the depositor after consultation with the indenture trustee and with the consent of the Note Insurer), the rate will be the reference bank rate. The reference bank rate will be determined on the basis of the rates at which deposits in United States dollars are offered by the reference banks as of 11:00 A.M., London time, on the reset date for the Interest Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the principal amount of the notes then outstanding. The reference banks will be three major banks that are engaged in transactions in the London interbank market selected by the depositor after consultation with the indenture trustee and with the consent of the Note Insurer. The indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on the reset date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the depositor after consultation with the indenture trustee and with the consent of the Note Insurer, as of 11:00 A.M., New York City time, on the reset date for loans in United States dollars to leading European banks for a period of one month in amounts approximately equal to the principal amount of the notes then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the preceding Interest Period. LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

         Transferor Collections. Collections allocable to the transferor interest will be paid to the transferor only to the extent that the payment will not reduce the amount of the transferor interest as of the related payment date below the Minimum Transferor Interest. Amounts not paid to the transferor because of these limitations will be retained in the collection account until the transferor interest exceeds the Minimum Transferor Interest, at which time the excess shall be released to the transferor. Any of these amounts in the collection account at the start of the Rapid Amortization Period will be paid to the noteholders as a reduction of the Note Principal Balance.

         Payments of Principal Collections. The period beginning on the closing date and, unless a Rapid Amortization Event shall have earlier occurred, through and including the payment date in July 2007 is the "Managed Amortization Period." The amount of principal collections payable to noteholders for each payment date during the Managed Amortization Period will equal, to the extent funds are available therefor, the Scheduled Principal Collections Payment Amount for that payment date. The Scheduled Principal Collections Payment Amount for the first Collection Period is computed for the period beginning on the initial cut-off date and ending on the last day of July 2002. On any payment date during the Managed Amortization Period, the "Scheduled Principal Collections Payment Amount" is the lesser of the Maximum Principal Payment and the Alternative Principal Payment. For any payment date, the "Maximum Principal Payment" is the product of the Investor Fixed Allocation Percentage and principal collections for the payment date. For any payment date, the "Alternative Principal Payment" is the amount of principal collections for the payment date minus the aggregate of Additional Balances created on the mortgage loans during the Collection Period, but not less than zero.

         Beginning with the first payment date following the end of the Managed Amortization Period (the "Rapid Amortization Period"), the amount of principal collections payable to noteholders on each payment date will be equal to the Maximum Principal Payment.

         If on any payment date the Required Transferor Subordinated Amount is reduced below the then existing Available Transferor Subordinated Amount, the amount of principal collections from the mortgage loans payable to noteholders on the payment date will be correspondingly reduced by the amount of the reduction.

         Payments of principal collections from the mortgage loans based on the Investor Fixed Allocation Percentage may result in payments of principal to the noteholders in amounts that are greater relative to the declining balance of the loan pool than would be the case if the Investor Floating Allocation Percentage were used to determine the percentage of principal collections paid to noteholders. Principal collections from the mortgage loans not allocated to the noteholders will be allocated to the transferor interest. The aggregate payments of principal to the noteholders will not exceed the Original Note Principal Balance.

         To the extent that Investor Interest Collections are applied to pay the interest on the notes, Investor Interest Collections may be insufficient to cover Investor Loss Amounts. If Investor Loss Amounts exceed Investor Interest Collections and Subordinated Transferor Collections, if available, remaining after payment of interest on the Notes and the Note Principal Balance exceeds the sum of the Loan Pool Balance, the funds in the Additional Loan Account, and the largest previous non-positive Transferor Principal Balance, a draw will be made on the Policy in accordance with the Policy. In addition, to the extent of funds available therefor (including funds available under the Policy), on the payment date in August 2028, noteholders will be entitled to receive as a payment of principal an amount equal to the outstanding Note Principal Balance.

         The Paying Agent. The paying agent initially will be the indenture trustee. The paying agent shall have the revocable power to withdraw funds from the collection account for the purpose of making payments to the noteholders.

Limited Subordination of Transferor Interest

         If Investor Interest Collections on any payment date are insufficient to pay (i) accrued interest due and any overdue accrued interest (with interest on overdue interest to the extent permitted by applicable law) on the notes and
(ii) the applicable Investor Loss Amount on the payment date (the insufficiency being the "Required Amount"), the interest collections from the mortgage loans and principal collections allocable to the transferor interest (but not in excess of the Available Transferor Subordinated Amount) (the "Subordinated Transferor Collections") will be applied to cover the Required Amount. The portion of the Required Amount in respect of clause (ii) above not covered by the Subordinated Transferor Collections will be reallocated to the transferor interest, thereby reducing the transferor interest (up to the remaining Available Transferor Subordinated Amount and not in excess of the Investor Loss Amounts). If the Investor Interest Collections and the amount of Subordinated Transferor Collections that have been so applied to cover the Required Amount are together insufficient to pay the amounts in item (i) of the definition of Required Amount, then a draw will be made on the Policy to cover the amount of the shortfall. In addition, (a) on any payment date on or before the Available Transferor Subordinated Amount first increases to zero if the Available Transferor Subordinated Amount for that payment date is less than the Available Transferor Subordinated Amount for the immediately preceding payment date, or
(b) on any payment date after the Available Transferor Subordinated Amount has first increased to zero if the Available Transferor Subordinated Amount is reduced to zero on the payment date, then a draw will be made on the Policy in the amount equal to the Guaranteed Principal Payment Amount. See "Description of the Notes -- The Policy."

The Policy

         The following information has been supplied by the Note Insurer for inclusion in this prospectus supplement. The Note Insurer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained in this prospectus supplement, or omitted from this prospectus supplement, other than with respect to the accuracy of the information regarding the Policy and the Note Insurer set forth under the headings "The Policy" and "The Note Insurer" herein. Additionally, the Note Insurer makes no representation regarding the notes or the advisability of investing in the notes.

         The Note Insurer, in consideration of the payment of a premium and subject to the terms of the insurance policy (the "Policy"), thereby unconditionally and irrevocably guarantees to any noteholder that an amount equal to each full and complete Insured Payment will be received from the Note Insurer by the indenture trustee or its successors, as indenture trustee for the noteholders, on behalf of the noteholders, for distribution by the indenture trustee to each noteholder of that noteholder's proportionate share of the Insured Payment.

         The Note Insurer's obligations under the Policy, with respect to a particular Insured Payment, will be discharged to the extent funds equal to the applicable Insured Payment are received by the indenture trustee, whether or not those funds are properly applied by the indenture trustee. Insured Payments will be made only at the time set forth in the Policy, and no accelerated Insured Payments will be made regardless of any acceleration of the notes, unless the acceleration is at the sole option of the Note Insurer.

         Notwithstanding the foregoing paragraph, the Policy does not cover shortfalls, if any, attributable to the liability of the issuer or the indenture trustee for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes).

         The Note Insurer will pay any Insured Payment that is a Preference Amount on the business day following receipt on a business day by the Note Insurer's fiscal agent of the following:

               o a certified copy of the order requiring the return of a preference payment;

               o an opinion of counsel satisfactory to the Note Insurer that the order is final and not subject to appeal;

               o    an assignment in a form that is reasonably required by the
                    Note Insurer, irrevocably assigning to the Note Insurer all rights and claims of the noteholder relating to or arising under the notes against the debtor which made the preference payment or otherwise with respect to the preference payment; and

               o    appropriate instruments to effect the appointment of the
                    Note Insurer as agent for the noteholder in any legal proceeding related to the preference payment, which instruments are in a form satisfactory to the Note Insurer;

provided that if these documents are received after 12:00 NOON. New York time, on that business day, they will be deemed to be received on the following business day. Payments by the Note Insurer will be disbursed to the receiver or the trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the noteholder and not to any noteholder directly unless the noteholder has returned principal or interest paid on the notes to the receiver or trustee in bankruptcy, in which case that payment will be disbursed to the noteholder.

         The Note Insurer will pay any other amount payable under the Policy no later than 12:00 NOON New York time, on the later of the payment date on which the related Deficiency Amount is due or the second business day following receipt in New York, New York on a business day by State Street Bank and Trust Company, N.A., as fiscal agent for the Note Insurer or any successor fiscal agent appointed by the Note Insurer of a notice from the indenture trustee specifying the Insured Payment that is due and owing on the applicable payment date, provided that if the notice is received after 12:00 NOON New York time, on that business day, it will be deemed to be received on the following business day. If any notice received by the Note Insurer's fiscal agent is not in proper form or is otherwise insufficient for the purposes of making a claim under the Policy, it will be deemed not to have been received by the Note Insurer's fiscal agent for the purposes of this paragraph, and the Note Insurer or, the fiscal agent, as the case may be, will promptly so advise the indenture trustee and the indenture trustee may submit an amended notice.

         Insured Payments due under the Policy, unless otherwise stated therein, will be disbursed by the Note Insurer's fiscal agent to the indenture trustee, on behalf of the noteholders, by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the indenture trustee for the payment of the Insured Payment and legally available therefor.

         The fiscal agent is the agent of the Note Insurer only and the fiscal agent will in no event be liable to noteholders for any acts of the fiscal agent or any failure of the Note Insurer to deposit or cause to be deposited sufficient funds to make payments due under the Policy.

         Subject to the terms of the indenture, the Note Insurer will be subrogated to the rights of each noteholder to receive payments under the notes to the extent of any payment by the Note Insurer under the Policy.

         As used in the Policy, the following terms shall have the following meanings:

         "Deficiency Amount" means the sum of the Guaranteed Principal Payment Amount and the Guaranteed Payments.

         "Guaranteed Principal Payment Amount" means (a) on the payment date in August 2028 the amount needed to pay the outstanding Note Principal Balance (after giving effect to all allocations and payments on that payment date), (b) for any other payment date on or before the Transferor Principal Balance first increases to zero, if the Transferor Principal Balance for that payment date is less than the highest Transferor Principal Balance for any preceding payment date, the amount of the excess of the highest Transferor Principal Balance for any preceding payment date over the Transferor Principal Balance for the current payment date, (c) for any payment date after the Transferor Principal Balance has first increased to zero, if the Transferor Principal Balance has been reduced to zero or below, the amount of the excess of the Note Principal Balance (after giving effect to all allocations and payments of principal to be made on the notes on the payment date) over the Loan Pool Balance (at the end of the related Collection Period) plus any funds in the Additional Loan Account on the payment date, and (d) for any other payment date, zero. All calculations under the Policy are made after giving effect to all other amounts distributable and allocable to principal on the notes for the payment date.

         "Guaranteed Payments" means accrued and unpaid interest for a payment date due on the notes calculated in accordance with the original terms of the notes, the sale and servicing agreement, and the indenture after giving effect to amendments or modifications to which the Note Insurer has given its written consent. Guaranteed Payments shall not include any Basis Risk Carryforward, any shortfalls in interest resulting from full or partial prepayments on the mortgage loans or any shortfalls in interest resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         "Insured Payment" means (a) as of any payment date, any Deficiency Amount and (b) any Preference Amount.

         "Preference Amount" means any amount previously paid to a noteholder on the notes that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

         Capitalized terms used in the Policy and not otherwise defined in the Policy have the meanings set forth in the indenture as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the indenture unless such amendment or modification has been approved in writing by the Note Insurer.

         The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the notes.

         The Policy is being issued under and pursuant to, and will be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

         The insurance provided by the Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

                          Description of the Indenture

         The payment provisions in the indenture are described under "Description of the Notes -- Payment on the Notes" above. The following is a description of the material provisions of the indenture. Wherever particular defined terms of the indenture are referred to, the defined terms are incorporated in this prospectus supplement by this reference.

Rapid Amortization Events

         The Managed Amortization Period will continue through and include the payment date in July 2007, unless a Rapid Amortization Event occurs before then. "Rapid Amortization Event" refers to any of the following events:

         (a) the failure of the sponsor or the master servicer

               o to make a payment or deposit required under the sale and servicing agreement within three business days after the date the payment or deposit must be made,

               o to cause the depositor to observe or perform in any material respect certain covenants of the depositor in the sale and servicing agreement, or

               o to observe or perform in any material respect any other covenants of the sponsor in the sale and servicing agreement, which failure materially and adversely affects the interests of the noteholders or the Note Insurer and, with certain exceptions, continues unremedied for a period of 60 days after written notice;

         (b) any representation or warranty made by the sponsor or the depositor in the sale and servicing agreement proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the noteholders or the Note Insurer are materially and adversely affected; except that a Rapid Amortization Event will not occur if the sponsor has purchased or made a substitution for the related mortgage loan or mortgage loans if applicable during the period (or within an additional 60 days with the consent of the indenture trustee) in accordance with the provisions of the sale and servicing agreement;

         (c) the occurrence of certain events of bankruptcy, insolvency or receivership relating to the transferor or the depositor;

         (d) the Trust becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended;

         (e) any draw has been made under the Policy; or

         (f) the occurrence of an Event of Servicing Termination.

         If any event described in clause (a), (b), or (f) occurs, a Rapid Amortization Event will occur only if, after the applicable grace period, either the indenture trustee, the Note Insurer, or the noteholders holding notes evidencing more than 51% of the aggregate principal amount of the notes, by written notice to the transferor, the depositor and the master servicer (and to the indenture trustee, if given by the Note Insurer, or the noteholders) declare that a Rapid Amortization Event has occurred. If any event described in clause
(c), (d), or (e) occurs, a Rapid Amortization Event will occur without any notice or other action on the part of the indenture trustee, the Note Insurer or the noteholders immediately on the occurrence of the event.

         Notwithstanding the foregoing, if a conservator, receiver or trustee-in-bankruptcy is appointed for the transferor and no Rapid Amortization Event exists other than the conservatorship, receivership or insolvency of the transferor, the conservator, receiver or trustee-in-bankruptcy may have the power to prevent the commencement of the Rapid Amortization Period.

Reports to Noteholders

         Concurrently with each payment to the noteholders, the master servicer will forward to the indenture trustee who will make available via its internet website to each noteholder a statement setting forth among other items:

         1. the Investor Floating Allocation Percentage for the preceding Collection Period;

         2.    the amount being paid to noteholders;

         3. the amount of interest included in the payment and the related note rate;

         4. the amount of overdue accrued interest included in the payment (and the amount of interest or overdue interest to the extent permitted by applicable law);

         5. the amount of the remaining overdue accrued interest after giving effect to the payment;

         6.    the amount of principal included in the payment;

         7. the amount of the reimbursement of previous Investor Loss Amounts included in the payment;

         8. the amount of Basis Risk Carryforward paid and the amount of Basis Risk Carryforward accrued;

         9. the amount of the aggregate unreimbursed Investor Loss Amounts after giving effect to the payment;

         10.   the servicing fee for the payment date;

         11. the Note Principal Balance and the pool factor, each after giving effect to the payment;

         12. the Loan Pool Balance as of the end of the preceding Collection Period;

         13. the number and aggregate principal balances of the mortgage loans as to which the minimum monthly payment is delinquent (exclusive of foreclosures, bankruptcies, and REOs) for 30-59 days, 60-89 days, and 90 or more days, respectively, as of the end of the preceding Collection Period;

         14. the book value of any real estate that is acquired by the trust estate through foreclosure or bankruptcy or grant of deed in lieu of foreclosure;

         15.   the amount of any draws on the Policy; and

         16. with respect to the first payment date, the number and aggregate balance of any mortgage loans not delivered to the custodian within 30 days after the closing date.

         The amounts in clauses 3, 4, 5, 6, 7, and 8 above will be expressed as a dollar amount per $1,000 increment of notes.

         The indenture trustee will make the statement (and, at its option, any additional files containing the same information in an alternative format) available each month to noteholders via the indenture trustee's internet website, which is presently located at www.abs.bankone.com.

         If the statement is not accessible on the indenture trustee's internet website, the indenture trustee will forward a hard copy of it to each noteholder, the master servicer, the Note Insurer, and the Rating Agencies immediately after the indenture trustee becomes aware that it is not accessible by any of them via the indenture trustee's internet website. Assistance in using the indenture trustee's internet website may be obtained by calling the indenture trustee's customer service desk at (800) 524-9472. The indenture trustee will notify each of the above in writing of any change in the address or means of access to the internet website where the statement is accessible.

         Within 60 days after the end of each calendar year, the master servicer will forward to the indenture trustee a statement containing the information in clauses 3 and 6 above aggregated for the calendar year.

Events of Default Under the Indenture

         Events of Default under the indenture include:

         o a default in the payment of any principal or interest when it becomes due and continuance of the default for five days;

         o failure by the issuer to perform in any material respect any of its obligations under the indenture (other than a covenant covered in the preceding bullet point) or the breach of a representation or warranty of the Trust under the indenture, that continues unremedied for sixty days after notice of it is given; and

         o certain events of bankruptcy, insolvency, receivership, or liquidation of the issuer.

Remedies on Event of Default Under the Indenture

         If an event of default under the indenture has occurred and is continuing either the indenture trustee or noteholders representing not less than 51% of the then outstanding principal amount of the notes (in either case with the consent of the Note Insurer) or the Note Insurer may declare the unpaid principal amount of the notes together with accrued interest through the date of acceleration payable immediately. A declaration of acceleration may be rescinded by the Note Insurer or noteholders representing not less than 51% of the then outstanding principal amount of the notes with the consent of the Note Insurer. Although a declaration of acceleration has occurred, the indenture trustee may with the consent of the Note Insurer elect not to liquidate the assets of the trust estate if the assets are generating sufficient cash to pay interest and principal as it becomes due without taking into account the declaration of acceleration.

         The indenture trustee may not sell or otherwise liquidate the assets of the trust estate following an event of default unless

         o the holders of 100% of the then outstanding principal amount of the notes and the Note Insurer consent to the sale, or

         o the proceeds of the sale or liquidation are sufficient to pay all amounts due to the noteholders and the Note Insurer, or

         o the indenture trustee determines that the trust estate would not be sufficient on an ongoing basis to make all payments on the notes as they become due and the indenture trustee obtains the consent of a majority of the aggregate outstanding principal balance of the notes and the Note Insurer.

         No noteholder may institute any proceeding with respect to the indenture unless the Note Insurer has consented in writing to the institution of the proceeding and the holder has previously notified the indenture trustee of a continuing event of default and unless noteholders representing not less than 51% of the aggregate outstanding principal balance of the notes have requested the indenture trustee to institute the proceeding and have offered the indenture trustee reasonable indemnity, and the indenture trustee for 60 days has failed to institute the proceeding.

Certain Matters Regarding the Indenture Trustee

         The indenture trustee will not be liable for any error of judgment made in good faith by its responsible officers unless it is proved that the indenture trustee was negligent in ascertaining the pertinent facts. The indenture trustee will not be liable for any action it takes or omits to take in good faith in accordance with the direction of the Note Insurer or the direction received by it from noteholders representing not less than 51% of the aggregate outstanding note principal amount relating to the method and place of conducting any proceeding for any remedy available to the indenture trustee with respect to the notes or exercising any right conferred on the indenture trustee under the indenture or the sale and servicing agreement. However, the indenture trustee generally may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct.

         The indenture trustee and any of its affiliates may hold notes in their own names or as pledgees. To meet the legal requirements of certain jurisdictions, the indenture trustee and the issuer jointly may appoint co-trustees or separate trustees approved by the master servicer and the Note Insurer of any part of the trust estate under the indenture. All rights and obligations conferred or imposed on the indenture trustee by the indenture will be conferred or imposed on any separate trustee or co-trustee. In any jurisdiction in which the indenture trustee is unable to perform certain acts, the separate trustee or co-trustee will perform the acts solely at the direction of the indenture trustee.

Duties of the Indenture Trustee

         The indenture trustee will make no representations about the validity or sufficiency of the indenture, the notes (other than their execution and authentication) or of any mortgage loans or related documents, and will not be accountable for the use or application by the depositor or the master servicer of any funds paid to the depositor or the master servicer on the mortgage loans, or the use or investment of any monies by the master servicer before being deposited into a collection account. So long as no event of default under the indenture has occurred and is continuing, the indenture trustee will be required to perform only those duties specifically required of it under the indenture and the sale and servicing agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the indenture trustee under the indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the indenture and the sale and servicing agreement. The indenture trustee will not be charged with knowledge of the occurrence of any occurrence that, with notice or lapse of time or both, would become an event of default under the indenture, a Rapid Amortization Event or a failure by the master servicer to perform its duties under the sale and servicing agreement unless the indenture trustee has actual knowledge of the failure.

Amendment

         The indenture provides that, without the consent of any noteholder but with the consent of the Note Insurer and notice to each Rating Agency, the issuer, and the indenture trustee may enter into one or more supplemental indentures, in form satisfactory to the indenture trustee, for any of the following purposes:

         o to correct or amplify the description of any property at any time subject to the lien of the indenture, or to confirm to the indenture trustee any property subject or required to be subjected to the lien of the indenture, or to subject additional property to the lien of the indenture;

         o to evidence the succession of another person to the issuer pursuant to the indenture and the assumption by the successor of the covenants of the issuer under the indenture and the notes;

         o to add to the covenants of the issuer for the benefit of the noteholders or the Note Insurer, or to surrender any right of the issuer in the indenture;

         o to convey, transfer, assign, mortgage, or pledge any property to the indenture trustee;

         o to cure any ambiguity, to correct or supplement any provision in the indenture or in any supplemental indenture that may be inconsistent with any other provision in the indenture or in any supplemental indenture or other transaction documents;

         o     to modify, eliminate, or add to the provisions of the indenture
               (i) as required by any Rating Agency to maintain or improve any rating of the notes, or (ii) to comply with any requirement imposed by the Code;

         o to provide for the acceptance of the appointment of a successor trustee under the indenture and to add to or change any of the provisions of the indenture necessary to facilitate the administration of its trusts by more than one trustee; or

         o to modify, eliminate, or add to the provisions of the indenture to the extent necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the "TIA") or under any similar federal statute enacted after the date of the indenture and to add to the indenture other provisions required by the TIA.

         The indenture also provides that without the consent of any noteholder but with the consent of the Note Insurer, and provided that each Rating Agency has been given 10 days notice and has notified the issuer that the action will not result in a reduction or withdrawal of its then current rating of the notes without regard to the Policy, the indenture trustee and the issuer may enter into a supplemental indenture to change in any manner the indenture or modify in any manner the rights of the noteholders or the Note Insurer under the indenture, except that no supplemental indenture may, without the consent of each noteholder affected thereby and without the consent of the Note Insurer:

         o change the date of payment of any installment of principal of or interest on any note, or reduce its principal amount, its interest rate, or its redemption price, or change any place of payment where, or the coin or currency in which, any note or its interest is payable, or impair the right to institute suit for the enforcement of the provisions of the indenture requiring the application of funds available therefor to the payment of any such amount due on the notes on or after the respective dates they become due (or in the case of redemption, after the redemption date);

         o reduce the percentage of the outstanding principal balances of the notes the consent of the noteholders of which is required for any supplemental indenture, or the consent of the noteholders of which is required for any waiver of compliance with provisions of the indenture or defaults under the indenture and their consequences or to direct the liquidation of the trust estate;

         o modify any provision of the amendment provisions of the indenture except to increase any percentage specified in the indenture or to provide that certain additional provisions of the indenture or the transaction documents cannot be modified or waived without the consent of each noteholder affected thereby;

         o modify any of the provisions of the indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any note on any payment date or affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes in the indenture; or

         o permit the creation of any lien ranking before or on a parity with the lien of the indenture on any part of the trust estate (except any change in any mortgage's lien status in accordance with the sale and servicing agreement) or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any property at any time subject thereto or deprive any noteholder of the security provided by the lien of the indenture.

         No supplemental indentures will be entered into unless the indenture trustee and the Note Insurer have received an opinion of counsel to the effect that entering into the supplemental indenture will not have any material adverse tax consequences to the noteholders.

Satisfaction and Discharge of the Indenture

         The indenture will cease to be of further effect (except for certain exceptions specified in the indenture) and the indenture trustee, on demand of and at the expense of the issuer, will execute proper instruments acknowledging satisfaction and discharge of the indenture, when the option of the owner of the transferor interest or the Note Insurer to redeem the notes as described below under "--Redemption of the Notes," is exercised or, if not exercised, then

         1.    367 days after either:

               (A) all notes previously authenticated and delivered have been delivered to the indenture trustee for cancellation (other than notes that have been destroyed, lost, stolen, replaced, or paid as provided in the indenture, notes for whose payment money has been deposited in trust or segregated and held in trust by the indenture trustee and later repaid to the issuer or discharged from the trust estate as provided in the indenture, and notes that have been redeemed by either the owner of the transferor interest or the Note Insurer as described in "--Redemption of the Notes" below); or

               (B) all notes not previously delivered to the indenture trustee for cancellation have become payable, will become payable at their scheduled maturity date within one year, or are to be called for redemption within one year under arrangements satisfactory to the indenture trustee for the giving of notice of redemption by the indenture trustee in the name, and at the expense, of the issuer, and the issuer has irrevocably deposited with the indenture trustee sufficient cash or direct obligations of or obligations guaranteed by the United States (which will mature before the date the amounts are payable), in trust for these purposes;

         2. 367 days after the issuer has paid all other sums payable under the indenture by the issuer and all amounts due and owing to the
               Note Insurer under the Insurance Agreement (other than related to any termination of the indenture pursuant to a redemption of notes by either the owner of the transferor interest or the Note Insurer as described in "--Redemption of the Notes" below); and

         3. the issuer has delivered to the indenture trustee and the Note Insurer an officer's certificate, a counsel's opinion, and (if required by the TIA, the indenture trustee, or the Note Insurer) an independent accountant's certificate each stating that all conditions precedent provided for in the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Redemption of the Notes

         With the consent of the Note Insurer the transferor may, subject to the conditions specified in the sale and servicing agreement, purchase all the mortgage loans then included in the trust estate on any payment date on or after which the aggregate Note Principal Balance is less than or equal to 10% of the aggregate Original Note Principal Balance. If the transferor does not exercise this option, the Note Insurer may, with the consent of the transferor (which shall not be unreasonably withheld), purchase all the mortgage loans then included in the trust estate. That purchase will result in the redemption of the notes in whole. The redemption price for the notes will be the Note Principal Balance plus accrued aggregate note interest through the day before the redemption date plus interest accrued on the aggregate Unpaid Investor Interest Shortfall, to the extent legally permissible. No premium or penalty will be payable by the issuer in any redemption of the notes. "Unpaid Investor Interest Shortfall" means the aggregate amount of note interest that was accrued for a prior payment date and has not been paid to noteholders.

         Payment on the notes will only be made on presentation and surrender of the notes at the office or agency of the indenture trustee specified in the redemption notice. If all of the noteholders do not surrender their notes for final payment and cancellation by the redemption date, the indenture trustee will on that date cause the remaining amounts representing the redemption price in the collection account not paid in redemption to noteholders to be withdrawn and credited to the remaining noteholders by depositing the funds in a separate escrow account for the benefit of the noteholders and the issuer.

The Indenture Trustee

         Bank One, National Association, a national banking association with its principal place of business in Illinois, is the indenture trustee.

         The commercial bank or trust company serving as indenture trustee may own notes and have normal banking relationships with the master servicer, the transferor, the Note Insurer and their affiliates.

         The indenture trustee may resign at any time, in which event the issuer must appoint a successor indenture trustee with the consent of the transferor and the Note Insurer. The Note Insurer or noteholders representing not less than 51% of the aggregate outstanding note principal amount may remove the indenture trustee at any time and the issuer shall then appoint a successor indenture trustee reasonably acceptable to the Note Insurer. The issuer (or the transferor if the issuer fails to do so) shall remove the indenture trustee and appoint a successor reasonably acceptable to the Note Insurer if the indenture trustee ceases to be eligible to continue as such under the indenture, if the indenture trustee becomes insolvent or if the indenture trustee otherwise becomes incapable of acting. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

The Custodian

         Treasury Bank, National Association ("Treasury Bank"), a national banking association and an affiliate of the sponsor and master servicer, is the custodian and will hold the mortgage notes on behalf of the indenture trustee. Treasury Bank's principal place of business is 1199 N. Fairfax Street, Suite 500, Alexandria, Virginia 22314. Treasury Bank's document custody facility is located at 4100 E. Los Angeles Avenue, Simi Valley, California 93063.

         The master servicer, the transferor, the Note Insurer, and their affiliates may maintain other banking relationships in the ordinary course of business with the custodian. The payment of the fees and expenses of the custodian is solely the obligation of the Issuer.

         The custodial agreement contains provisions for the indemnification of the custodian for any loss, liability, or expense incurred without negligence, willful misconduct, or bad faith on its part, arising out of or in connection with the acceptance or administration of the custodial agreement.

         The custodian may resign immediately at any time by giving written notice thereof to the indenture trustee, master servicer, the transferor, and the Note Insurer. The Note Insurer may remove the Custodian if the long term debt rating of Countrywide Credit Industries, Inc. has been withdrawn, suspended, or falls below a rating of "BBB" by Standard & Poor's or "Baa2" by Moody's. No resignation or removal of the custodian and no appointment of a successor custodian shall become effective until the acceptance of appointment by a successor custodian.

                 Description of the Sale and Servicing Agreement

Assignment of Mortgage Loans

         At the time of issuance of the notes, the depositor will transfer to the indenture trustee, as designee of the Trust, the amounts to be deposited into the Additional Loan Account and all of its interest in each mortgage loan acquired on the closing date (including any Additional Balances arising in the future) and related credit line agreements, mortgages, and certain other related documents (collectively, the "Related Documents"), including all collections received on each initial mortgage loan after the initial cut-off date (exclusive of payments of accrued interest due on or before the initial cut-off date). The owner trustee, concurrently with the transfer, will deliver the notes to the depositor and the transferor certificate to the transferor. Subsequent closings may occur for the purchase of Additional Home Equity Loans on dates specified by the depositor during the Funding Period. On those closing dates the depositor will transfer to the trust all of its interest in the Additional Home Equity Loans being acquired by the trust estate that day, the Related Documents, and all collections received on the Additional Home Equity Loans after a date designated in connection with the transfer. Each mortgage loan transferred to the trust estate will be identified on a mortgage loan schedule delivered to the indenture trustee pursuant to the sale and servicing agreement. The mortgage loan schedule will include information as to the principal balance of each mortgage loan as of the initial cut-off date or subsequent cut-off date, as applicable, as well as information with respect to the loan rate.

         The sale and servicing agreement will require that Countrywide deliver to the depositor for delivery to the Trust, and the Trust will deliver to the custodian, the mortgage notes related to the mortgage loans endorsed in blank and the Related Documents

         o on the initial closing date, with respect to not less than 50% of the initial mortgage loans transferred to the trust estate on that date;

         o not later than the twentieth day after the initial closing date, with respect to not less than 40% of the initial mortgage loans transferred to the trust estate on the initial closing date;

         o not later than 30 days after the initial closing date, with respect to the remaining initial mortgage loans;

         o not later than the twentieth day after the relevant closing date, with respect to not less than 80% of the relevant Additional Home Equity Loans; and

         o not later than 30 days after the relevant closing date, with respect to the remaining relevant Additional Home Equity Loans.

         In lieu of delivery of original documentation, Countrywide may deliver documents that have been imaged optically on delivery to the indenture trustee and the Note Insurer of an opinion of outside counsel that the imaged documents are enforceable to the same extent as the originals and do not impair the enforceability of the transfer to the trust estate of the mortgage loans, provided the retention of the imaged documents in the delivered format will not result in a reduction in the then current rating of the notes without regard to the Policy.

         In addition, with respect to any of the mortgage loans, in lieu of transferring the related mortgage to the indenture trustee as one of the Related Documents, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgage for some or all of the mortgage loans in the Trust that are not already held in the MERS(R) System may, at the discretion of the master servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R) System, the mortgage is recorded in the name of the Mortgage Electronic Registration System, Inc. or MERS(R), as nominee for the owner of the mortgage loan (who, upon the transfer of the initial mortgage loans on the closing date and the additional home equity loans on each subsequent closing date, will be the indenture trustee), and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the master servicer, registered electronically through the MERS(R) System. For each of these mortgage loans, MERS(R) serves as a mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the owner trustee, and does not have any interest in that mortgage loan.

         The sale and servicing agreement will not require Countrywide to record assignments of the mortgage loans to the owner trustee or the indenture trustee so long as (i) no Event of Servicing Termination has occurred and not been waived, (ii) the Note Insurer has not delivered to the Master Servicer a written request that the Master Servicer, at its expense, record the assignments of mortgage loans because the Note Insurer has determined, in its reasonable judgment, that recordation is necessary to protect the Note Insurer's interest with respect to those mortgage loans because (a) the Note Insurer has been so advised by counsel as a result of a change that occurred after the closing date in applicable law or the interpretation thereof or (b) with respect to a particular mortgage loan, of the insolvency of the related mortgagor, or (iii) the rating of the long-term senior unsecured debt obligations of Countrywide is not withdrawn, suspended, or reduced below a rating of "BBB" by Standard & Poor's or "Baa2" by Moody's. If Countrywide's long-term senior unsecured debt obligations rating does not satisfy the above-described standard, Countrywide will have 90 days to record assignments of the mortgages for each mortgage loan in favor of the indenture trustee (unless opinions of counsel satisfactory to the Rating Agencies and the Note Insurer to the effect that recordation of the assignments or delivery of the documentation is not required in the relevant jurisdiction to protect the interest of the indenture trustee in the mortgage loans).

         In accordance with the sale and servicing agreement and the custodial agreement, within 180 days of the closing date with respect to the mortgage loans acquired on the closing date and within 180 days of the relevant closing date with respect to Additional Home Equity Loans, the custodian will review the mortgage loans and the Related Documents. If any mortgage loan or Related Document is found to be defective in any material respect and the defect is not cured within 90 days following notification of it to the sponsor and the depositor by the indenture trustee, the sponsor must accept the transfer of the mortgage loan from the trust estate. The principal balance of any mortgage loan so transferred will be deducted from the Loan Pool Balance, thus reducing the amount of the transferor interest. If the deduction would cause the Transferor Principal Balance to become less than the greater of the Minimum Transferor Interest and the Required Transferor Subordinated Amount at the time (a "Transfer Deficiency"), the sponsor must either substitute an Eligible Substitute Mortgage Loan or make a deposit into the collection account (the "Transfer Deposit Amount") equal to the amount by which the transferor interest would be reduced to less than the greater of the Minimum Transferor Interest and the Required Transferor Subordinated Amount at the time. Except to the extent substituted for by an Eligible Substitute Mortgage Loan, the transfer of the mortgage loan out of the trust estate will be treated under the sale and servicing agreement as a payment in full of the mortgage loan. Any Transfer Deposit Amount will be treated as a principal collection. No transfer shall be considered to have occurred unless all required deposits to the collection account are actually made. The obligation of the sponsor to accept a transfer of a Defective Mortgage Loan and to make any required deposits are the sole remedies for any defects in the mortgage loans and Related Documents available to the owner trustee, the indenture trustee or the noteholders.

         An "Eligible Substitute Mortgage Loan" is a mortgage loan substituted by the sponsor for a Defective Mortgage Loan that must, on the date of substitution,

         o have a principal balance (or in the case of a substitution of more than one mortgage loan for a Defective Mortgage Loan, an aggregate principal balance) outstanding that is not 10% more or less than the Transfer Deficiency relating to the Defective Mortgage Loan;

         o have a loan rate not less than the loan rate of the Defective Mortgage Loan and not more than 1.000% in excess of the loan rate of the Defective Mortgage Loan;

         o have a loan rate based on the same index (prime rate) with adjustments to the loan rate made on the same Interest Rate Adjustment Date as that of the Defective Mortgage Loan;

         o have a FICO not less than the FICO of the Defective Mortgage Loan and not more than 50 points higher than the FICO for the Defective Mortgage Loan;

         o have a margin that is not less than the margin of the Defective Mortgage Loan and not more than 100 basis points higher than the margin for the Defective Mortgage Loan;

         o have a mortgage of the same or higher level of priority as the mortgage relating to the Defective Mortgage Loan;

         o have a remaining term to maturity not more than six months earlier and not more than 60 months later than the remaining term to maturity of the Defective Mortgage Loan;

         o comply with each representation and warranty regarding the mortgage loans in the sale and servicing agreement (deemed to be made as of the date of substitution);

         o have an original combined loan-to-value ratio not greater than that of the Defective Mortgage Loan; and

         o satisfy certain other conditions specified in the sale and servicing agreement.

         The sponsor will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the indenture trustee, the Trust and the Note Insurer with respect to each mortgage loan (e.g., cut-off date principal balance and loan rate). In addition, the sponsor will represent and warrant on the closing date that at the time of transfer to the depositor, the sponsor has transferred or assigned all of its interest in each mortgage loan and the Related Documents, free of any lien, and likewise represent and warrant on each relevant closing date with respect to each Additional Home Equity Loan. Upon discovery of a breach of any representation and warranty that materially and adversely affects the interests of the Trust, the indenture trustee, the noteholders or the Note Insurer in the related mortgage loan and Related Documents, the sponsor will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the sponsor must accept a transfer of the Defective Mortgage Loan from the Trust. The same procedure and limitations as in the second preceding paragraph for the transfer of Defective Mortgage Loans will apply to the transfer of a mortgage loan that must be transferred because of a breach of a representation or warranty in the sale and servicing agreement that materially and adversely affects the interests of the noteholders.

         Mortgage loans required to be transferred to the sponsor as described in the preceding paragraphs are referred to as "Defective Mortgage Loans."

Payments on Mortgage Loans; Deposits to Collection Account

         The master servicer will establish and maintain a collection account in trust for the noteholders, the transferor and the Note Insurer, as their interests may appear. The collection account will be an Eligible Account. Except for amounts representing administrative charges, annual fees, taxes, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a mortgaged property, or similar items, the master servicer will deposit all amounts collected on the mortgage loans in the collection account within two business days of receipt unless the master servicer qualifies for monthly depositing. Mortgage loan collections may be remitted to the collection account by the master servicer on a monthly basis not later than the business day before the related payment date so long as Countrywide is the master servicer, Countrywide's unsecured debt obligations meet certain ratings requirements by Moody's and by Standard & Poor's, and the
Note Insurer's claims-paying ability is rated "Aaa" by Moody's and "AAA" by Standard & Poor's.

         Amounts deposited in the collection account may be invested in Eligible Investments maturing no later than one business day before the next payment date. Any income realized from these investments belong to the master servicer and any losses incurred on these investments that reduce principal will be deposited in the collection account by the master servicer out of its own funds. Not later than the third business day before each payment date (the "Determination Date"), the master servicer will notify the indenture trustee of the amount of the deposit to be included in funds available for the related payment date.

         An "Eligible Account" is

         o an account that is maintained with a depository institution whose debt obligations throughout the time of any deposit in it have the highest short-term debt rating by the Rating Agencies,

         o an account with a depository institution having a minimum long-term unsecured debt rating of "BBB" by Standard & Poor's and "Baa3" by Moody's, which accounts are fully insured by either the Savings Association Insurance Fund or the Bank Insurance Fund of the Federal Deposit Insurance Corporation,

         o a segregated trust account maintained with the indenture trustee or an affiliate of the indenture trustee in its fiduciary capacity, or

         o     an account otherwise acceptable to each Rating Agency and the
               Note Insurer as evidenced by a letter from each Rating Agency and the Note Insurer to the indenture trustee, without reduction or withdrawal of each Rating Agency's then current ratings of the notes without regard to the Policy.

         Eligible Investments are limited to:

         o     obligations of the United States;

         o obligations of any agency of the United States the timely payment of which are backed by the full faith and credit of the United States;

         o general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the notes by each Rating Agency without regard to the Policy;

         o commercial paper issued by Countrywide Home Loans, Inc. or any of its affiliates that is rated no lower than "A-1" by Standard & Poor's and "P-2" by Moody's if the long-term debt of Countrywide Home Loans, Inc. is rated at least A3 by Moody's, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the notes by any Rating Agency without regard to the Policy;

         o commercial or finance company paper that is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the notes by any Rating Agency without regard to the Policy;

         o certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or any of its states and subject to supervision and examination by federal or state banking authorities, if the commercial paper or long term unsecured debt obligations of the depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of the holding company, but only if Moody's is not a Rating Agency) are then rated in one of the two highest long-term and the highest short-term ratings of each Rating Agency for the notes, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the notes by any Rating Agency without regard to the Policy;

         o demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

         o guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of the agreements, such conditions as will not result in the downgrading or withdrawal of the rating then assigned to the notes by any Rating Agency without regard to the Policy;

         o repurchase obligations with respect to any security described in the first and second bullet points, in either case entered into with a depository institution or trust company (acting as principal) described in the fifth bullet point;

         o securities (other than stripped bonds, stripped coupons, or instruments sold at a purchase price in excess of 115% of their face amount) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any of its states that, at the time of the investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, the rating shall be the highest commercial paper rating of Moody's for the securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the notes by any Rating Agency without regard to the Policy, as evidenced by a signed writing delivered by each Rating Agency;

         o interests in any money market fund that at the date of acquisition of the interests in the fund and throughout the time the interests are held has the highest applicable rating by each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the notes by each Rating Agency without regard to the Policy;

         o short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any of its states that on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the notes by each Rating Agency without regard to the Policy; and

         o any other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency that will not result in the downgrading or withdrawal of the rating then assigned to the notes by any Rating Agency without regard to the Policy, as evidenced by a signed writing delivered by each Rating Agency.

However, no instrument is an Eligible Investment if it evidences the right to receive

         o     interest only payments on the obligations underlying it or

         o both principal and interest payments derived from obligations underlying the instrument and the interest and principal payments from the instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

No instrument otherwise described as an Eligible Investment may be purchased at a price greater than par if it may be prepaid or called at a price less than its purchase price before its stated maturity.

Allocations and Collections

         All collections on the mortgage loans will generally be allocated in accordance with the credit line agreements between interest and principal. Interest collections for any payment date will be equal to the amounts collected during the related Collection Period allocated to interest pursuant to the credit line agreements, including portions of net liquidation proceeds, insurance proceeds and optional advances made by the master servicer pursuant to the sale and servicing agreement, less

         o     servicing fees for the related Collection Period and

         o amounts payable to the master servicer pursuant to the sale and servicing agreement as reimbursement of optional advances of the interest component of any delinquent monthly payments on the mortgage loans.

Principal collections for any payment date will be equal to the sum of

         o the amounts collected during the related Collection Period allocated to principal pursuant to the credit line agreements, including portions of net liquidation proceeds, and optional advances made by the master servicer pursuant to the sale and servicing agreement, and

         o     any Transfer Deposit Amounts.

         The Transfer Deposit Amount refers to an amount that may be deposited by the sponsor into the collection account equal to the amount by which the transferor interest would be reduced to less than the greater of the Minimum Transferor Interest and the Required Transferor Subordinated Amount under certain circumstances where the sponsor is required to accept the transfer of Defective Mortgage Loans from the trust estate. See "Description of the Sale and Servicing Agreement -- Assignment of Mortgage Loans" in this prospectus supplement.

         Liquidation proceeds are the proceeds (excluding any amounts drawn on the Policy) received in connection with the liquidation of any mortgage loan, whether through trustee's sale, foreclosure sale or otherwise. Net liquidation proceeds of a mortgage loan are the liquidation proceeds reduced by related expenses, but not in excess of the principal balance of the mortgage loan plus accrued and unpaid interest thereon to the end of the Collection Period during which the mortgage loan became a Liquidated Mortgage Loan.

Amendments to Credit Line Agreements

         Subject to applicable law and to certain limitations described in the sale and servicing agreement, the master servicer may change the terms of the credit line agreements at any time provided that the changes

         o do not materially and adversely affect the interest of the noteholders, the transferor or the Note Insurer, and

         o     are consistent with prudent business practice.

In addition, the sale and servicing agreement permits the master servicer, within certain limits, to increase the credit limit of the related mortgage loan or reduce the margin for the mortgage loan.

Optional Transfers of Mortgage Loans to the Transferor

         To permit the transferor to reduce the transferor interest any time the transferor interest exceeds the level required by the Note Insurer and the Rating Agencies, on any payment date the transferor may, but is not obligated to, remove on the payment date (the "Transfer Date") certain mortgage loans without notice to the noteholders. The transferor is permitted to designate the mortgage loans to be removed. Mortgage loans so designated will only be removed upon satisfaction of the following conditions:

         o     no Rapid Amortization Event has occurred;

         o the transferor interest as of the Transfer Date (after giving effect to the removal) is equal to or exceeds the greater of the Minimum Transferor Interest and the Required Transferor Subordinated Amount;

         o the transfer of any mortgage loans on any Transfer Date during the Managed Amortization Period will not, in the reasonable belief of the transferor, cause a Rapid Amortization Event or an event that with notice or lapse of time or both would constitute a Rapid Amortization Event to occur;

         o the transferor delivers to the indenture trustee a mortgage loan schedule containing a list of all mortgage loans remaining in the loan pool after the removal and the master servicer shall have marked the electronic ledger to show that the transferred mortgage loans are no longer owned by the Trust or included in the trust estate;

         o the transferor represents and warrants that no selection procedures that the transferor reasonably believes are adverse to the interests of the noteholders or the Note Insurer were used by the transferor in selecting the mortgage loans;

         o in connection with each retransfer of mortgage loans, the Rating Agencies and the Note Insurer shall have been notified of the proposed transfer and before the Transfer Date each Rating Agency has notified the transferor, the indenture trustee and the Note Insurer in writing that the transfer would not result in a reduction or withdrawal of the ratings assigned to the notes without regard to the Policy; and

         o the transferor shall have delivered to the owner trustee, the indenture trustee and the Note Insurer an officer's certificate confirming the six conditions preceding this one.

As of any date of determination within any Collection Period, the "Minimum Transferor Interest" is an amount equal to the lesser of (a) 1.00% of the loan balance and any amounts remaining in the Additional Loan Account at the beginning of the immediately preceding Collection Period and (b) 0.50% of the Loan Pool Balance as of the initial cut-off date plus the original balance of the Additional Loan Account.

Collection and Other Servicing Procedures on Mortgage Loans

         The master servicer will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the sale and servicing agreement, follow collection procedures it follows servicing home equity loans in its servicing portfolio of mortgage loans it owns or comparable to the mortgage loans that it owns. Consistent with the above, the master servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the mortgage loans.

         The master servicer may arrange with a borrower of a mortgage loan a schedule for the payment of interest due and unpaid for a period so long as the arrangement is consistent with the master servicer's policies with respect to mortgage loans it owns. In accordance with the sale and servicing agreement, the master servicer may consent under certain circumstances to the placing of a subsequent senior lien ahead of a mortgage loan.

Hazard Insurance

         The sale and servicing agreement provides that the master servicer maintain hazard insurance on the mortgaged properties relating to the mortgage loans. While the related credit line agreements generally require borrowers to maintain hazard insurance, the master servicer will not monitor the maintenance of hazard insurance.

         The sale and servicing agreement requires the master servicer to maintain for any mortgaged property relating to a mortgage loan acquired in foreclosure of a mortgage loan, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount equal to the lesser of

         o     the maximum insurable value of the mortgaged property or

         o the outstanding balance of the mortgage loan plus the outstanding balance on any mortgage loan senior to the mortgage loan at the time of foreclosure or deed in lieu of foreclosure, plus accrued interest and the master servicer's good faith estimate of the related liquidation expenses to be incurred in connection therewith.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and the like, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms, their basic terms are dictated by state laws and most of them typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive or an exact description of the insurance policies relating to the mortgaged properties.

Realization on Defaulted Mortgage Loans

         The master servicer will foreclose on or otherwise comparably convert to ownership mortgaged properties securing mortgage loans that come into default when, in accordance with applicable servicing procedures under the sale and servicing agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with a foreclosure or other conversion, the master servicer will follow practices it deems appropriate and in keeping with its general mortgage servicing activities. The master servicer need not expend its own funds in connection with any foreclosure or other conversion, correction of default on a related senior mortgage loan, or restoration of any property unless, in its sole judgment, the expenditure of funds in the foreclosure, correction or restoration will increase net liquidation proceeds. The master servicer will be reimbursed out of liquidation proceeds and, if necessary, from other collections on the mortgage loans for advances of its own funds as liquidation expenses before any net liquidation proceeds are paid to noteholders or the transferor.

Optional Purchase of Defaulted Loans

         The master servicer may, at its option but subject to the conditions in the sale and servicing agreement, purchase from the Trust any mortgage loan that is delinquent in payment for the number of days specified in the sale and servicing agreement. Any purchase of a delinquent mortgage loan will be at a price equal to 100% of the principal balance of the mortgage loan plus accrued interest at the applicable loan rate from the date through which interest was last paid by the related mortgagor to the first day of the month in which the purchase proceeds are to be paid to noteholders.

Servicing Compensation and Payment of Expenses

         The master servicer will receive from interest received on the mortgage loans for each Collection Period a portion of the interest collections as a monthly servicing fee in the amount equal to 0.50% per annum on the aggregate principal balances of the mortgage loans as of the first day of the related Collection Period. All assumption fees, late payment charges, termination fees and other fees and charges, to the extent collected from borrowers, will be retained by the master servicer as additional servicing compensation.

         The master servicer will pay certain ongoing expenses associated with the trust estate and incurred by it in connection with its responsibilities under the sale and servicing agreement. In addition, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted mortgage loans and in connection with the restoration of mortgaged properties, its right of reimbursement being before the rights of noteholders to receive any related net liquidation proceeds and, if necessary, other collections on the mortgage loans.

Evidence as to Compliance

         The sale and servicing agreement provides for delivery by the last day of March in each year, beginning March 31, 2003, to the indenture trustee, the
Note Insurer and the Rating Agencies of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled its material obligations under the sale and servicing agreement throughout the preceding fiscal year, except as specified in the statement.

         By the last day of March of each year, beginning March 31, 2003, the master servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the master servicer or the transferor) to the indenture trustee, the Note Insurer and the Rating Agencies to the effect that it has examined certain documents and the records relating to servicing of the mortgage loans under the sale and servicing agreement and that, on the basis of its examination, the firm believes that such servicing was conducted in compliance with the sale and servicing agreement except for exceptions the firm believes to be immaterial and any other exceptions specified in the report.

Certain Matters Regarding the Master Servicer

         The sale and servicing agreement provides that the master servicer may not resign as master servicer, except in connection with a permitted transfer of servicing, unless

              (a) its obligations as master servicer are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its affiliate or

              (b)   on satisfaction of the following conditions:

         o the master servicer has proposed a successor servicer to the indenture trustee in writing and the proposed successor servicer is reasonably acceptable to the indenture trustee;

         o the Rating Agencies have confirmed to the indenture trustee and the Note Insurer that the appointment of the proposed successor servicer as the master servicer will not result in the reduction or withdrawal of the then current rating of the notes without regard to the Policy; and

         o     the proposed successor servicer is reasonably acceptable to the
               Note Insurer.

No resignation of the master servicer will become effective until the indenture trustee or a successor servicer has assumed the master servicer's duties under the sale and servicing agreement.

         The master servicer may perform any of its obligations under the sale and servicing agreement through subservicers or delegates, which may be affiliates of the master servicer. Notwithstanding any subservicing arrangement, the master servicer will remain liable to the indenture trustee, the noteholders, the transferor and the Note Insurer for the master servicer's obligations under the sale and servicing agreement, without any diminution of its obligations and as if the master servicer itself were performing the obligations.

         The sale and servicing agreement provides that the master servicer will indemnify the Trust and the indenture trustee against any loss, liability, expense, damage, or injury suffered as a result of the master servicer's actions or omissions in connection with the servicing and administration of the mortgage loans that are not in accordance with the sale and servicing agreement. The sale and servicing agreement provides that other than the indemnification by the master servicer neither the master servicer nor their directors, officers, employees, or agents will be liable to the trust estate, the owner trustee, the transferor, or the noteholders for any action taken or for refraining from taking any action in good faith pursuant to the sale and servicing agreement. However, neither the master servicer nor its directors, officers, employees, or agents will be protected against any liability that would otherwise be imposed for misfeasance, bad faith, or gross negligence of the master servicer in the performance of its duties under the sale and servicing agreement or for reckless disregard of its obligations under the sale and servicing agreement. In addition, the sale and servicing agreement provides that the master servicer need not appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the sale and servicing agreement and that in its opinion may expose it to any expense or liability. The master servicer may, in its sole discretion, undertake any legal action that it deems appropriate with respect to the sale and servicing agreement and the interests of the noteholders (without considering the effect of the Policy).

Events of Servicing Termination

         The "Events of Servicing Termination" are:

         1. any failure by the master servicer to deposit in the collection account any deposit required to be made under the sale and servicing agreement, which failure continues unremedied either beyond the relevant payment date or for five business days (or, if the master servicer is permitted to remit collections on the mortgage loans to the collection account on a monthly basis as described under "--Payments on Mortgage Loans; Deposits to Collection Account," three business days) after the giving of written notice of the failure to the master servicer by the indenture trustee, or to the master servicer and the indenture trustee by the Note Insurer or noteholders of at least 25% of the aggregate Note Principal Balance;

         2. any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the notes or the sale and servicing agreement that, in each case, materially and adversely affects the interests of the noteholders or the Note Insurer and continues unremedied for 60 days after the giving of written notice of the failure to the master servicer by the indenture trustee, or to the master servicer and the indenture trustee by the Note Insurer or noteholders of at least 25% of the aggregate Note Principal Balance; or

         3. certain events of insolvency, liquidation, inability to pay its debts, or similar proceedings relating to the master servicer.

         Notwithstanding the foregoing, a delay in or failure of performance referred to under clause 1 above for a period of five or more business days or referred to under clause 2 above for a period of 60 or more days, will not constitute an Event of Servicing Termination if the delay or failure could not be prevented by the exercise of reasonable diligence by the master servicer and the delay or failure was caused by an act of God or other similar occurrence. The master servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the sale and servicing agreement by an act of God or other similar occurrence, and the master servicer shall provide the indenture trustee, the depositor, the transferor, the Note Insurer and the noteholders prompt notice of any failure or delay by it, together with a description of its efforts to perform its obligations.

Rights After an Event of Servicing Termination

         So long as an Event of Servicing Termination remains unremedied, either the indenture trustee or noteholders of at least 51% of the aggregate Note Principal Balance (with the consent of the Note Insurer) or the Note Insurer, may terminate all of the rights and obligations of the master servicer under the sale and servicing agreement, whereupon the indenture trustee will succeed to all the obligations of the master servicer under the sale and servicing agreement and will be entitled to similar compensation arrangements. If the indenture trustee would be obligated to succeed the master servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the sale and servicing agreement and having a net worth of at least $15,000,000 and acceptable to the Note Insurer to act as successor to the master servicer under the sale and servicing agreement. Pending such appointment, the indenture trustee must act as master servicer unless prohibited by law. The successor master servicer will be entitled to receive the same compensation that the master servicer would otherwise have received (or such lesser compensation as the indenture trustee and the successor may agree on). A trustee in bankruptcy or the master servicer as debtor in possession may be empowered to prevent the termination and replacement of the master servicer where the Event of Servicing Termination that has occurred is an insolvency event.

Termination

         The obligations and responsibilities of the sponsor, the master servicer, the depositor, the Trust, and the indenture trustee under the sale and servicing agreement (other than the obligation of the master servicer to send certain notices) will terminate on the earlier of (i) the transfer of all the mortgage loans as described below, (ii) the termination of the trust agreement or the satisfaction and discharge of the indenture, and (iii) the final payment or other liquidation of the last mortgage loan remaining in the trust estate or the disposition of all property acquired in foreclosure or by deed in lieu of foreclosure of any mortgage loan.

         With the consent of the Note Insurer, the mortgage loans will be subject to optional transfer to the transferor from the payment date immediately before which the aggregate Note Principal Balance is reduced to an amount less than or equal to 10% of the aggregate original Note Principal Balance. If the transferor does not exercise this option, the mortgage loans will be subject to the optional transfer to the Note Insurer, with the consent of the transferor. The transfer price will be equal to the sum of

         o the Note Principal Balance of the notes plus accrued interest at the applicable note rate through the day preceding the final payment date, and

         o accrued interest on any aggregate Unpaid Investor Interest Shortfall, to the extent legally permissible.

Amendment

         The sale and servicing agreement may be amended from time to time by the sponsor, the master servicer, the depositor, the owner trustee and the indenture trustee, with the consent of the Note Insurer, if the Rating Agencies have been given 10 days notice and have notified the Trust that the amendment will not result in a reduction or withdrawal of the then current rating of the notes. The sale and servicing agreement may also be amended from time to time by the sponsor, the master servicer, the depositor, the Trust and the indenture trustee, with the consent of the Note Insurer and of Holders of not less than 66 2/3% of the aggregate outstanding principal amounts of the notes.

                      Description of the Purchase Agreement

         The mortgage loans to be transferred to the Trust by the depositor will be purchased by the depositor from the sponsor pursuant to a purchase agreement to be entered into between the depositor, as purchaser of the mortgage loans, and the sponsor, as transferor of the mortgage loans. Under the purchase agreement, the sponsor will agree to transfer the mortgage loans and related Additional Balances to the depositor. Pursuant to the sale and servicing agreement, the mortgage loans will be immediately transferred by the depositor to the Trust, and the depositor will assign its rights under the purchase agreement to the Trust. The following is a description of the material provisions of the purchase agreement.

Transfers of Mortgage Loans

         Pursuant to the purchase agreement, the sponsor will transfer to the depositor, all of its interest in the mortgage loans (including any Additional Home Equity Loans) and all of the Additional Balances subsequently created. The purchase price of the mortgage loans is a specified percentage of their face amount as of the time of transfer and is payable by the depositor in cash. The purchase price of each Additional Balance comprising the principal balance of a mortgage loan is the amount of the Additional Balance.

Representations and Warranties

         The sponsor will represent and warrant to the depositor that, among other things, as of the closing date and each subsequent closing date, it is duly organized and in good standing and that it has the authority to consummate the transactions contemplated by the purchase agreement. The sponsor will also represent and warrant to the depositor that, among other things, immediately before the sale of the mortgage loans to the depositor, the sponsor was the sole owner and holder of the mortgage loans free of any liens and security interests. The sponsor will make similar representations and warranties in the sale and servicing agreement. The sponsor will also represent and warrant to the depositor that, among other things, as of the closing date, the purchase agreement constitutes a valid and legally binding obligation of the sponsor and a valid sale to the depositor of all interest of the sponsor in the mortgage loans and their proceeds.

Assignment to Trust

         The sponsor will expressly acknowledge and consent to the depositor's transfer of its rights relating to the mortgage loans under the sale and servicing agreement to the Trust and the security interest granted in those rights under the indenture. The sponsor also will agree to perform its obligations under the purchase agreement for the benefit of the Trust.

Termination

         The obligations of the depositor and the sponsor under the purchase agreement will terminate on the satisfaction and discharge of the indenture.

                                 Use of Proceeds

         The notes and transferor's interest will be exchanged for the initial mortgage loans and the deposit to the Additional Loan Account.

                    Material Federal Income Tax Consequences

General

         The following discussion, which summarizes the material U.S. federal income tax aspects of the purchase, ownership and disposition of the notes, is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the U.S. federal income tax laws which may be relevant to beneficial owners of the notes in light of their personal investment circumstances or to certain types of beneficial owners of the notes subject to special treatment under the U.S. federal income tax laws (for example, banks and life insurance companies). Investors should consult their tax advisors regarding U.S. federal, state, local, foreign and any other tax consequences to them of investing in the notes.

Characterization of the Notes as Indebtedness

         The determination of whether the notes are debt for U.S. federal income tax purposes must be made based on the facts and circumstances at the time the notes are considered issued for federal income tax purposes. The notes will initially be owned by a corporate affiliate of the transferor, and will be considered to be issued upon their sale for cash or property by the corporate affiliate to unrelated parties. When the notes are transferred to parties unrelated to the transferor, it is the opinion of Sidley Austin Brown & Wood LLP, special tax counsel to the depositor ("Tax Counsel") that the notes will be treated as debt for U.S. federal income tax purposes. This opinion is based on the application of current law to the facts as established by the indenture and other relevant documents and assumes compliance with the indenture as in effect on the date of issuance of the notes.

         Although the non-tax treatment of the transaction will differ from the tax treatment, this will not cause the notes to be treated as other than indebtedness. Under the indenture, the transferor, the depositor and the noteholders, by accepting the notes, and each note owner by its acquisition of a beneficial interest in a note, have agreed to treat the notes as indebtedness secured by the mortgage loans for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the transferor intends to treat this transaction as a sale of an interest in the principal balances of the mortgage loans for financial accounting purposes.

         In general, for U.S. federal income tax purposes, whether a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or label. While the Internal Revenue Service ("IRS") and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel has analyzed and relied on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the mortgage loans has not been transferred to the beneficial owners of the notes.

         In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel has advised that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the notes as debt or otherwise makes the rationale of those cases inapplicable to this situation.

Possible Classification of the Trust Estate as a Partnership or a Corporation

         Tax Counsel is of the opinion that neither the trust estate nor any portion of the trust estate will be treated as a corporation or publicly traded partnership taxable as a corporation. See "Material Federal Income Tax Consequences" in the prospectus. The opinion of Tax Counsel, however, is not binding on the courts or the IRS. It is possible the IRS could assert that, for purposes of the Code, the transaction contemplated by this prospectus supplement and the accompanying prospectus with respect to the notes constitutes a sale of the mortgage loans to the trust estate and a sale of interests in the trust estate to the investors (that is, the beneficial owners of the notes). Moreover, the IRS could assert that the trust estate is properly treated as a corporation or partnership and that the investors are properly treated as stockholders or partners. Since Tax Counsel has advised that the notes will be treated as indebtedness in the hands of the noteholders for U.S. federal income tax purposes, the transferor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations.

         If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the trust estate would be subject to U.S. federal income tax at corporate income tax rates on the income it derives from the mortgage loans, which would reduce the amounts available for payment to the beneficial owners of the notes. Cash payments to the beneficial owners of the notes generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

         If the trust estate was treated as a partnership between the beneficial owners of the notes and the holder of the transferor's interest, the partnership itself would not be subject to U.S. federal income tax (unless it was characterized as a publicly traded partnership taxable as a corporation); rather, the transferor and each investor would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits . In addition, as a partner, the amount and timing of the investor's items of income and deductions could differ from the amount and timing of the investor's items of income and deduction as a debt holder.

Possible Classification of the Trust Estate as a Taxable Mortgage Pool

         In relevant part, Section 7701(i) of the Code provides that any entity (or a portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or a portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the entity's debt obligations (or an underlying arrangement), payments on the debt obligations bear a relationship to the debt instruments held by the entity.

         Assuming that all of the provisions of the sale and servicing agreement and the trust agreement, as in effect on the date of issuance, are complied with, Tax Counsel is of the opinion that neither the trust estate nor any portion of the trust estate will be a taxable mortgage pool under Section 7701(i) of the Code. The opinion of Tax Counsel, however, is not binding on the IRS or the courts. If the IRS were to contend successfully that the arrangement created by the sale and servicing agreement and the trust agreement is a taxable mortgage pool, the arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the mortgage loans. That tax might reduce amounts available for payments to beneficial owners of the notes. The amount of the tax would depend upon whether payments to beneficial owners of the notes would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

Taxation of Interest Income of Beneficial Owners of Notes

         Assuming that the beneficial owners of the notes are holders of debt obligations for U.S. federal income tax purposes, the notes generally will be taxable as Debt Securities. See "Material Federal Income Tax Consequences" in the prospectus.

         While it is not anticipated that the notes will be issued at a greater than de minimis discount, under Treasury regulations (the "OID Regulations") it is possible that the notes could nevertheless be deemed to have been issued with original issue discount ("OID") if the interest were not treated as "unconditionally payable" under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the notes would be includible in income of beneficial owners of the notes as OID, but would not be includible again when the interest is actually received. See "Material Federal Income Tax Consequences -- Taxation of Debt Securities; Interest and Acquisition Discount" in the prospectus for a discussion of the application of the OID rules if the notes are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the OID Regulations. For purposes of calculating OID, it is likely that the notes will be treated as Pay-Through Securities.

Foreign Investors

         In general, subject to certain exceptions, interest (including OID) paid on a note to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that the interest is not effectively connected with a trade or business of the recipient in the United States and the note owner provides the required foreign person information certification. See "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" in the prospectus.

         Interest paid (or accrued) to a noteholder who is a non-U.S. Person will be considered "portfolio interest" and generally will not be subject to United States federal income tax and withholding tax, provided, that (i) the interest is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. Person, and (ii) the non-U.S. Person provides the trust estate or other person who is otherwise required to withhold U.S. tax with respect to the note with an appropriate statement (on Form W-8 BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the non-U.S. person's name and address. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the non-U.S. Person that owns that interest in the note. If the interest does not constitute portfolio interest, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable income tax treaty and the non-U.S. Person provides the trust estate, or an organization or financial institution described above, with an appropriate statement (e.g., a Form W-8BEN), signed under penalties of perjury, to that effect.

         If the interests of the beneficial owners of the notes were deemed to be partnership interests, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of the foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, a corporate foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against the foreign partner's U.S. income tax liability.

         In addition, the interest paid on notes could be subject to a 30% withholding tax (or lower treaty rate) either because the interest on the mortgage loans does not appear to satisfy the requirements to be treated as "portfolio interest" under the Code, or because, even if the interest on the underlying mortgage loans were to be treated as portfolio interest, interest payments on the notes could be treated as "guaranteed payments" within the meaning of the partnership provisions of the Code.

         If the trust estate were taxable as a corporation, payments to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless the rate were reduced by an applicable income tax treaty.

Backup Withholding

         Certain beneficial owners of the notes may be subject to backup withholding with respect to interest paid on the notes if the note owner, upon issuance, fails to supply the indenture trustee or his broker with his taxpayer identification number, furnishes an incorrect taxpayer identification number, fails to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fails to provide the indenture trustee or his broker with a certified statement, under penalties of perjury, that he is not subject to backup withholding.

         The indenture trustee will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid (and OID accrued, if any) on the notes (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "noteholder" of record is Cede & Co., as nominee for DTC, beneficial owners of the notes and the IRS will receive tax and other information including the amount of interest paid on the notes owned from participants and indirect participants rather than from the indenture trustee. (The indenture trustee, however, will respond to requests for necessary information to enable participants, indirect participants and certain other persons to complete their reports.) Each non-exempt note owner will be required to provide, under penalties of perjury, an IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt note owner fail to provide the required certification, the participants or indirect participants (or the paying agent) will be required to withhold a portion of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

                                   Other Taxes

         The depositor makes no representations regarding the state, local, or foreign tax consequences of the purchase, ownership or disposition of the notes. All investors should consult their own tax advisors regarding the federal, state, local, or foreign income tax consequences of the purchase, ownership and disposition of the notes.

                              ERISA Considerations

         Fiduciaries of employee benefit plans and certain other retirement plans and arrangements that are subject to ERISA or corresponding provisions of the Code, including individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts, annuities or arrangements are invested, persons acting on behalf of a plan, or persons using the assets of a plan, should review carefully with their legal advisors whether the purchase or holding of the notes could either give rise to a transaction that is prohibited under ERISA or the Code or cause the collateral securing the notes to be treated as plan assets for purposes of regulations of the Department of Labor in 29 C.F.R. ss. 2510.3-101 (the "Plan Asset Regulation").

Prohibited Transactions

         General. Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest or disqualified persons with respect to a plan from engaging in certain transactions (including loans) involving the plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on parties in interest or disqualified persons which engage in non-exempt prohibited transactions.

         Plan Asset Regulation and the Notes. The United States Department of Labor has issued the Plan Asset Regulation concerning the definition of what constitutes the assets of a plan for purposes of ERISA and the prohibited transaction provisions of the Code. The Plan Asset Regulation describes the circumstances under which the assets of an entity in which a plan invests will be considered to be "plan assets" so that any person who exercises control over the assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulation, generally, when a plan invests in another entity, the plan's assets do not include, solely by reason of the investment, any of the underlying assets of the entity. However, the Plan Asset Regulation provides that, if a plan acquires an "equity interest" in an entity, the assets of the entity will be treated as assets of the plan investor unless certain exceptions not applicable here apply.

         Under the Plan Asset Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and has no "substantial equity features." If the notes are not treated as equity interests in the issuer for purposes of the Plan Asset Regulation, a plan's investment in the notes would not cause the assets of the issuer to be deemed plan assets. Based on the features of the notes, their ratings, and the opinion of Tax Counsel that they will be treated as indebtedness for federal income tax purposes, the issuer believes that the notes should be treated as indebtedness without substantial equity features for ERISA purposes. Nevertheless, the issuer, the master servicer, a servicer, the indenture trustee, and any underwriter of the notes may be the sponsor of or investment advisor with respect to one or more plans. Because they may receive certain benefits in connection with the sale of the notes, the purchase of notes using plan assets over which any of them has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available.

         The notes may not be purchased with the assets of a plan if the issuer, the master servicer, a servicer, the indenture trustee, any underwriter of the notes or any of their respective affiliates:

         o has investment or administrative discretion with respect to those plan assets;

         o has authority or responsibility to give, or regularly gives, investment advice with respect to those plan assets, for a fee and pursuant to an agreement or understanding that the advice (i) will serve as a primary basis for investment decisions with respect to those plan assets, and (ii) will be based on the particular investment needs for the plan; or

         o unless Prohibited Transaction Class Exemption ("PTCE") 90-1, PTCE 91-38, or PTCE 95-60 applies, is an employer maintaining or contributing to the plan.

         If the notes are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a plan's investment in the notes. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to those assets would be deemed to be fiduciaries for the parties in interest with respect to investing plans and thus subject to the prohibited transaction provisions of section 406 of ERISA and section 4975 of the Code and, in the case of fiduciaries, to the fiduciary responsibility provisions of Title 1 of ERISA with respect to transactions involving the issuer's assets. We cannot assure you that any statutory, regulatory or administrative exemption will apply to all prohibited transactions that might arise in connection with the purchase or holding of an equity interest in the issuer by a plan.

         Without regard to whether the notes are considered to be equity interests in the issuer, certain affiliates of the issuer might be considered or might become parties in interest or disqualified persons with respect to a plan. In this case, the acquisition or holding of notes by or on behalf of the plan could be considered to give rise to a prohibited transaction within the meaning of ERISA and the Code, unless they were subject to one or more exemptions such as PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a "qualified professional asset manager"; PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or PTCE 96-23, which exempts certain transactions effected on behalf of a plan by certain "in-house asset managers." Each purchaser or transferee of a note that is a plan investor shall be deemed to have represented that the relevant conditions for exemptive relief under at least one of the foregoing exemptions or a similar exemption have been satisfied. Prospective transferees and purchasers should consider that a prohibited transaction exemption may not apply to all prohibited transactions that may arise in connection with a plan's investment in the notes.

         The sale of notes to a plan is in no respect a representation by the issuer or any underwriter of the notes that this investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that this investment is appropriate for plans generally or any particular plan.

         Any plan investor proposing to invest in the notes should consult with its counsel to confirm that the investment will not result in a prohibited transaction that is not subject to an exemption and will satisfy the other requirements of ERISA and the Code applicable to plans.

                         Legal Investment Considerations

         Although, as a condition to their issuance, the notes will be rated in the highest rating category of each of the Rating Agencies, the notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because not all of the mortgages securing the mortgage loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the notes, which, because they evidence interests in a pool that includes junior mortgage loans, are not "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984. See "Legal Investment" in the prospectus.

                             Method of Distribution

         On issuance, the notes will be delivered to an affiliate of the sponsor. From time to time, the notes may be offered through any of the following methods:

         o by negotiated firm commitment underwriting and public reoffering by underwriters;

         o by agency placements through one or more placement agents primarily with institutional investors and dealers; and

         o by placement directly by the depositor with institutional investors.

         A supplement to this prospectus supplement will be prepared that will describe the method of offering being used for the applicable notes and will set forth the identity of any underwriters thereof and either the price at which the notes are being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters, and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the notes will be determined. Each supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the depositor and the underwriters, and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the notes so offered. Notes may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

         Underwriters and agents may be entitled to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof under certain agreements entered into with the depositor.

                                  Legal Matters

         Certain legal matters with respect to the notes will be passed on for the depositor by Sidley Austin Brown & Wood LLP, New York, New York. McKee Nelson LLP will pass on certain legal matters on behalf of any underwriters.

                                     Experts

         The consolidated balance sheets of MBIA Inc. and subsidiaries and MBIA Insurance Corporation and subsidiaries as of December 31, 2001 and December 31, 2000 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 2001, incorporated by reference in this prospectus supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                     Ratings

         It is a condition to the issuance of the notes that they be rated "AAA" by Standard & Poor's and "Aaa" by Moody's (each a "Rating Agency").

         A securities rating addresses the likelihood of the receipt by noteholders of payments on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural and legal aspects associated with the notes. The ratings on the notes do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the possibility that noteholders might realize a lower than anticipated yield. The ratings on the notes do not address the likelihood of the receipt by noteholders of Basis Risk Carryforward.

         The ratings assigned to the notes will depend primarily upon the financial strength of the Note Insurer. Any reduction in a rating assigned to the financial strength of the Note Insurer below the ratings initially assigned to the notes will likely result in a reduction of one or more of the ratings assigned to the notes.

         A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

         The depositor has not requested a rating of the notes by any rating agency other than the Rating Agencies; however, we cannot assure you that no other rating agency will rate the notes or, if it does, what rating would be assigned by another rating agency. The rating assigned by another rating agency to the notes could be lower than the respective ratings assigned by the Rating Agencies.

                             Index of Defined Terms

                                                                            Page
                                                                            ----

Accelerated Principal Payment Amount................................        S-29
Additional Balances.................................................        S-15
Additional Loan Account.............................................        S-22
Additional Home Equity Loan.........................................        S-22
Alternative Principal Payments......................................        S-36
Available Transferor Subordinated Amount............................        S-33
Basis Risk Carryforward.............................................        S-35
business day........................................................        S-34
Clearstream, Luxembourg.............................................        S-30
Code................................................................        S-57
Collection Period...................................................        S-33
Countrywide.........................................................        S-19
Defective Mortgage Loans............................................        S-48
Deficiency Amount...................................................        S-38
Detailed Description................................................        S-24
Determination Date..................................................        S-49
DTC.................................................................      A-II-1
Eligible Account....................................................        S-49
Eligible Substitute Mortgage Loan...................................        S-48
Events of Servicing Termination.....................................        S-55
Funding Period......................................................        S-22
Global Securities...................................................      A-II-1
Guaranteed Payments.................................................        S-39
Guaranteed Principal Payment Amount.................................        S-39
initial mortgage loans..............................................        S-22
Insurance Agreement.................................................        S-36
Insured Payment.....................................................        S-39
Interest Period.....................................................        S-35
Investor Fixed Allocation Percentage................................        S-33
Investor Floating Allocation Percentage.............................        S-33
Investor Interest Collections.......................................        S-33
Investor Loss Amount................................................        S-33
Investor Principal Collections......................................        S-33
IRS.................................................................        S-58
LIBOR...............................................................        S-36
Liquidated Mortgage Loan............................................        S-33
Liquidation Loss Amount.............................................        S-33
Loan Pool Balance...................................................        S-33
Managed Amortization Period.........................................        S-36
Maximum Principal Payment...........................................        S-36
Minimum Transferor Interest.........................................        S-52
Moody's.............................................................        S-18
Note Principal Balance..............................................        S-28
Note Insurer........................................................        S-16
OID.................................................................        S-59
OID Regulations.....................................................        S-59
Original Note Principal Balance.....................................        S-28
Overcollateralization Reduction Amount..............................        S-29
Plan Asset Regulation...............................................        S-60
Policy..............................................................        S-37
Pool Characteristics................................................        S-23
Preference Amount...................................................        S-39
Prefunded Amount....................................................        S-22
PTCE................................................................        S-61
Rapid Amortization Event............................................        S-39
Rapid Amortization Period...........................................        S-36
Rating Agency.......................................................        S-63
Receipt.............................................................        S-36
Received............................................................        S-36
Related Documents...................................................        S-46
Required Amount.....................................................        S-37
Required Transferor Subordinated Amount.............................        S-33
Rules...............................................................        S-29
Scheduled Principal Collections Payment Amount......................        S-36
Sponsor Shortfall Interest Requirement..............................       S-34u
                                                                             are
Standard & Poor's...................................................        S-18
Statistical Calculation Date........................................        S-23
Subordinated Transferor Collections.................................        S-36
subsequent cut-off date.............................................        S-23
Tax Counsel.........................................................        S-57
TIA.................................................................        S-43
Transfer Date.......................................................        S-52
Transfer Deficiency.................................................        S-47
Transfer Deposit Amount.............................................        S-47
transferor..........................................................        S-15
Transferor Principal Balance........................................        S-33
Transferor Principal Collections....................................        S-33
Treasury Bank.......................................................        S-46
Trust...............................................................        S-15
trust agreement.....................................................        S-15
trust estate........................................................        S-15
Undercollateralization Amount.......................................        S-22
Unpaid Investor Interest Shortfall..................................        S-45
U.S. Person.........................................................      A-II-4

                                     Annex I

         The sum of the columns below may not equal the total indicated due to rounding. The following tables describe the statistical calculation pool mortgage loans and the related mortgage properties based upon the statistical calculation pool as of the close of business on the Statistical Calculation Date.

                               Principal Balances

                                                                                                  Percentage of
                                                                                                   Statistical
                                                                                                 Calculation Date
                                                 Number of Initial      Aggregate Unpaid       Aggregate Principal
          Range of Principal Balances ($)         Mortgage Loans       Principal Balance             Balance
          -------------------------------         --------------       -----------------             -------
          0.00 to    10,000.00...............            10,392              $45,070,706                   3.2%
     10,000.01 to    20,000.00...............            10,772              168,382,365                  11.94
     20,000.01 to    30,000.00...............             9,307              236,295,599                  16.75
     30,000.01 to    40,000.00...............             5,175              181,422,120                  12.86
     40,000.01 to    50,000.00...............             3,609              165,804,363                  11.76
     50,000.01 to    60,000.00...............             1,623               89,853,787                   6.37
     60,000.01 to    70,000.00...............             1,098               71,827,436                   5.09
     70,000.01 to    80,000.00...............               799               60,216,348                   4.27
     80,000.01 to    90,000.00...............               508               43,440,402                   3.08
     90,000.01 to   100,000.00...............               749               73,192,528                   5.19
    100,000.01 to   125,000.00...............               416               47,184,344                   3.35
    125,000.01 to   150,000.00...............               508               72,502,916                   5.14
    150,000.01 to   175,000.00...............               104               17,063,877                   1.21
    175,000.01 to   200,000.00...............               113               21,590,181                   1.53
    200,000.01 to   225,000.00...............                53               11,352,617                   0.80
    225,000.01 to   250,000.00...............                58               14,134,737                   1.00
    250,000.01 to   275,000.00...............                41               10,731,559                   0.76
    275,000.01 to   300,000.00...............                66               19,427,799                   1.38
    300,000.01 to   325,000.00...............                16                5,019,597                   0.36
    325,000.01 to   350,000.00...............                20                6,852,890                   0.49
    350,000.01 to   375,000.00...............                14                5,155,984                   0.37
    375,000.01 to   400,000.00...............                19                7,528,717                   0.53
    400,000.01 to   425,000.00...............                 7                2,910,065                   0.21
    425,000.01 to   450,000.00...............                12                5,244,952                   0.37
    450,000.01 to   475,000.00...............                 4                1,857,027                   0.13
    475,000.01 to   500,000.00...............                29               14,466,038                   1.03
    525,000.01 to   550.000.00...............                 3                1,612,400                   0.11
    575,000.01 to   600,000.00...............                 4                2,379,300                   0.17
    625,000.01 to   650,000.00...............                 1                  630,000                   0.04
    650,000.01 to   675,000.00...............                 2                1,327,991                   0.09
    675,000.01 to   700,000.00...............                 2                1,380,000                   0.10
    700,000.01 to   725,000.00...............                 1                  725,000                   0.05
    775,000.01 to   800,000.00...............                 1                  778,000                   0.06
    950,000.01 to   975,000.00...............                 1                  956,000                   0.07
    975,000.01 to 1,000,000.00...............                 2                1,995,000                   0.14
                                                         ------           --------------                 ------
         Total                                           45,529           $1,410,312,645                 100.00%
                                                         ======           ==============                 ======

         As of the Statistical Calculation Date, the average principal balance of the Mortgage Loans was approximately $30,976.


                                  Loan Programs

                                                                                                  Percentage of
                                                                                                   Statistical
                                                                                                 Calculation Date
                                                 Number of Initial      Aggregate Unpaid       Aggregate Principal
                    Description                   Mortgage Loans       Principal Balance             Balance
                    -----------                   --------------       -----------------             -------
    5 Yr Draw, 5 Yr Repay.................                78                  $1,499,257                0.11%
    5 Yr Draw, 10 Yr Repay................               474                  18,864,585                1.34
    10 Yr Draw, 10 Yr Repay...............               654                  13,791,489                0.98
    10 Yr Draw, 15 Yr Repay...............            44,050               1,368,480,509               97.03
    15 Yr Draw, 0 Yr Repay................                12                     308,951                0.02
    15 Yr Draw, 10 Yr Repay...............               261                   7,367,855                0.52
                                                      ------              --------------              ------
             Total                                    45,529              $1,410,312,645              100.00%
                                                      ======              ==============              ======


                                     A-I-1

                                   Loan Rates

                                                                                                  Percentage of
                                                                                                   Statistical
                                                                                                Calculation Date
                                                 Number of Initial      Aggregate Unpaid       Aggregate Principal
              Range of Loan Rates (%)             Mortgage Loans       Principal Balance             Balance
              -----------------------             --------------       -----------------             -------
     3.001 -  3.500                                        10              $  601,171                    0.04%
     3.501 -  4.000                                    42,038           1,250,872,101                   88.69
     4.001 -  4.500                                       129               3,893,341                    0.28
     4.501 -  5.000                                        32               1,373,415                    0.10
     5.001 -  5.500                                       407              24,440,624                    1.73
     5.501 -  6.000                                       396              25,232,193                    1.79
     6.001 -  6.500                                       335              12,279,855                    0.87
     6.501 -  7.000                                       406              16,775,690                    1.19
     7.001 -  7.500                                     1,058              50,589,999                    3.59
     7.501 -  8.000                                       173               6,374,761                    0.45
     8.001 -  8.500                                       348              11,878,696                    0.84
     8.501 -  9.000                                        97               2,766,267                    0.20
     9.001 -  9.500                                        62               2,120,070                    0.15
     9.501 - 10.000                                         7                 208,115                    0.01
    10.001 - 10.500                                         3                  42,059                    0.00
    10.501 - 11.000                                        19                 578,590                    0.04
    11.001 - 11.500                                         9                 285,697                    0.02
                                                       ------          --------------                  ------
         Total                                         45,529          $1,410,312,645                  100.00%
                                                       ======          ==============                  ======

         As of the Statistical Calculation Date, the weighted average loan rate on the Mortgage Loans was approximately 4.087%.


                     Months Remaining to Scheduled Maturity

                                                                                                  Percentage of
                                                                                                   Statistical
                                                                                                Calculation Date
                                                 Number of Initial      Aggregate Unpaid       Aggregate Principal
       Range of Months Remaining to Maturity      Mortgage Loans       Principal Balance             Balance
       -------------------------------------      --------------       -----------------             -------
    109  - 120............................                 78              $1,499,257                    0.11%
    169  - 180............................                486              19,173,536                    1.36
    229  - 240............................                654              13,791,489                    0.98
    277  - 288............................                  6                 146,266                    0.01
    289  - 300............................             43,067           1,337,511,290                   94.84
    301  - 312............................              1,238              38,190,807                    2.71
                                                       ------          --------------                  ------
         Total                                         45,529          $1,410,312,645                  100.00%
                                                       ======          ==============                  ======

         As of the Statistical Calculation Date, the weighted average remaining months to scheduled maturity of the Mortgage Loans was approximately 296.

         The above table assumes that the draw period for the Statistical Calculation Date Mortgage Loans with (a) five year draw periods and fifteen year repayment periods will be extended for an additional five years and (b) five year draw periods and ten year repayment periods will not be extended.


                                     A-I-2

         The combined loan-to-value ratio in the following table is a fraction whose numerator is the sum of (i) the credit limit of the Mortgage Loans and
(ii) any outstanding principal balances of mortgage loans or of equal priority to the Mortgage Loans (calculated generally at the date of origination of the Mortgage Loans) and whose denominator is the lesser of (i) the appraised value of the related mortgage property as stated in the loan files at the date of origination or (ii) in the case of a mortgaged property purchased within one year of the origination of the related Mortgage Loan, the purchase price of the mortgaged property.


                        Combined Loan-to-Value Ratios (%)

                                                                                                  Percentage of
                                                                                                   Statistical
                                                                                                Calculation Date
                                                 Number of Initial      Aggregate Unpaid       Aggregate Principal
 Range of Combined Loan-to-Value Ratio (%)        Mortgage Loans       Principal Balance             Balance
 -----------------------------------------        --------------       -----------------             -------
        0 -  10.00........................               184                 $4,674,306                 0.33%
    10.01 -  20.00........................               454                 17,639,208                 1.25
    20.01 -  30.00........................               348                 15,845,805                 1.12
    30.01 -  40.00........................               556                 20,973,087                 1.49
    40.01 -  50.00........................               903                 39,146,122                 2.78
    50.01 -  60.00........................             1,554                 51,496,280                 3.65
    60.01 -  70.00........................             4,051                136,066,423                 9.65
    70.01 -  80.00........................             6,572                245,019,450                17.37
    80.01 -  90.00........................            17,482                462,528,104                32.80
    90.01 - 100.00........................            13,423                416,844,541                29.56
   100.01 - 110.00........................                 2                     79,318                 0.01
                                                      ------             --------------               ------
         Total                                        45,529             $1,410,312,645               100.00%
                                                      ======             ==============               ======

         As of the Statistical Calculation Date, the weighted average combined loan-to-value ratio of the Mortgage Loans was 82.08%.




                                     A-I-3

         The geographic location used for the following table is determined by the address of the mortgaged property securing the related Mortgage Loan.

                             Geographic Distribution

                                                                                                  Percentage of
                                                                                                   Statistical
                                                                                                 Calculation Date
                                                 Number of Initial      Aggregate Unpaid       Aggregate Principal
                       State                      Mortgage Loans       Principal Balance             Balance
                       -----                      --------------       -----------------             -------
    Alabama...............................               600                $12,418,395                 0.88%
    Alaska................................                86                  2,885,911                 0.20
    Arizona...............................             1,307                 37,596,531                 2.67
    California............................            11,514                462,860,599                32.82
    Colorado..............................             2,150                 77,852,208                 5.52
    Connecticut...........................               479                 15,998,245                 1.13
    Delaware..............................                63                  1,815,222                 0.13
    District of Columbia..................                45                  1,381,328                 0.10
    Florida...............................             2,738                 73,146,193                 5.19
    Georgia...............................             1,356                 41,941,099                 2.97
    Hawaii................................               335                 13,490,584                 0.96
    Idaho.................................               473                 11,929,484                 0.85
    Illinois..............................             1,935                 59,269,736                 4.20
    Indiana...............................               665                 13,944,602                 0.99
    Iowa..................................               259                  5,155,100                 0.37
    Kansas................................               561                 13,069,553                 0.93
    Kentucky..............................               400                 11,935,331                 0.85
    Louisiana.............................               353                  7,528,560                 0.53
    Maine.................................               120                  2,909,473                 0.21
    Maryland..............................               671                 19,332,338                 1.37
    Massachusetts.........................             1,161                 37,884,719                 2.69
    Michigan..............................             2,061                 51,742,949                 3.67
    Minnesota.............................               696                 18,762,915                 1.33
    Mississippi...........................               125                  2,538,052                 0.18
    Missouri..............................               850                 19,051,636                 1.35
    Montana...............................               182                  3,665,473                 0.26
    Nebraska..............................               129                  3,458,410                 0.25
    Nevada................................               732                 23,877,487                 1.69
    New Hampshire.........................               225                  5,488,783                 0.39
    New Jersey............................             1,326                 42,640,428                 3.02
    New Mexico............................               256                  6,670,362                 0.47
    New York..............................             1,116                 37,726,930                 2.68
    North Carolina........................             1,055                 24,369,000                 1.73
    North Dakota..........................                29                    566,285                 0.04
    Ohio..................................             1,252                 27,103,661                 1.92
    Oklahoma..............................               427                 10,135,531                 0.72
    Oregon................................               703                 20,311,961                 1.44
    Pennsylvania..........................             1,408                 32,235,794                 2.29
    Rhode Island..........................               119                  3,417,664                 0.24
    South Carolina........................               324                  7,554,846                 0.54
    South Dakota..........................                28                    481,993                 0.03
    Tennessee.............................               657                 14,535,457                 1.03
    Texas.................................               145                  4,339,151                 0.31
    Utah..................................               825                 23,694,743                 1.68
    Vermont...............................                35                    974,882                 0.07
    Virginia..............................               822                 23,611,799                 1.67
    Washington............................             1,579                 51,344,389                 3.64
    West Virginia.........................                81                  1,616,468                 0.11
    Wisconsin.............................               912                 19,436,896                 1.38
    Wyoming...............................               159                  4,613,491                 0.33
                                                      ------             --------------               ------
         Total............................            45,529             $1,410,312,645               100.00%
                                                      ======             ==============               ======


                                     A-I-4

                  Range of Credit Scores for the Mortgage Loans

                                                                                                  Percentage of
                                                                                                   Statistical
                                                                                                 Calculation Date
                                                 Number of Initial      Aggregate Unpaid       Aggregate Principal
              Range of Credit Scores              Mortgage Loans       Principal Balance             Balance
              ----------------------              --------------       -----------------             -------
    821 - 840.............................                 8             $      244,300                 0.02%
    801 - 820.............................               587                 19,021,898                 1.35
    781 - 800.............................             3,421                100,249,686                 7.11
    761 - 780.............................             5,566                166,194,615                11.78
    741 - 760.............................             6,290                185,959,524                13.19
    721 - 740.............................             6,526                205,082,329                14.54
    701 - 720.............................             7,420                230,588,806                16.35
    681 - 700.............................             6,218                203,535,544                14.43
    661 - 680.............................             5,472                178,096,097                12.63
    641 - 660.............................             2,291                 71,677,100                 5.08
    621 - 640.............................             1,594                 45,001,371                 3.19
    601 - 620.............................               111                  3,682,009                 0.26
    581 - 600.............................                14                    414,737                 0.03
    561 - 580.............................                 6                    220,229                 0.02
    541 - 560.............................                 2                    173,500                 0.01
    521 - 540.............................                 3                    170,900                 0.01
                                                      ------             --------------               ------
         Total                                        45,529             $1,410,312,645               100.00%
                                                      ======             ==============               ======

         As of the Statistical Calculation Date, the weighted average credit score (where available) of the Mortgage Loans was approximately 719.


                                  Property Type

                                                                                                  Percentage of
                                                                                                   Statistical
                                                                                                 Calculation Date
                                                 Number of Initial      Aggregate Unpaid       Aggregate Principal
                    Description                   Mortgage Loans       Principal Balance             Balance
                    -----------                   --------------       -----------------             -------
    Single Family.........................            35,414             $1,073,056,789                76.09%
    Planned Unit Development (PUD)........             6,538                236,199,493                16.75
    Lowrise Condominium...................             3,160                 87,496,257                 6.20
    2-4 Units.............................               417                 13,560,107                 0.96
                                                      ------             --------------               ------
         Total                                        45,529             $1,410,312,645               100.00%
                                                      ======             ==============               ======


                                     A-I-5

                                  Gross Margins

                                                                                                   Percentage of
                                                                                                    Statistical
                                                                                                 Calculation Date
                  Range of Gross                 Number of Initial      Aggregate Unpaid        Aggregate Principal
                    Margins (%)                   Mortgage Loans       Principal Balance              Balance
                    -----------                   --------------       -----------------              -------
    Less than zero........................                 1             $      435,000                 0.03%
    0.000   ..............................             4,059                173,776,149                12.32
    0.001 - 0.250.........................               686                 28,699,870                 2.04
    0.251 - 0.500.........................             4,135                169,434,283                12.01
    0.501 - 0.750.........................               182                 10,854,074                 0.77
    0.751 - 1.000.........................               508                 31,896,403                 2.26
    1.001 - 1.250.........................             2,241                 58,265,684                 4.13
    1.251 - 1.500.........................             1,419                 29,006,968                 2.06
    1.501 - 1.750.........................             1,079                 31,095,962                 2.20
    1.751 - 2.000.........................             8,333                197,966,922                14.04
    2.001 - 2.250.........................             3,321                 90,898,723                 6.45
    2.251 - 2.500.........................             7,703                251,623,842                17.84
    2.501 - 2.750.........................               831                 33,461,998                 2.37
    2.751 - 3.000.........................             3,235                 81,765,484                 5.80
    3.001 - 3.250.........................               611                 15,174,322                 1.08
    3.251 - 3.500.........................             4,074                129,195,284                 9.16
    3.501 - 3.750.........................             1,470                 35,179,782                 2.49
    3.751 - 4.000.........................               272                  7,964,360                 0.56
    4.001 - 4.250.........................               419                  9,488,130                 0.67
    4.251 - 4.500.........................               192                  5,333,620                 0.38
    4.501 - 4.750.........................               527                 13,545,541                 0.96
    4.751 - 5.000.........................               135                  3,072,291                 0.22
    5.001 - 5.250.........................                 6                    148,848                 0.01
    5.251 - 5.500.........................                55                    914,550                 0.06
    5.501 - 5.750.........................                 1                     14,182                 0.00
    6.001 - 6.250.........................                24                    785,933                 0.06
    6.251 - 6.500.........................                 9                    285,697                 0.02
    6.751 - 7.000.........................                 1                     28,744                 0.00
                                                      ------             --------------               ------
         Total                                        45,529             $1,410,312,645               100.00%
                                                      ======             ==============               ======

         As of the Statistical Calculation Date, the weighted average gross margin was 1.865%.


         The credit limit utilization rates in the following table are determined by dividing the Statistical Calculation Date Balance for the particular grouping by the aggregate of the credit limits of the related credit line agreements.



                         Credit Limit Utilization Rates

                                                                                                  Percentage of
                                                                                                   Statistical
                                                                                                 Calculation Date
                                                 Number of Initial      Aggregate Unpaid       Aggregate Principal
    Range of Credit Limit Utilization Rates (%)   Mortgage Loans       Principal Balance             Balance
    -------------------------------------------   --------------       -----------------             -------
    0.00    ..............................             3,708             $           35                 0.00%
    0.01  - 10.00.........................             1,110                  2,879,707                 0.20
    10.01 - 20.00.........................             1,146                 10,105,159                 0.72
    20.01 - 30.00.........................             1,355                 16,409,768                 1.16
    30.01 - 40.00.........................             1,534                 22,991,056                 1.63
    40.01 - 50.00.........................             2,006                 35,618,723                 2.53
    50.01 - 60.00.........................             1,736                 40,118,396                 2.84
    60.01 - 70.00.........................             1,984                 52,612,307                 3.73
    70.01 - 80.00.........................             1,998                 61,711,400                 4.38
    80.01 - 90.00.........................             1,981                 71,970,652                 5.10
    90.01 - 100.00........................            26,971              1,095,895,442                77.71
                                                      ------             --------------               ------
         Total                                        45,529             $1,410,312,645               100.00%
                                                      ======             ==============               ======

         As of the Statistical Calculation Date, the average credit limit utilization rate of the Mortgage Loans was approximately 75.38%.


                                     A-I-6

                               Maximum Loan Rates

                                                                                                  Percentage of
                                                                                                   Statistical
                                                                                                 Calculation Date
                                                Number of Initial      Aggregate Unpaid       Aggregate Principal
              Maximum Loan Rates (%)              Mortgage Loans       Principal Balance             Balance
              ----------------------              --------------       -----------------             -------
     5.75.................................                  1             $       26,421                0.00%
     6.00.................................                  1                     29,997                0.00
     8.75.................................                 93                  2,157,010                0.15
    10.75.................................                  1                          0                0.00
    11.75.................................                  1                     72,701                0.01
    16.00.................................              1,213                 31,826,631                2.26
    17.00.................................              2,945                 81,274,001                5.76
    17.25.................................                  1                     41,525                0.00
    18.00.................................             41,237              1,293,732,903               91.73
    21.00.................................                 33                  1,071,630                0.08
    21.75.................................                  3                     79,826                0.01
                                                       ------             --------------              ------
         Total                                         45,529             $1,410,312,645              100.00%
                                                       ======             ==============              ======

         As of the Statistical Calculation Date, the weighted average maximum loan rate of the Mortgage Loans was approximately 17.885%.


                                     A-I-7

                               Credit Limit Range

                                                                                              Percentage of Statistical
                                                                                                   Calculation Date
                                                 Number of Initial      Aggregate Unpaid         Aggregate Principal
       Range of Credit Limits ($)                 Mortgage Loans       Principal Balance               Balance
       --------------------------                 --------------       -----------------               -------
          0.00 to    10,000.00                         1,595             $    9,586,880                  0.68%
     10,000.01 to    20,000.00                        11,445                136,352,988                  9.67
     20,000.01 to    30,000.00                        11,562                231,091,834                 16.39
     30,000.01 to    40,000.00                         6,433                180,219,548                 12.78
     40,000.01 to    50,000.00                         5,477                180,168,392                 12.78
     50,000.01 to    60,000.00                         2,032                 90,318,526                  6.40
     60,000.01 to    70,000.00                         1,356                 71,272,269                  5.05
     70,000.01 to    80,000.00                         1,183                 65,427,223                  4.64
     80,000.01 to    90,000.00                           758                 48,149,619                  3.41
     90,000.01 to   100,000.00                         1,591                 98,785,237                  7.00
    100,000.01 to   125,000.00                           470                 42,986,088                  3.05
    125,000.01 to   150,000.00                           796                 85,648,339                  6.07
    150,000.01 to   175,000.00                           126                 16,235,835                  1.15
    175,000.01 to   200,000.00                           195                 25,784,527                  1.83
    200,000.01 to   225,000.00                            71                 11,639,784                  0.83
    225,000.01 to   250,000.00                            88                 15,202,926                  1.08
    250,000.01 to   275,000.00                            41                  9,708,932                  0.69
    275,000.01 to   300,000.00                           110                 23,275,540                  1.65
    300,000.01 to   325,000.00                            18                  4,722,316                  0.33
    325,000.01 to   350,000.00                            28                  7,204,915                  0.51
    350,000.01 to   375,000.00                            18                  5,623,754                  0.40
    375,000.01 to   400,000.00                            24                  6,661,464                  0.47
    400,000.01 to   425,000.00                             9                  3,173,905                  0.23
    425,000.01 to   450,000.00                            13                  3,884,430                  0.28
    450,000.01 to   475,000.00                            13                  4,637,332                  0.33
    475,000.01 to   500,000.00                            56                 19,082,091                  1.35
    500,000.01 to   525,000.00                             1                    369,000                  0.03
    525,000.01 to   550,000.00                             3                  1,550,162                  0.11
    575,000.01 to   600,000.00                             5                  2,777,300                  0.20
    625,000.01 to   650,000.00                             2                  1,059,500                  0.08
    650,000.01 to   675,000.00                             1                    660,711                  0.05
    675,000.01 to   700,000.00                             2                  1,380,000                  0.10
    700,000.01 to   725,000.00                             1                    725,000                  0.05
    775,000.01 to   800,000.00                             2                  1,328,000                  0.09
    950,000.01 to   975,000.00                             2                  1,623,280                  0.12
    975,000.01 to 1,000,000.00                             2                  1,995,000                  0.14
                                                      ------             --------------                ------
         Total                                        45,529             $1,410,312,645                100.00%
                                                      ======             ==============                ======

         As of the Statistical Calculation Date, the average credit limit of the Mortgage Loans was approximately $41,517.




                                     A-I-8

                                  Lien Priority

                                                                                              Percentage of Statistical
                                                                                                   Calculation Date
                                                 Number of Initial      Aggregate Unpaid         Aggregate Principal
                   Lien Priority                  Mortgage Loans       Principal Balance               Balance
                   -------------                  --------------       -----------------               -------
    1st Liens.............................             1,595             $  130,533,143                  9.26%
    2nd Liens.............................            43,934              1,279,779,502                 90.74
                                                      ------             --------------                ------
         Total                                        45,529             $1,410,312,645                100.00%
                                                      ======             ==============                ======


                               Delinquency Status

                                                                                                   Percentage of
                                                                                              Statistical Calculation
                  Number of Days                 Number of Initial      Aggregate Unpaid           Date Aggregate
                    Delinquent                    Mortgage Loans       Principal Balance         Principal Balance
                    ----------                    --------------       -----------------         -----------------
      Current...............................          45,529             $1,410,312,645                100.00%
                                                      ------             --------------                ------
         Total                                        45,529             $1,410,312,645                100.00%
                                                      ======             ==============                ======


                                Origination Year

                                                                                                    Percentage of
                                                                                               Statistical Calculation
                      Year of                    Number of Initial      Aggregate Unpaid      Date Aggregate Principal
                    Origination                   Mortgage Loans       Principal Balance               Balance
                    -----------                   --------------       -----------------               -------
      2001..................................              45             $    1,245,904                  0.09%
      2002..................................          45,484              1,409,066,741                 99.91
                                                      ------             --------------                ------
         Total                                        45,529             $1,410,312,645                100.00%
                                                      ======             ==============                ======



                                     A-I-9

                                    Annex II

                      Global Clearance, Settlement and Tax
                            Documentation Procedures

         Except in certain limited circumstances, the globally offered Revolving Home Equity Loan Asset Backed Notes, Series 2002-D (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold them through any of The Depository Trust Company ("DTC"), Clearstream, Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding interests in Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between investors holding interests in Global Securities through Clearstream, Luxembourg or Euroclear and investors holding interests in Global Securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream, Luxembourg and Euroclear (in that capacity) and other DTC participants.

         Although DTC, Euroclear and Clearstream, Luxembourg are expected to follow the procedures described below to facilitate transfers of interests in the Global Securities among participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the issuer nor the indenture trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

         The Global Securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold the positions in accounts as DTC participants.

         Investors electing to hold interests in Global Securities through DTC participants, rather than through Clearstream, Luxembourg or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through notes. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold interests in Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.


                                     A-II-1

         Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through notes in same-day funds.

         Transfers between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg participants or Euroclear participants and/or investors holding interests in Global Securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Transfers between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When interests in Global Securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a Euroclear participant or a purchaser, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. Clearstream, Luxembourg or the Euroclear operator will instruct its respective depository to receive an interest in the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last payment date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the Global Securities. After settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant's or Euroclear participant's account. The credit of the interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed through DTC on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream, Luxembourg participants or Euroclear participants will take on credit exposure to Clearstream, Luxembourg or the Euroclear operator until interests in the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream, Luxembourg or the Euroclear operator has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants receiving interests in Global Securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, the investment income on the interest in the Global Securities earned during that one-day period would tend to offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg participant's or Euroclear participant's particular cost of funds.

         Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in Global Securities to the respective depository of Clearstream, Luxembourg or Euroclear for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

         Finally, intra-day traders that use Clearstream, Luxembourg participants or Euroclear participants to purchase interests in Global Securities from DTC participants or sellers settling through them for delivery to Clearstream, Luxembourg participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

         (a) borrowing interests in Global Securities through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the intra-day trade is reflected in the relevant Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;



                                     A-II-2

         (b) borrowing interests in Global Securities in the United States from a DTC participant no later than one day before settlement, which would give sufficient time for the interests to be reflected in the relevant Clearstream, Luxembourg or Euroclear accounts to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

         Transfers between Clearstream, Luxembourg or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which interests in Global Securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or the Euroclear operator through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. Clearstream, Luxembourg or Euroclear will instruct its respective depository to credit an interest in the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last payment date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred through DTC in New York). If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

         A Beneficial Owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         o Exemption for non-U.S. Persons (W-8BEN). Beneficial Owners of notes that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Note of Foreign Status of Beneficial Ownership for United States Tax Withholding). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of the change.

         o Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Note of Foreign Person's Claim for Exemption from Withholding or Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         o Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by Form W-8BEN (Note of Foreign Status of Beneficial Ownership for United States Tax Withholding).

         o Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).


                                     A-II-3

         o U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).

         Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia or (iii) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS




                                  CWABS, INC.
                                   Depositor

                            Asset Backed Securities
                              (Issuable in Series)


--------------------------------------------------------------------------------
Please carefully consider our discussion of some of the risks of investing in the securities under "Risk Factors" beginning on page 4.
--------------------------------------------------------------------------------


   The Trusts

   Each trust will be established to hold assets in its trust fund transferred to it by CWABS, Inc. The assets in each trust fund will be specified in the prospectus supplement for the particular trust and will generally consist of:

      o first lien mortgage loans secured by one- to four-family residential properties,

      o mortgage loans secured by first and/or subordinate liens on small multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units,

      o closed-end and/or revolving home equity loans, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties, or

      o home improvement installment sale contracts and installment loan agreements that are secured by first or subordinate liens on one- to four-family residential properties.

The Securities

CWABS, Inc. will sell either certificates or notes pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments on the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

Offers of Securities

The securities may be offered through several different methods, including offerings through underwriters.

                                ----------------

The SEC and state securities regulators have not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

December 14, 2001

                               Table of Contents

Important Notice About Information in this Prospectus and Each Accompanying Prospectus
  Supplement................................................................................     3
Risk Factors ...............................................................................     4
The Trust Fund .............................................................................    13
 General ...................................................................................    13
 The Loans .................................................................................    14
 Substitution of Trust Fund Assets .........................................................    17
 Available Information .....................................................................    17
 Incorporation of Certain Documents by Reference ...........................................    17
 Reports to Securityholders ................................................................    18
Use of Proceeds ............................................................................    18
The Depositor ..............................................................................    18
Loan Program ...............................................................................    18
 Underwriting Standards ....................................................................    18
 Qualifications of Sellers .................................................................    19
 Representations by Sellers; Repurchases ...................................................    19
Description of the Securities ..............................................................    20
 General ...................................................................................    21
 Distributions on Securities ...............................................................    22
 Advances ..................................................................................    24
 Reports to Securityholders ................................................................    24
 Categories of Classes of Securities .......................................................    25
 Indices Applicable to Floating Rate and Inverse Floating Rate Classes .....................    27
 Book-Entry Registration of Securities .....................................................    30
Credit Enhancement .........................................................................    32
 General ...................................................................................    32
 Subordination .............................................................................    33
 Letter of Credit ..........................................................................    33
 Insurance Policies, Surety Bonds and Guaranties ...........................................    34
 Over-Collateralization ....................................................................    34
 Reserve Accounts ..........................................................................    34
 Pool Insurance Policies ...................................................................    36
 Financial Instruments .....................................................................    37
 Cross Support .............................................................................    37
Yield and Prepayment Considerations ........................................................    37
The Agreements .............................................................................    39
 Assignment of the Trust Fund Assets .......................................................    39
 Payments On Loans; Deposits to Security Account ...........................................    40
 Pre-Funding Account .......................................................................    42
 Sub-Servicing by Sellers ..................................................................    42
 Collection Procedures .....................................................................    43
 Hazard Insurance ..........................................................................    43
 Realization Upon Defaulted Loans ..........................................................    45
 Servicing and Other Compensation and Payment of Expenses ..................................    46
 Evidence as to Compliance .................................................................    46
 Certain Matters Regarding the Master
   Servicer and the Depositor...............................................................    46
 Events of Default; Rights Upon Event of Default ...........................................    47
 Amendment .................................................................................    49
 Termination; Optional Termination .........................................................    50
 The Trustee ...............................................................................    50
Certain Legal Aspects of the Loans .........................................................    51
 General ...................................................................................    51
 Foreclosure ...............................................................................    52
 Environmental Risks .......................................................................    53
 Rights of Redemption ......................................................................    54
 Anti-Deficiency Legislation and Other Limitations On Lenders ..............................    54
 Due-On-Sale Clauses .......................................................................    55
 Enforceability of Prepayment and Late Payment Fees.........................................    56
 Applicability of Usury Laws ...............................................................    56
 Home Improvement Contracts ................................................................    56
 Installment Contracts .....................................................................    57
 Soldiers' and Sailors' Civil Relief Act ...................................................    58
 Junior Mortgages and Rights of Senior Mortgagees ..........................................    58
 The Title I Program .......................................................................    59
 Consumer Protection Laws ..................................................................    61
Material Federal Income Tax Consequences ...................................................    62
 General ...................................................................................    62
 Taxation of Debt Securities ...............................................................    62
 Taxation of the REMIC and Its Holders .....................................................    66
 REMIC Expenses; Single Class REMICs .......................................................    66
 Taxation of the REMIC .....................................................................    67
 Taxation of Holders of Residual Interest Securities........................................    68
 Administrative Matters ....................................................................    70
 Tax Status as a Grantor Trust .............................................................    70
 Sale or Exchange ..........................................................................    72
 Miscellaneous Tax Aspects .................................................................    73
 Tax Treatment of Foreign Investors ........................................................    73
 Tax Characterization of the Trust Fund as a Partnership ...................................    74
 Tax Consequences to Holders of the Notes ..................................................    74
 Tax Consequences to Holders of the Certificates ...........................................    76
State Tax Considerations ...................................................................    79
ERISA Considerations .......................................................................    79
Legal Investment ...........................................................................    83
Method of Distribution .....................................................................    84
Legal Matters ..............................................................................    84
Financial Information ......................................................................    84
Rating .....................................................................................    85
Index to Defined Terms .....................................................................    86

         Important Notice About Information in this Prospectus and Each
                       Accompanying Prospectus Supplement


    Information about each series of securities is contained in two separate documents:

   o this prospectus, which provides general information, some of which may not apply to a particular series; and

   o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

    The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

    You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.
                                ----------------

    If you require additional information, the mailing address of our principal executive offices is CWABS, Inc., 4500 Park Granada, Calabasas, California 91302 and the telephone number is (818) 225-3000. For other means of acquiring additional information about us or a series of securities, see "The Trust Fund -- Incorporation of Certain Documents by Reference" beginning on page 17.

                                  Risk Factors

    You should carefully consider the following information since it identifies significant risks associated with an investment in securities.

Limited Source of Payments -- No                 The applicable prospectus
Recourse To Sellers, Depositor Or                supplement may provide that
Servicer                                         securities will be payable
                                                 from other trust funds in
                                                 addition to their associated
                                                 trust fund, but if it does
                                                 not, they will be payable
                                                 solely from their associated
                                                 trust fund. If the trust fund
                                                 does not have sufficient
                                                 assets to distribute the full
                                                 amount due to you as a
                                                 securityholder, your yield
                                                 will be impaired, and perhaps
                                                 even the return of your
                                                 principal may be impaired,
                                                 without your having recourse
                                                 to anyone else. Furthermore,
                                                 at the times specified in the
                                                 applicable prospectus
                                                 supplement, certain assets of
                                                 the trust fund may be
                                                 released and paid out to
                                                 other people, such as the
                                                 depositor, a servicer, a
                                                 credit enhancement provider,
                                                 or any other person entitled
                                                 to payments from the trust
                                                 fund. Those assets will no
                                                 longer be available to make
                                                 payments to you. Those
                                                 payments are generally made
                                                 after other specified
                                                 payments that may be set
                                                 forth in the applicable
                                                 prospectus supplement have
                                                 been made.

                                                 You will not have any
                                                 recourse against the
                                                 depositor or any servicer if
                                                 you do not receive a required
                                                 distribution on the
                                                 securities. Nor will you have
                                                 recourse against the assets
                                                 of the trust fund of any
                                                 other series of securities.

                                                 The securities will not
                                                 represent an interest in the
                                                 depositor, any servicer, any
                                                 seller to the depositor, or
                                                 anyone else except the trust
                                                 fund. The only obligation of
                                                 the depositor to a trust fund
                                                 comes from certain
                                                 representations and
                                                 warranties made by it about
                                                 assets transferred to the
                                                 trust fund. If these
                                                 representations and
                                                 warranties turn out to be
                                                 untrue, the depositor may be
                                                 required to repurchase some
                                                 of the transferred assets.
                                                 CWABS, Inc., which is the
                                                 depositor, does not have
                                                 significant assets and is
                                                 unlikely to have significant
                                                 assets in the future. So if
                                                 the depositor were required
                                                 to repurchase a loan because
                                                 of a breach of a
                                                 representation, its only
                                                 sources of funds for the
                                                 repurchase would be:

                                                    o funds obtained from
                                                      enforcing a
                                                      corresponding obligation
                                                      of a seller or
                                                      originator of the loan,
                                                      or

                                                    o funds from a reserve
                                                      fund or similar credit
                                                      enhancement established
                                                      to pay for loan
                                                      repurchases.

                                                 The only obligations of the
                                                 master servicer to a trust
                                                 fund (other than its master
                                                 servicing obligations) comes
                                                 from certain representations
                                                 and warranties made by it in
                                                 connection with its loan
                                                 servicing activities. If
                                                 these representations and
                                                 warranties turn out to be
                                                 untrue, the master servicer
                                                 may be required to repurchase
                                                 or substitute for some of the
                                                 loans. However, the master
                                                 servicer may not have the
                                                 financial ability to make the
                                                 required repurchase or
                                                 substitution.

                                                 The only obligations to a
                                                 trust fund of a seller of
                                                 loans to the depositor comes
                                                 from certain representations
                                                 and warranties
                                                 made by it in connection with
                                                 its sale of the loans and
                                                 certain document delivery
                                                 requirements. If these
                                                 representations and
                                                 warranties turn out to be
                                                 untrue, or the seller fails
                                                 to deliver required
                                                 documents, it may be required
                                                 to repurchase or substitute
                                                 for some of the loans.
                                                 However, the seller may not
                                                 have the financial ability to
                                                 make the required repurchase
                                                 or substitution.

Credit Enhancement May Not Be                    Credit enhancement is
Sufficient To Protect You From                   intended to reduce the effect
Losses                                           of loan losses. But credit
                                                 enhancements may benefit only
                                                 some classes of a series of
                                                 securities and the amount of
                                                 any credit enhancement will
                                                 be limited as described in
                                                 the applicable prospectus
                                                 supplement. Furthermore, the
                                                 amount of a credit
                                                 enhancement may decline over
                                                 time pursuant to a schedule
                                                 or formula or otherwise, and
                                                 could be depleted from
                                                 payments or for other reasons
                                                 before the securities covered
                                                 by the credit enhancement are
                                                 paid in full. In addition, a
                                                 credit enhancement may not
                                                 cover all potential sources
                                                 of loss. For example, a
                                                 credit enhancement may or may
                                                 not cover fraud or negligence
                                                 by a loan originator or other
                                                 parties. Also, the trustee
                                                 may be permitted to reduce,
                                                 substitute for, or even
                                                 eliminate all or a portion of
                                                 a credit enhancement so long
                                                 as the rating agencies that
                                                 have rated the securities at
                                                 the request of the depositor
                                                 indicate that that would not
                                                 cause them to change
                                                 adversely their rating of the
                                                 securities. Consequently,
                                                 securityholders may suffer
                                                 losses even though a credit
                                                 enhancement exists and its
                                                 provider does not default.

Nature Of Mortgages                              The mortgages and deeds of
 Junior Status of Liens Securing                 trust securing the home
 Home Equity Loans Could                         equity loans will be
 Adversely Affect You                            primarily junior liens
                                                 subordinate to the rights of
                                                 the mortgagee under the
                                                 related senior mortgage(s) or
                                                 deed(s) of trust.
                                                 Accordingly, the proceeds
                                                 from any liquidation,
                                                 insurance or condemnation
                                                 proceeds will be available to
                                                 satisfy the outstanding
                                                 balance of the junior lien
                                                 only to the extent that the
                                                 claims of the related senior
                                                 mortgagees have been
                                                 satisfied in full, including
                                                 any related foreclosure
                                                 costs. In addition, if a
                                                 junior mortgagee forecloses
                                                 on the property securing a
                                                 junior mortgage, it
                                                 forecloses subject to any
                                                 senior mortgage and must take
                                                 one of the following steps to
                                                 protect its interest in the
                                                 property:

                                                    o pay the senior mortgage
                                                      in full at or prior to
                                                      the foreclosure sale, or

                                                    o assume the payments on
                                                      the senior mortgage in
                                                      the event the mortgagor
                                                      is in default under the
                                                      senior mortgage.

                                                 The trust fund may
                                                 effectively be prevented from
                                                 foreclosing on the related
                                                 property since it will have
                                                 no funds to satisfy any
                                                 senior mortgages or make
                                                 payments due to any senior
                                                 mortgagees.

                                                 Some states have imposed
                                                 legal limits on the remedies
                                                 of a secured lender in the
                                                 event that the proceeds of
                                                 any sale under a deed of
                                                 trust or other foreclosure
                                                 proceedings are insufficient
                                                 to pay amounts owed to that
                                                 secured lender. In some
                                                 states, including California,
                                                 if a lender simultaneously
                                                 originates a loan secured by
                                                 a senior lien on a particular
                                                 property and a loan secured
                                                 by a junior lien on the same
                                                 property, that lender as the
                                                 holder of the junior lien may
                                                 be precluded from obtaining a
                                                 deficiency judgment with
                                                 respect to the excess of:

                                                    o the aggregate amount
                                                      owed under both the
                                                      senior and junior loans
                                                      over

                                                    o the proceeds of any sale
                                                      under a deed of trust or
                                                      other foreclosure
                                                      proceedings.

                                                 See "Certain Legal Aspects of
                                                 the Loans -- Anti-Deficiency
                                                 Legislation; Bankruptcy Laws;
                                                 Tax Liens."

 Declines in Property Values May                 The value of the properties
 Adversely Affect You                            underlying the loans held in
                                                 the trust fund may decline
                                                 over time. Among the factors
                                                 that could adversely affect
                                                 the value of the properties
                                                 are:

                                                    o an overall decline in
                                                      the residential real
                                                      estate market in the
                                                      areas in which they are
                                                      located,

                                                    o a decline in their
                                                      general condition from
                                                      the failure of borrowers
                                                      to maintain their
                                                      property adequately, and

                                                    o natural disasters that
                                                      are not covered by
                                                      insurance, such as
                                                      earthquakes and floods.

                                                 In the case of home equity
                                                 loans, declining property
                                                 values could diminish or
                                                 extinguish the value of a
                                                 junior mortgage before
                                                 reducing the value of a
                                                 senior mortgage on the same
                                                 property.

                                                 If property values decline,
                                                 the actual rates of
                                                 delinquencies, foreclosures,
                                                 and losses on all underlying
                                                 loans could be higher than
                                                 those currently experienced
                                                 in the mortgage lending
                                                 industry in general. These
                                                 losses, to the extent not
                                                 otherwise covered by a credit
                                                 enhancement, will be borne by
                                                 the holder of one or more
                                                 classes of securities.

 Delays In Liquidation May                       Even if the properties
 Adversely Affect You                            underlying the loans held in
                                                 the trust fund provide
                                                 adequate security for the
                                                 loans, substantial delays
                                                 could occur before defaulted
                                                 loans are liquidated and
                                                 their proceeds are forwarded
                                                 to investors. Property
                                                 foreclosure actions are
                                                 regulated by state statutes
                                                 and rules and are subject to
                                                 many of the delays and
                                                 expenses of other lawsuits if
                                                 defenses or counterclaims are
                                                 made, sometimes requiring
                                                 several years to complete.
                                                 Furthermore, in some states
                                                 if the proceeds of the
                                                 foreclosure are insufficient
                                                 to repay the loan, the
                                                 borrower is not liable for
                                                 the deficit. Thus, if a
                                                 borrower defaults, these
                                                 restrictions may impede the
                                                 trust's ability to dispose of
                                                 the property and obtain
                                                 sufficient proceeds to repay
                                                 the loan in full. In
                                                 addition, the servicer will
                                                 be entitled to deduct from
                                                 liquidation proceeds all
                                                 expenses reasonably incurred
                                                 in attempting to recover on
                                                 the defaulted loan, including
                                                 legal fees and costs, real
                                                 estate taxes, and property
                                                 maintenance and preservation
                                                 expenses.

 Disproportionate Effect of                      Liquidation expenses of
 Liquidation Expenses May                        defaulted loans generally do
 Adversely Affect You                            not vary directly with the
                                                 outstanding principal balance
                                                 of the loan at the time of
                                                 default. Therefore, if a
                                                 servicer takes the same steps
                                                 for a defaulted loan having a
                                                 small remaining principal
                                                 balance as it does for a
                                                 defaulted loan having a large
                                                 remaining principal balance,
                                                 the amount realized after
                                                 expenses is smaller as a
                                                 percentage of the outstanding
                                                 principal balance of the
                                                 small loan than it is for the
                                                 defaulted loan having a large
                                                 remaining principal balance.

 Consumer Protection Laws May                    State laws generally regulate
 Adversely Affect You                            interest rates and other
                                                 charges, require certain
                                                 disclosures, and require
                                                 licensing of mortgage loan
                                                 originators and servicers. In
                                                 addition, most states have
                                                 other laws and public
                                                 policies for the protection
                                                 of consumers that prohibit
                                                 unfair and deceptive
                                                 practices in the origination,
                                                 servicing, and collection of
                                                 mortgage loans. Depending on
                                                 the particular law and the
                                                 specific facts involved,
                                                 violations may limit the
                                                 ability to collect all or
                                                 part of the principal or
                                                 interest on the underlying
                                                 loans held in the trust fund.
                                                 In some cases, the borrower
                                                 may even be entitled to a
                                                 refund of amounts previously
                                                 paid.

                                                 The loans held in the trust
                                                 fund may also be subject to
                                                 certain federal laws,
                                                 including:

                                                    o the Federal Truth in
                                                      Lending Act and its
                                                      regulations, which
                                                      require disclosures to
                                                      the borrowers regarding
                                                      the terms of any
                                                      mortgage loan;

                                                    o the Equal Credit
                                                      Opportunity Act and its
                                                      regulations, which
                                                      prohibit discrimination
                                                      in the extension of
                                                      credit on the basis of
                                                      age, race, color, sex,
                                                      religion, marital
                                                      status, national origin,
                                                      receipt of public
                                                      assistance, or the
                                                      exercise of any right
                                                      under the Consumer
                                                      Credit Protection Act;
                                                      and

                                                    o the Fair Credit
                                                      Reporting Act, which
                                                      regulates the use and
                                                      reporting of information
                                                      related to the
                                                      borrower's credit
                                                      experience.

                                                 Home Equity Loan Consumer
                                                 Protection Act.  For loans
                                                 that were originated or
                                                 closed after November 7,
                                                 1989, the Home Equity Loan
                                                 Consumer Protection Act of
                                                 1988, which requires
                                                 additional application
                                                 disclosures, limits changes
                                                 that may be made to the loan
                                                 documents without the
                                                 borrower's consent and
                                                 restricts a lender's ability
                                                 to declare a default or to
                                                 suspend or reduce a
                                                 borrower's credit limit to
                                                 certain enumerated events.

                                                 The Riegle Act.  Certain
                                                 mortgage loans may be subject
                                                 to the Riegle Community
                                                 Development and Regulatory
                                                 Improvement Act of 1994,
                                                 known as the Riegle Act,
                                                 which incorporates the Home
                                                 Ownership and Equity
                                                 Protection Act of 1994. These
                                                 provisions impose additional
                                                 disclosure and other
                                                 requirements on creditors
                                                 with respect to non-purchase
                                                 money mortgage loans with
                                                 high interest rates or high
                                                 up-front fees and charges.
                                                 The provisions of the Riegle
                                                 Act apply on a mandatory
                                                 basis
                                                 to all mortgage loans
                                                 originated on or after
                                                 October 1, 1995. These
                                                 provisions can impose
                                                 specific statutory
                                                 liabilities upon creditors
                                                 who fail to comply with their
                                                 provisions and may affect the
                                                 enforceability of the related
                                                 loans. In addition, any
                                                 assignee of the creditor
                                                 would generally be subject to
                                                 all claims and defenses that
                                                 the consumer could assert
                                                 against the creditor,
                                                 including the right to
                                                 rescind the mortgage loan.

                                                 Holder in Due Course
                                                 Rules.  The home improvement
                                                 contracts are also subject to
                                                 the so-called holder in due
                                                 course rules which comprise
                                                 the Preservation of
                                                 Consumers' Claims and
                                                 Defenses regulations of the
                                                 Federal Trade Commission and
                                                 other similar federal and
                                                 state statutes and
                                                 regulations. The holder in
                                                 due course rules protect the
                                                 homeowner from defective
                                                 craftsmanship or incomplete
                                                 work by a contractor. These
                                                 laws permit the obligor to
                                                 withhold payment if the work
                                                 does not meet the quality and
                                                 durability standards agreed
                                                 to by the homeowner and the
                                                 contractor. The holder in due
                                                 course rules have the effect
                                                 of subjecting any assignee of
                                                 the seller in a consumer
                                                 credit transaction to all
                                                 claims and defenses which the
                                                 obligor in the credit sale
                                                 transaction could assert
                                                 against the seller of the
                                                 goods.

                                                 Some violations of these
                                                 federal laws may limit the
                                                 ability to collect the
                                                 principal or interest on the
                                                 loans held in the trust fund,
                                                 and in addition could subject
                                                 the trust fund to damages and
                                                 administrative enforcement.
                                                 Losses on loans from the
                                                 application of those laws
                                                 that are not otherwise
                                                 covered by a credit
                                                 enhancement will be borne by
                                                 the holders of one or more
                                                 classes of securities.

 Losses on Balloon Payment                       Some of the mortgage loans
 Mortgages Are Borne by You                      held in the trust fund may
                                                 not be fully amortizing over
                                                 their terms to maturity and,
                                                 thus, will require
                                                 substantial principal
                                                 payments (that is, balloon
                                                 payments) at their stated
                                                 maturity. Loans with balloon
                                                 payments involve a greater
                                                 degree of risk than fully
                                                 amortizing loans because
                                                 typically the borrower must
                                                 be able to refinance the loan
                                                 or sell the property to make
                                                 the balloon payment at
                                                 maturity. The ability of a
                                                 borrower to do this will
                                                 depend on such factors as
                                                 mortgage rates at the time of
                                                 sale or refinancing, the
                                                 borrower's equity in the
                                                 property, the relative
                                                 strength of the local housing
                                                 market, the financial
                                                 condition of the borrower,
                                                 and tax laws. Losses on these
                                                 loans that are not otherwise
                                                 covered by a credit
                                                 enhancement will be borne by
                                                 the holders of one or more
                                                 classes of certificates.

Your Risk Of Loss May Be Higher                  Multifamily lending may
Than You Expect If Your                          expose the lender to a
Securities Are Backed By                         greater risk of loss than
Multifamily Loans                                single family residential
                                                 lending. Owners of
                                                 multifamily residential
                                                 properties rely on monthly
                                                 lease payments from tenants
                                                 to

                                                    o pay for maintenance and
                                                      other operating expenses
                                                      of those properties,

                                                    o fund capital
                                                      improvements, and

                                                    o service any mortgage
                                                      loan and any other debt
                                                      that may be secured by
                                                      those properties.

                                                 Various factors, many of
                                                 which are beyond the control
                                                 of the owner or operator of a
                                                 multifamily property, may
                                                 affect the economic viability
                                                 of that property.

                                                 Changes in payment patterns
                                                 by tenants may result from a
                                                 variety of social, legal and
                                                 economic factors. Economic
                                                 factors include the rate of
                                                 inflation, unemployment
                                                 levels and relative rates
                                                 offered for various types of
                                                 housing. Shifts in economic
                                                 factors may trigger changes
                                                 in payment patterns including
                                                 increased risks of defaults
                                                 by tenants and higher vacancy
                                                 rates. Adverse economic
                                                 conditions, either local or
                                                 national, may limit the
                                                 amount of rent that can be
                                                 charged and may result in a
                                                 reduction in timely lease
                                                 payments or a reduction in
                                                 occupancy levels. Occupancy
                                                 and rent levels may also be
                                                 affected by construction of
                                                 additional housing units,
                                                 competition and local
                                                 politics, including rent
                                                 stabilization or rent control
                                                 laws and policies. In
                                                 addition, the level of
                                                 mortgage interest rates may
                                                 encourage tenants to purchase
                                                 single family housing. We are
                                                 unable to determine and have
                                                 no basis to predict whether,
                                                 or to what extent, economic,
                                                 legal or social factors will
                                                 affect future rental or
                                                 payment patterns.

                                                 The location and construction
                                                 quality of a particular
                                                 building may affect the
                                                 occupancy level as well as
                                                 the rents that may be charged
                                                 for individual units. The
                                                 characteristics of a
                                                 neighborhood may change over
                                                 time or in relation to newer
                                                 developments. The effects of
                                                 poor construction quality
                                                 will increase over time in
                                                 the form of increased
                                                 maintenance and capital
                                                 improvements. Even good
                                                 construction will deteriorate
                                                 over time if adequate
                                                 maintenance is not performed
                                                 in a timely fashion.

Your Risk Of Loss May Be Higher                  The trust fund may also
Than You Expect If Your                          include home equity loans
Securities Are Backed By                         that were originated with
Partially Unsecured Home Equity                  loan-to-value ratios or
Loans                                            combined loan-to-value ratios
                                                 in excess of the value of the
                                                 related mortgaged property.
                                                 Under these circumstances,
                                                 the trust fund could be
                                                 treated as a general
                                                 unsecured creditor as to any
                                                 unsecured portion of any
                                                 related loan. In the event of
                                                 a default under a loan that
                                                 is unsecured in part, the
                                                 trust fund will have recourse
                                                 only against the borrower's
                                                 assets generally for the
                                                 unsecured portion of the
                                                 loan, along with all other
                                                 general unsecured creditors
                                                 of the borrower.

You Could Be Adversely Affected                  Federal, state, and local
By Violations Of Environmental                   laws and regulations impose a
Laws                                             wide range of requirements on
                                                 activities that may affect
                                                 the environment, health, and
                                                 safety. In certain
                                                 circumstances, these laws and
                                                 regulations impose
                                                 obligations on owners or
                                                 operators of residential
                                                 properties such as those that
                                                 secure the loans held in the
                                                 trust fund. Failure to comply
                                                 with these laws and
                                                 regulations can result in
                                                 fines and penalties that
                                                 could be assessed against the
                                                 trust as owner of the related
                                                 property.

                                                 In some states, a lien on the
                                                 property due to contamination
                                                 has priority over the lien of
                                                 an existing mortgage. Also, a
                                                 mortgage lender may be held
                                                 liable as an "owner" or
                                                 "operator" for costs
                                                 associated with the release
                                                 of petroleum from an
                                                 underground storage tank
                                                 under certain circumstances.
                                                 If the trust is considered
                                                 the owner or operator of a
                                                 property, it will suffer
                                                 losses as a result of any
                                                 liability imposed for
                                                 environmental hazards on the
                                                 property.

Ratings Of The Securities Do Not                 Any class of securities
Assure Their Payment                             issued under this prospectus
                                                 and the accompanying
                                                 prospectus supplement may be
                                                 rated by one or more
                                                 nationally recognized rating
                                                 agencies. A rating is based
                                                 on the adequacy of the value
                                                 of the trust assets and any
                                                 credit enhancement for that
                                                 class, and reflects the
                                                 rating agency's assessment of
                                                 how likely it is that holders
                                                 of the class of securities
                                                 will receive the payments to
                                                 which they are entitled. A
                                                 rating does not constitute an
                                                 assessment of how likely it
                                                 is that principal prepayments
                                                 on the underlying loans will
                                                 be made, the degree to which
                                                 the rate of prepayments might
                                                 differ from that originally
                                                 anticipated, or the
                                                 likelihood that the
                                                 securities will be redeemed
                                                 early. A rating is not a
                                                 recommendation to purchase,
                                                 hold, or sell securities
                                                 because it does not address
                                                 the market price of the
                                                 securities or the suitability
                                                 of the securities for any
                                                 particular investor.

                                                 A rating may not remain in
                                                 effect for any given period
                                                 of time and the rating agency
                                                 could lower or withdraw the
                                                 rating entirely in the
                                                 future. For example, the
                                                 rating agency could lower or
                                                 withdraw its rating due to:

                                                    o a decrease in the
                                                      adequacy of the value of
                                                      the trust assets or any
                                                      related credit
                                                      enhancement,

                                                    o an adverse change in the
                                                      financial or other
                                                      condition of a credit
                                                      enhancement provider, or

                                                    o a change in the rating
                                                      of the credit
                                                      enhancement provider's
                                                      long-term debt.

                                                 The amount, type, and nature
                                                 of credit enhancement
                                                 established for a class of
                                                 securities will be determined
                                                 on the basis of criteria
                                                 established by each rating
                                                 agency rating classes of the
                                                 securities. These criteria
                                                 are sometimes based upon an
                                                 actuarial analysis of the
                                                 behavior of similar loans in
                                                 a larger group. That analysis
                                                 is often the basis upon which
                                                 each rating agency determines
                                                 the amount of credit
                                                 enhancement required for a
                                                 class. The historical data
                                                 supporting any actuarial
                                                 analysis may not accurately
                                                 reflect future experience,
                                                 and the data derived from a
                                                 large pool of similar loans
                                                 may not accurately predict
                                                 the delinquency, foreclosure,
                                                 or loss experience of any
                                                 particular pool of mortgage
                                                 loans. Mortgaged properties
                                                 may not retain their values.
                                                 If residential real estate
                                                 markets experience an overall
                                                 decline in property values
                                                 such that the outstanding
                                                 principal balances of the
                                                 loans held in a particular
                                                 trust fund and any secondary
                                                 financing on the related
                                                 mortgaged properties become
                                                 equal to or greater
                                                 than the value of the
                                                 mortgaged properties, the
                                                 rates of delinquencies,
                                                 foreclosures, and losses
                                                 could be higher than those
                                                 now generally experienced in
                                                 the mortgage lending
                                                 industry. In addition,
                                                 adverse economic conditions
                                                 may affect timely payment by
                                                 mortgagors on their loans
                                                 whether or not the conditions
                                                 affect real property values
                                                 and, accordingly, the rates
                                                 of delinquencies,
                                                 foreclosures, and losses in
                                                 any trust fund. Losses from
                                                 this that are not covered by
                                                 a credit enhancement will be
                                                 borne, at least in part, by
                                                 the holders of one or more
                                                 classes of securities.

Book-Entry Registration                          Securities issued in book-
 Limit on Liquidity                              entry form may have only
                                                 limited liquidity in the
                                                 resale market, since
                                                 investors may be unwilling to
                                                 purchase securities for which
                                                 they cannot obtain physical
                                                 instruments.

 Limit on Ability to Transfer                    Transactions in book-entry
 or Pledge                                       securities can be effected
                                                 only through The Depository
                                                 Trust Company, its
                                                 participating organizations,
                                                 its indirect participants,
                                                 and certain banks. Therefore,
                                                 your ability to transfer or
                                                 pledge securities issued in
                                                 book-entry form may be
                                                 limited.

 Delays in Distributions                         You may experience some delay
                                                 in the receipt of
                                                 distributions on book-entry
                                                 securities since the
                                                 distributions will be
                                                 forwarded by the trustee to
                                                 The Depository Trust Company
                                                 for it to credit the accounts
                                                 of its participants. In turn,
                                                 these participants will then
                                                 credit the distributions to
                                                 your account either directly
                                                 or indirectly through
                                                 indirect participants.

Bankruptcy Or Insolvency May                     The seller and the depositor
Affect The Timing And Amount Of                  will treat the transfer of
Distributions On The Securities                  the loans held in the trust
                                                 fund by the seller to the
                                                 depositor as a sale for
                                                 accounting purposes. The
                                                 depositor and the trust fund
                                                 will treat the transfer of
                                                 the loans from the depositor
                                                 to the trust fund as a sale
                                                 for accounting purposes. If
                                                 these characterizations are
                                                 correct, then if the seller
                                                 were to become bankrupt, the
                                                 loans would not be part of
                                                 the seller's bankruptcy
                                                 estate and would not be
                                                 available to the seller's
                                                 creditors. On the other hand,
                                                 if the seller becomes
                                                 bankrupt, its bankruptcy
                                                 trustee or one of its
                                                 creditors may attempt to
                                                 recharacterize the sale of
                                                 the loans as a borrowing by
                                                 the seller, secured by a
                                                 pledge of the loans.
                                                 Presenting this position to a
                                                 bankruptcy court could
                                                 prevent timely payments on
                                                 the securities and even
                                                 reduce the payments on the
                                                 securities. Similarly, if the
                                                 characterizations of the
                                                 transfers as sales are
                                                 correct, then if the
                                                 depositor were to become
                                                 bankrupt, the loans would not
                                                 be part of the depositor's
                                                 bankruptcy estate and would
                                                 not be available to the
                                                 depositor's creditors. On the
                                                 other hand, if the depositor
                                                 becomes bankrupt, its
                                                 bankruptcy trustee or one of
                                                 its creditors may attempt to
                                                 recharacterize the sale of
                                                 the loans as a borrowing by
                                                 the depositor, secured by a
                                                 pledge of the loans.
                                                 Presenting this position to a
                                                 bankruptcy court could
                                                 prevent timely payments on
                                                 the securities and even
                                                 reduce the payments on the
                                                 securities.

                                                 If the master servicer
                                                 becomes bankrupt, the
                                                 bankruptcy trustee may have
                                                 the power to prevent the
                                                 appointment of a successor
                                                 master servicer. The period
                                                 during which cash collections
                                                 may be commingled with the
                                                 master servicer's own funds
                                                 before each distribution date
                                                 for securities will be
                                                 specified in the applicable
                                                 prospectus supplement. If the
                                                 master servicer becomes
                                                 bankrupt and cash collections
                                                 have been commingled with the
                                                 master servicer's own funds
                                                 for at least ten days, the
                                                 trust fund will likely not
                                                 have a perfected interest in
                                                 those collections. In this
                                                 case the trust might be an
                                                 unsecured creditor of the
                                                 master servicer as to the
                                                 commingled funds and could
                                                 recover only its share as a
                                                 general creditor, which might
                                                 be nothing. Collections
                                                 commingled less than ten days
                                                 but still in an account of
                                                 the master servicer might
                                                 also be included in the
                                                 bankruptcy estate of the
                                                 master servicer even though
                                                 the trust may have a
                                                 perfected security interest
                                                 in them. Their inclusion in
                                                 the bankruptcy estate of the
                                                 master servicer may result in
                                                 delays in payment and failure
                                                 to pay amounts due on the
                                                 securities.

                                                 Federal and state statutory
                                                 provisions affording
                                                 protection or relief to
                                                 distressed borrowers may
                                                 affect the ability of the
                                                 secured mortgage lender to
                                                 realize upon its security in
                                                 other situations as well. For
                                                 example, in a proceeding
                                                 under the federal Bankruptcy
                                                 Code, a lender may not
                                                 foreclose on a mortgaged
                                                 property without the
                                                 permission of the bankruptcy
                                                 court. And in certain
                                                 instances a bankruptcy court
                                                 may allow a borrower to
                                                 reduce the monthly payments,
                                                 change the rate of interest,
                                                 and alter the mortgage loan
                                                 repayment schedule for under
                                                 collateralized mortgage
                                                 loans. The effect of these
                                                 types of proceedings can be
                                                 to cause delays in receiving
                                                 payments on the loans
                                                 underlying securities and
                                                 even to reduce the aggregate
                                                 amount of payments on the
                                                 loans underlying securities.

The Principal Amount Of                          The market value of the
Securities May Exceed The Market                 assets relating to a series
Value Of The Trust Fund Assets                   of securities at any time may
                                                 be less than the principal
                                                 amount of the securities of
                                                 that series then outstanding,
                                                 plus accrued interest. After
                                                 an event of default and a
                                                 sale of the assets relating
                                                 to a series of securities,
                                                 the trustee, the master
                                                 servicer, the credit
                                                 enhancer, if any, and any
                                                 other service provider
                                                 specified in the related
                                                 prospectus supplement
                                                 generally will be entitled to
                                                 receive the proceeds of that
                                                 sale to the extent of unpaid
                                                 fees and other amounts owing
                                                 to them under the related
                                                 transaction document prior to
                                                 distributions to
                                                 securityholders. Upon any
                                                 such sale, the proceeds may
                                                 be insufficient to pay in
                                                 full the principal of and
                                                 interest on the securities of
                                                 the related series.

                                                 Certain capitalized terms are
                                                 used in this prospectus to
                                                 assist you in understanding
                                                 the terms of the securities.
                                                 The capitalized terms used in
                                                 this prospectus are defined
                                                 on the pages indicated under
                                                 the caption "Index to Defined
                                                 Terms" beginning on page 87.

                                 The Trust Fund

General

   The securities of each series will represent interests in the assets of the related trust fund, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders. Each trust fund will consist of the trust fund assets (the "Trust Fund Assets") consisting of a pool comprised of loans as specified in the related prospectus supplement, together with payments relating to those loans as specified in the related prospectus supplement.* The pool will be created on the first day of the month of the issuance of the related series of securities or such other date specified in the related prospectus supplement. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.

   The Trust Fund Assets will be acquired by the depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the depositor (the "Sellers"), and conveyed without recourse by the depositor to the related trust fund. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Loan Program -- Underwriting Standards" or as otherwise described in the related prospectus supplement. See "Loan Program -- Underwriting Standards."

   The depositor will cause the Trust Fund Assets to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the Trust Fund Assets, either directly or through other servicing institutions called sub-servicers, pursuant to a Pooling and Servicing Agreement among the depositor, the master servicer and the trustee with respect to a series consisting of certificates, or a master servicing agreement (each, a "Master Servicing Agreement") between the trustee and the master servicer with respect to a series consisting of certificates and notes, and will receive a fee for such services. See "Loan Program" and "The Agreements." With respect to loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related Agreement as if the master servicer alone were servicing such loans.

   As used herein, "Agreement" means, with respect to a series consisting of certificates, the Pooling and Servicing Agreement, and with respect to a series consisting of certificates and notes, the Trust Agreement, the Indenture and the Master Servicing Agreement, as the context requires.

   If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement (each, a "Trust Agreement") between the depositor and the trustee of such trust fund.

   With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding of the related Trust Fund Assets and other assets contemplated herein specified and in the related prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions thereon and certain related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

   The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of securities will be to obtain certain representations and warranties from the sellers and to assign to the trustee for such series of securities the depositor's rights with respect to such representations and warranties. See "The Agreements -- Assignment of the Trust Fund Assets." The obligations of the master servicer with respect to the loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described herein under "Loan Program -- Representations by Sellers; Repurchases" and "The Agreements -- Sub-Servicing By Sellers" and "-- Assignment of the Trust Fund Assets") and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the loans in the amounts described herein under "Description of the Securities -- Advances." The obligations of the master servicer to make advances may be subject to limitations, to the extent provided herein and in the related prospectus supplement.

* Whenever the terms pool, certificates, notes and securities are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific pool and the securities of one series including the certificates representing undivided interests in, and/or notes secured by the assets of, a single trust fund consisting primarily of the loans in that pool. Similarly, the term "Pass-Through Rate" will refer to the pass-through rate borne by the certificates and the term interest rate will refer to the interest rate borne by the notes of one specific series, as applicable, and the term trust fund will refer to one specific trust fund.

   The following is a brief description of the assets expected to be included in the trust funds. If specific information respecting the Trust Fund Assets is not known at the time the related series of securities initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such securities (the "Detailed Description"). A copy of the Agreement with respect to each series of securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans relating to such series will be attached to the Agreement delivered to the trustee upon delivery of the securities.

The Loans

   General. Loans will consist of single family loans, multifamily loans, home equity loans or home improvement contracts. For purposes hereof, "home equity loans" includes "closed-end loans" and "revolving credit line loans." If so specified, the loans may include cooperative apartment loans ("cooperative loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency such as the Federal Housing Administration (the "FHA") or the Department of Veterans' Affairs (the "VA").

   The applicable prospectus supplement may specify the day on which monthly payments on the loans in a pool will be due, but if it does not, all of the mortgage loans in a pool will have monthly payments due on the first day of each month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

   o Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by such loan (the "Loan Rate") for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the Property or another source.

   o Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, called balloon payments. Principal may include interest that has been deferred and added to the principal balance of the loan.

   o Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. The terms of a loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

   o The loans generally may be prepaid at any time. Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods, which are called lockout periods. Certain loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses that permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

   A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the loans during the early years of the loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable loan upon receipt by the master servicer of the mortgagor's portion of the monthly payment on the loan. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

   The real property which secures repayment of the loans is referred to as the mortgaged properties. The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of home equity loans, such liens generally will be subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus supplement. In addition to being secured by mortgages on real estate the home improvement contracts may also be secured by purchase money security interests in the home improvements financed thereby. If so specified in the related prospectus supplement, the home equity loans may include loans (primarily for home improvement or debt consolidation purposes) that are in amounts in excess of the value of the related mortgaged properties at the time of origination. The mortgaged properties and the home improvements are collectively referred to herein as the "Properties." The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

   Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Mortgage Insurance Policy"). The existence, extent and duration of any such coverage will be described in the applicable prospectus supplement.

   The aggregate principal balance of loans secured by Properties that are owner-occupied will be disclosed in the related prospectus supplement. The applicable prospectus supplement may provide for the basis for representations relating to Single Family Properties, but if it does not, the sole basis for a representation that a given percentage of the loans is secured by Single Family Properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower's mailing address.

   Single Family Loans. The mortgaged properties relating to single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, and certain other dwelling units ("Single Family Properties"). Single Family Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may provide for the leasehold term, but if it does not, the term of the leasehold will exceed the scheduled maturity of the loan by at least five years.

   Multifamily Loans. Mortgaged properties which secure multifamily loans may include small multifamily residential properties such as rental apartment buildings or projects containing five to fifty residential units, including mid-rise and garden apartments. Certain of the multifamily loans may be secured by apartment buildings owned by cooperatives. In such cases, the cooperative owns all the apartment units in the building and all common areas. The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units the cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders. No more than 5% of the aggregate Trust Fund Assets for any series, as constituted at the time of the applicable cut-off date (measured by principal balance), will be comprised of multifamily loans.

   Home Equity Loans. The mortgaged properties relating to home equity loans will consist of Single Family Properties. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of such loan. Principal amounts on a revolving credit line loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date. The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments of an amount to fully amortize such loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Under certain circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

   Home Improvement Contracts. The Trust Fund Assets for a series of securities may consist, in whole or in part, of home improvement contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The home improvement contracts will be secured by mortgages on Single Family Properties which are generally subordinate to other mortgages on the same Property. In general, the home improvement contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement. The initial Loan-to-Value Ratio of a home improvement contract is computed in the manner described in the related prospectus supplement.

   Additional Information. Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including

   o the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the first day of the month of issuance of the related series of certificates or another date specified in the related prospectus supplement called a cut-off date,

   o the type of property securing the loans (e.g., single-family residences, individual units in condominium apartment buildings or in buildings owned by cooperatives, small multifamily properties, other real property or home improvements),

   o the original terms to maturity of the loans,

   o the largest principal balance and the smallest principal balance of any of the loans,

   o the earliest origination date and latest maturity date of any of the loans,

   o the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, of the loans,

   o the Loan Rates or annual percentage rates ("APR") or range of Loan Rates or APR's borne by the loans,

   o the maximum and minimum per annum Loan Rates and

   o the geographical distribution of the loans. If specific information respecting the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the detailed description of Trust Assets.

   The "Loan-to-Value Ratio" of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the Collateral Value of the related Property. The "Combined Loan-to-Value Ratio" of a loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the loan (or, in the case of a revolving credit line loan, the maximum amount thereof available) and (b) the outstanding principal balance at the date of origination of the loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to such mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the loan, to (ii) the Collateral Value of the related Property. The "Collateral Value" of the Property, other than with respect to certain loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such Property. In the case of Refinance Loans, the "Collateral Value" of the related Property is generally the appraised value thereof determined in an appraisal obtained at the time of refinancing.

   No assurance can be given that values of the Properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the loans, and any secondary financing on the Properties, in a particular pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the securities of the related series.

Substitution of Trust Fund Assets

   Substitution of Trust Fund Assets will be permitted in the event of breaches of representations and warranties with respect to any original Trust Fund
Asset or in the event the documentation with respect to any Trust Fund Asset is determined by the trustee to be incomplete. The period during which such substitution will be permitted generally will be indicated in the related prospectus supplement.

Available Information

   The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet Web site that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet Web site is http://www.sec.gov.

   This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful.

Incorporation of Certain Documents by Reference

   All documents filed for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. Neither the depositor nor the master servicer intends to file with the Securities and Exchange Commission periodic reports with respect to the trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934.

   The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person's written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

Reports to Securityholders

   Periodic and annual reports concerning the trust fund will be forwarded to securityholders. However, such reports will neither be examined nor reported on by an independent public accountant. See "Description of the Securities -- Reports to Securityholders."


                                Use of Proceeds

   The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of Trust Fund Assets or will be used by the depositor for general corporate purposes. The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.


                                 The Depositor

   CWABS, Inc., a Delaware corporation, the depositor, was incorporated in August 1996 for the limited purpose of acquiring, owning and transferring Trust Fund Assets and selling interests therein or bonds secured thereby. The depositor is a limited purpose finance subsidiary of Countrywide Credit Industries, Inc., a Delaware corporation. The depositor maintains its principal office at 4500 Park Granada, Calabasas, California 91302. Its telephone number is (818) 225-3000.

   Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.


                                  Loan Program

   The loans will have been purchased by the depositor, either directly or through affiliates, from sellers. The applicable prospectus supplement may provide for the underwriting criteria used in originating the loans, but if it does not, the loans so acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards."


Underwriting Standards

   The applicable prospectus supplement may provide for the seller's representations and warranties relating to the loans, but if it does not, each seller will represent and warrant that all loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

   Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related Property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any. The applicable prospectus supplement may specify whether that credit information will be verified by the seller, but if it does not, the credit information supplied by the borrower will be verified by the related seller. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports, among other things, the length of employment with that organization and the borrower's current salary. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

   In determining the adequacy of the property to be used as collateral, an appraisal will generally be made of each property considered for financing. The appraiser is generally required to inspect the property, issue a report on its condition and, if applicable, verify construction, if new, has been completed. The appraisal is generally based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

   The maximum loan amount will vary depending upon a borrower's credit grade and loan program but will not generally exceed $1,000,000. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, to the extent specified in the related prospectus supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

   Each seller's underwriting standards will generally permit loans with loan-to-value ratios at origination of up to 100% depending on the loan program, type and use of the property, creditworthiness of the borrower and debt-to-income ratio. If so specified in the related prospectus supplement, a seller's underwriting criteria may permit loans with loan-to-value ratios at origination in excess of 100%, such as for debt consolidation or home improvement purposes. Loan-to-value ratios may not be evaluated in the case of Title I loans.

   After obtaining all applicable employment, credit and property information, the related seller will use a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations. The "debt-to-income ratio" is the ratio of the borrower's total monthly payments to the borrower's gross monthly income. The maximum monthly debt-to-income ratio will vary depending upon a borrower's credit grade and loan program but will not generally exceed 55%. Variations in the monthly debt-to-income ratio limit will be permitted based on compensating factors to the extent specified in the related prospectus supplement.

   In the case of a loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the applicable prospectus supplement may provide for the related representations and warranties of the seller, but if it does not, the related seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the loan.

   Certain of the types of loans that may be included in a trust fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such loans may provide for escalating or variable payments by the borrower. These types of loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, a borrower's income may not be sufficient to permit continued loan payments as such payments increase. These types of loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors.

Qualifications of Sellers

   Each seller will be required to satisfy the following qualifications. Each seller must be an institution experienced in originating and servicing loans of the type contained in the related pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Each seller must be a seller/servicer approved by either Fannie Mae or Freddie Mac. Each seller must be a mortgagee approved by the FHA or an institution the deposit accounts of which are insured by the FDIC.

Representations by Sellers; Repurchases

   Each seller will have made representations and warranties in respect of the loans sold by such seller and evidenced by all, or a part, of a series of securities. Such representations and warranties may include, among other things:

   o that title insurance (or in the case of Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy were effective at origination of each loan, other than cooperative loans and certain home equity loans, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the loan from the seller by or on behalf of the depositor;

   o that the seller had good title to each such loan and such loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

   o that each loan constituted a valid lien on, or a perfected security interest with respect to, the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Property was free from damage and was in acceptable condition;

   o that there were no delinquent tax or assessment liens against the Property;

   o that no required payment on a loan was delinquent more than the number of days specified in the related prospectus supplement; and

   o that each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

If so specified in the related prospectus supplement, the representations and warranties of a seller in respect of a loan will be made not as of the cut-off date but as of the date on which such seller sold the loan to the depositor or one of its affiliates. Under such circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in such loan. Since the representations and warranties of a seller do not address events that may occur following the sale of a loan by such seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a loan occurs after the date of sale of such loan by such seller to the depositor or its affiliates. However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller will not be accurate and complete in all material respects in respect of such loan as of the date of initial issuance of the related series of securities. If the master servicer is also a seller of loans with respect to a particular series of securities, such representations will be in addition to the representations and warranties made by the master servicer in its capacity as a master servicer.

   The master servicer or the trustee, if the master servicer is the seller, will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in such loan. If such seller cannot cure such breach within 90 days following notice from the master servicer or the trustee, as the case may be, the applicable prospectus supplement may provide for the seller's obligations under those circumstances, but if it does not, then such seller will be obligated either

   o to repurchase such loan from the trust fund at a price (the "Purchase Price") equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Loan Rate (less any Advances or amount payable as related servicing compensation if the seller is the master servicer) or

   o substitute for such loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.

If a REMIC election is to be made with respect to a trust fund, the applicable prospectus supplement may provide for the obligations of the master servicer or residual certificateholder, but if it does not, the master servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any such repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. The master servicer may be entitled to reimbursement for any such payment from the assets of the related trust fund or from any holder of the related residual certificate. See "Description of the Securities -- General." Except in those cases in which the master servicer is the seller, the master servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of such loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller.

   Neither the depositor nor the master servicer (unless the master servicer is the seller) will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase or substitution obligations with respect to loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described below under "The Agreements -- Assignment of Trust Fund Assets."

                         Description of the Securities

   Each series of certificates will be issued pursuant to separate agreements (each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among the depositor, the master servicer and the trustee. A form of Pooling and Servicing Agreement and Trust Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. Each series of notes will be issued pursuant to an indenture (the "Indenture") between the related trust fund and the entity named in the related prospectus supplement as trustee with respect to such series, and the related loans will be serviced by the master servicer pursuant to a Master Servicing Agreement. A form of Indenture and Master Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. Each Agreement, dated as of the related cut-off date, will be among the depositor, the master servicer and the trustee for the benefit of the holders of the securities of such series. The provisions of each Agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in each Agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each series of securities and the applicable prospectus supplement. The depositor will provide a copy of the Agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a security of such series addressed to CWABS, Inc., 4500 Park Granada, Calabasas, California 91302, Attention: Secretary.

General

   The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement, will, in the case of certificates, evidence specified beneficial ownership interests in, and in the case of notes, be secured by, the assets of the related trust fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The applicable prospectus supplement may provide for guarantees or insurance obtained from a governmental entity or other person, but if it does not, the Trust Fund Assets will not be guaranteed or insured by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related Agreement,

   o the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related prospectus supplement ("Retained Interest")), including all payments of interest and principal received with respect to the loans after the cut-off date (to the extent not applied in computing the principal balance of such loans as of the cut-off date (the "Cut-off Date Principal Balance"));

   o the assets required to be deposited in the related Security Account from time to time;

   o property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure and

   o any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement.

If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

   Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of notes of a series will be secured by, the related Trust Fund Assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of such series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" herein and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related prospectus supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related prospectus supplement.

   Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related securities will be made by the trustee on each distribution date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the related prospectus supplement) in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the dates specified in the related prospectus supplement (each, a "Record Date"). Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled thereto at the address appearing in the register maintained for holders of securities (the "Security Register"); provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of such final distribution.

   The securities will be freely transferable and exchangeable at the Corporate Trust Office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

   Under current law the purchase and holding of a class of securities entitled only to a specified percentage of payments of either interest or principal or a notional amount of either interest or principal on the related loans or a class of securities entitled to receive payments of interest and principal on the loans only after payments to other classes or after the occurrence of certain specified events by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts or arrangements are invested) subject to provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the Internal Revenue Code of 1986, as amended (the "Code"), may result in prohibited transactions, within the meaning of ERISA and the Code. See "ERISA Considerations." The applicable prospectus supplement may provide for the conditions for transferring a security of that type of class, but if it does not, the transfer of securities of such a class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of securities of such a class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the Agreements.

   As to each series, an election may be made to treat the related trust fund or designated portions thereof as a "real estate mortgage investment conduit" or REMIC as defined in the Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may only be made if certain conditions are satisfied. As to any such series, the terms and provisions applicable to the making of a REMIC election will be set forth in the related prospectus supplement. If such an election is made with respect to a series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of securities in such a series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each series with respect to which a REMIC election is to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The master servicer, unless otherwise provided in the related prospectus supplement, will be entitled to reimbursement for any such payment from the assets of the trust fund or from any holder of the related residual certificate.

Distributions on Securities

   General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to such series. See "Credit Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of such series.

   Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any reserve fund. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The prospectus supplement will also describe the method for allocating distributions among securities of a particular class.

   Available Funds. All distributions on the securities of each series on each distribution date will be made from the Available Funds described below, in accordance with the terms described in the related prospectus supplement and specified in the Agreement. "Available Funds" for each distribution date will generally equal the amount on deposit in the related Security Account on such distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held therein for distribution on future distribution dates.

   Distributions of Interest. Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the "Class Security Balance") entitled to interest from the date, at the Pass-Through Rate or interest rate, as applicable (which in either case may be a fixed rate or rate adjustable as specified in such prospectus supplement), and for the periods specified in such prospectus supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate Class Security Balance of the securities of such class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of such securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original Class Security Balance of each security will equal the aggregate distributions allocable to principal to which such security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

   Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding such distribution date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

   With respect to any class of accrual securities, if specified in the related prospectus supplement, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate Class Security Balance of such class of securities on that distribution date. Distributions of interest on any class of accrual securities will commence only after the occurrence of the events specified in such prospectus supplement. Prior to such time, the beneficial ownership interest in the trust fund or the principal balance, as applicable, of such class of accrued securities, as reflected in the aggregate Class Security Balance of such class of accrual securities, will increase on each distribution date by the amount of interest that accrued on such class of accrual securities during the preceding interest accrual period but that was not required to be distributed to such class on such distribution date. Any such class of accrual securities will thereafter accrue interest on its outstanding Class Security Balance as so adjusted.

   Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which such amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate Class Security Balance of any class of securities entitled to distributions of principal generally will be the aggregate original Class Security Balance of such class of securities specified in such prospectus supplement, reduced by all distributions reported to the holders of such securities as allocable to principal and,

   o in the case of accrual securities, in general, increased by all interest accrued but not then distributable on such accrual securities; and

   o in the case of adjustable rate securities, subject to the effect of negative amortization, if applicable.

   If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in such prospectus supplement. Any such allocation of Principal Prepayments to such class or classes of securities will have the effect of accelerating the amortization of such securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of the other classes of securities relative to that of certain securities is intended to preserve the availability of the subordination provided by such other securities. See "Credit Enhancement -- Subordination."

   Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date under the circumstances and in the manner described below and in the prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the securities on that distribution date. The applicable prospectus supplement may provide for limits on the amount of an unscheduled distribution, but if it does not, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. The applicable prospectus supplement may specify whether the unscheduled distribution will include interest, but if it does not, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

Advances

   To the extent provided in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in the Security Account for future distributions to the holders of securities of the related series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as such term is defined in the related prospectus supplement) and were not advanced by any sub-servicer, subject to the master servicer's determination that such advances may be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

   In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace such funds on or before any future distribution date to the extent that funds in the applicable Security Account on such distribution date would be less than the amount required to be available for distributions to securityholders on such date. Any master servicer funds advanced will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which such advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any loan purchased by the depositor, a sub-servicer or a seller pursuant to the related Agreement). Advances by the master servicer (and any advances by a sub-servicer) also will be reimbursable to the master servicer (or sub-servicer) from cash otherwise distributable to securityholders (including the holders of Senior securities) to the extent that the master servicer determines that any such advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related Agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described herein under "Credit Enhancement," in each case as described in the related prospectus supplement.

   In the event the master servicer or a sub-servicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the trustee will be obligated to make such advance in its capacity as successor servicer. If the trustee makes such an advance, it will be entitled to be reimbursed for such advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See "Description of the Securities -- Distributions on Securities."

Reports to Securityholders

   Prior to or concurrently with each distribution on a distribution date the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to such series of securities, among other things:

   o the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related prospectus supplement, any applicable prepayment penalties included therein;

   o the amount of such distribution allocable to interest;

   o the amount of any advance;

   o the aggregate amount (a) otherwise allocable to the Subordinated Securityholders on such distribution date, and (b) withdrawn from the reserve fund, if any, that is included in the amounts distributed to the Senior Securityholders;

   o the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on such distribution date;

   o the percentage of principal payments on the loans (excluding prepayments), if any, which each such class will be entitled to receive on the following distribution date;

   o the percentage of Principal Prepayments on the loans, if any, which each such class will be entitled to receive on the following distribution date;

   o the related amount of the servicing compensation retained or withdrawn from the Security Account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

   o the number and aggregate principal balances of loans (A) delinquent (exclusive of loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding such distribution date;

   o the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

   o the Pass-Through Rate or interest rate, as applicable, if adjusted from the date of the last statement, of any such class expected to be applicable to the next distribution to such class;

   o if applicable, the amount remaining in any reserve fund at the close of business on the distribution date;

   o the Pass-Through Rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date; and

   o any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

   Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

   In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a securityholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

Categories of Classes of Securities

   The securities of any series may be comprised of one or more classes. Such classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise such series by reference to the following categories.

Categories of Classes                               Definition

                                                  Principal Types

Accretion Directed. . . . . . . . . . . . A class that receives principal payments from the accreted interest
                                          from specified Accrual classes. An
                                          accretion directed class also may
                                          receive principal payments from
                                          principal paid on the underlying
                                          Trust Fund Assets for the related
                                          series.

Component Securities. . . . . . . . . . . A class consisting of "components."
                                          The components of a class of
                                          component securities may have
                                          different principal and/or interest
                                          payment characteristics but together
                                          constitute a single class. Each
                                          component of a class of component
                                          securities may be identified as
                                          falling into one or more of the
                                          categories in this chart.

Notional Amount Securities. . . . . . . . A class having no principal balance and bearing interest on the related
                                          notional amount. The notional amount
                                          is used for purposes of the
                                          determination of interest
                                          distributions.


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
Planned Principal Class or PACs . . . . . A class that is designed to receive principal payments using a
                                          predetermined principal balance
                                          schedule derived by assuming two
                                          constant prepayment rates for the
                                          underlying Trust Fund Assets. These
                                          two rates are the endpoints for the
                                          "structuring range" for the planned
                                          principal class. The planned
                                          principal classes in any series of
                                          certificates may be subdivided into
                                          different categories (e.g., primary
                                          planned principal classes, secondary
                                          planned principal classes and so
                                          forth) having different effective
                                          structuring ranges and different
                                          principal payment priorities. The
                                          structuring range for the secondary
                                          planned principal class of a series
                                          of certificates will be narrower
                                          than that for the primary planned
                                          principal class of the series.

Scheduled Principal Class . . . . . . . . A class that is designed to receive principal payments using a
                                          predetermined principal balance
                                          schedule but is not designated as a
                                          Planned Principal Class or Targeted
                                          Principal Class. In many cases, the
                                          schedule is derived by assuming two
                                          constant prepayment rates for the
                                          underlying Trust Fund Assets. These
                                          two rates are the endpoints for the
                                          "structuring range" for the
                                          scheduled principal class.

Sequential Pay. . . . . . . . . . . . . . Classes that receive principal payments in a prescribed sequence,
                                          that do not have predetermined
                                          principal balance schedules and that
                                          under all circumstances receive
                                          payments of principal continuously
                                          from the first distribution date on
                                          which they receive principal until
                                          they are retired. A single class
                                          that receives principal payments
                                          before or after all other classes in
                                          the same series of securities may be
                                          identified as a sequential pay
                                          class.

Strip.. . . . . . . . . . . . . . . . . . A class that receives a constant proportion, or "strip," of the
                                          principal payments on the underlying
                                          Trust Fund Assets.

Support Class (also sometimes
 referred to as "companion
 classes")  . . . . . . . . . . . . . . . A class that receives principal payments on any distribution date
                                          only if scheduled payments have been
                                          made on specified planned principal
                                          classes, targeted principal classes
                                          and/or Scheduled Principal Classes.

Targeted Principal Class or TACs. . . . . A class that is designed to receive principal payments using a
                                          predetermined principal balance
                                          schedule derived by assuming a
                                          single constant prepayment rate for
                                          the underlying Trust Fund Assets.


                                               Interest Types

Fixed Rate. . . . . . . . . . . . . . . . A class with an interest rate that is fixed throughout the life of the
                                          class.

Floating Rate . . . . . . . . . . . . . . A class with an interest rate that resets periodically based upon a
                                          designated index and that varies
                                          directly with changes in such index.

Inverse Floating Rate . . . . . . . . . . A class with an interest rate that resets periodically based upon a
                                          designated index and that varies
                                          inversely with changes in such
                                          index.

Variable Rate . . . . . . . . . . . . . . A class with an interest rate that resets periodically and is
                                          calculated by reference to the rate
                                          or rates of interest applicable to
                                          specified assets or instruments
                                          (e.g., the Loan Rates borne by the
                                          underlying loans).

Interest Only . . . . . . . . . . . . . . A class that receives some or all of the interest payments made on the
                                          underlying Trust Fund Assets and
                                          little or no principal. Interest
                                          Only classes have either a nominal
                                          principal balance or a notional
                                          amount. A nominal principal balance
                                          represents actual principal that
                                          will be paid on the class. It is
                                          referred to as nominal since it is
                                          extremely small compared to other
                                          classes. A notional amount is the
                                          amount used as a reference to
                                          calculate the amount of interest due
                                          on an Interest Only class that is
                                          not entitled to any distributions in
                                          respect of principal.

Principal Only. . . . . . . . . . . . . . A class that does not bear interest and is entitled to receive only
                                          distributions in respect of
                                          principal.

Partial Accrual . . . . . . . . . . . . . A class that accretes a portion of the amount of accrued interest
                                          thereon, which amount will be added
                                          to the principal balance of such
                                          class on each applicable
                                          distribution date, with the
                                          remainder of such accrued interest
                                          to be distributed currently as
                                          interest on such class. Such
                                          accretion may continue until a
                                          specified event has occurred or
                                          until such Partial Accrual class is
                                          retired.

Accrual . . . . . . . . . . . . . . . . . A class that accretes the amount of accrued interest otherwise
                                          distributable on such class, which
                                          amount will be added as principal to
                                          the principal balance of such class
                                          on each applicable distribution
                                          date. Such accretion may continue
                                          until some specified event has
                                          occurred or until such Accrual class
                                          is retired.

Indices Applicable to Floating Rate and Inverse Floating Rate Classes

Libor

   The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related pooling and servicing agreement as the calculation agent will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

LIBO Method

   If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on the Reuters Screen LIBO Page, offered by the principal London office of each of the designated reference banks meeting the criteria set forth in this prospectus for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR determination date. In lieu of relying on the quotations for those reference banks that appear at the time on the Reuters Screen LIBO Page, the calculation agent will request each of the reference banks to provide the offered quotations at the time.

   Under this method LIBOR will be established by the calculation agent on each LIBOR determination date as follows:

      (a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%.

      (b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

     o  LIBOR as determined on the previous LIBOR determination date or

     o  the reserve interest rate.

   The reserve interest rate shall be the rate per annum which the calculation agent determines to be either

     o the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which the quotations are, in the opinion of the calculation agent being so made, or

     o if the calculation agent cannot determine the arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

      (c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be considered to be the per annum rate specified as such in the related prospectus supplement.

   Each reference bank shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and shall have an established place of business in London. If a reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.


BBA Method

   If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association "Interest Settlement Rate" for one-month deposits in United States dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers' Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

   If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the LIBOR method described under "LIBO Method."

   The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.


COFI

   The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the "Eleventh District"). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

   A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

   The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of

San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

   The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of such index on an exact date. So long as such index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as COFI (each, a class of "COFI securities") for the Interest Accrual Period commencing in such second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond such tenth day, such interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

   The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI certificates the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the "National Cost of Funds Index") published by the Office of Thrift Supervision (the "OTS") for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the Agreement relating to the series of certificates. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

   The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.


Treasury Index

   The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the "constant maturity" specified in the prospectus supplement or if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551, (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

   Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The Calculation Agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Prime Rate

   The applicable prospectus supplement may specify the party responsible for determining the Prime Rate, but if it does not, on the Prime Rate Determination Date (as such term is defined in the related prospectus supplement) for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, the calculation agent will ascertain the Prime Rate for the related interest accrual period. The applicable prospectus supplement may provide for the means of determining the Prime Rate, but if it does not, the Prime Rate for an interest accrual period will be the "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal (or if not so published, the "Prime Rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion) on the related Prime Rate Determination Date. If a prime rate range is given, then the average of such range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The calculation agent's determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Book-Entry Registration of Securities

   As described in the related prospectus supplement, if not issued in fully registered form, each class of securities will be registered as book-entry certificates. Persons acquiring beneficial ownership interests in the securities ("Security Owners") will hold their securities through The Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry securities will be issued in one or more certificates which equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Except as described below, no person acquiring a Book-Entry security (each, a "beneficial owner") will be entitled to receive a physical certificate representing such security (a "Definitive Security"). Unless and until Definitive Securities are issued, it is anticipated that the only "securityholders" of the securities will be Cede & Co., as nominee of DTC. Security Owners are only permitted to exercise their rights indirectly through Participants and DTC.

   The beneficial owner's ownership of a Book-Entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant, and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

   Security Owners will receive all distributions of principal of, and interest on, the securities from the trustee through DTC and DTC participants. While the securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Participants and indirect participants with whom Security Owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

   Security Owners will not receive or be entitled to receive certificates representing their respective interests in the securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of securities only through Participants and indirect participants by instructing such Participants and indirect participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of such securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.


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
   Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg Participant (as defined herein) or Euroclear Participant (as defined herein) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

   Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

   Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its participating organizations ("Clearstream, Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg Participants through electronic book-entry changes in accounts of Clearstream, Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in any of 28 currencies, including United States dollars. Clearstream, Luxembourg provides to its Clearstream, Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg Participant, either directly or indirectly.

   Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York ("Morgan" and in such capacity, the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Belgian Cooperative"). All operations are conducted by Morgan, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Belgian Cooperative. The Belgian cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

   Morgan is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

   Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian

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
law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

   Under a book-entry format, beneficial owners of the Book-Entry securities may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" and "-- Tax Consequences to Holders of the Notes -- Backup Withholding" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry securities to persons or entities that do not participate in the Depository system may be limited due to the lack of physical certificates for such Book-Entry securities. In addition, issuance of the Book-Entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

   Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry securities of such beneficial owners are credited.

   DTC has advised the trustee that, unless and until Definitive securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry securities are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry securities. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the Agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some securities which conflict with actions taken with respect to other securities.

   Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the trustee will issue Definitive securities, and thereafter the trustee will recognize the holders of such Definitive securities as securityholders under the applicable Agreement.

   Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

   None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.


                               Credit Enhancement


General

   Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related Trust Fund Assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of such series, the establishment of one or more reserve funds, the use of a cross-collateralization feature, use of a mortgage pool insurance policy, FHA Insurance, VA Guarantee, bankruptcy bond, special hazard

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
insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, or another method of credit enhancement contemplated herein and described in the related prospectus supplement, or any combination of the foregoing. The applicable prospectus supplement may provide for credit enhancement which covers all the classes of securities, but if it does not, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

Subordination

   If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of such series (the "Senior Securities") to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of Senior Securities of a series by: (i) reducing the ownership interest (if applicable) of the related subordinated securities;
(ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related prospectus supplement. If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans may be borne first by the various classes of subordinated securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in such prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securityholders that will be distributable to Senior Securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of such loans were to exceed an amount specified in the related prospectus supplement, holders of Senior Securities would experience losses on the securities.

   In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of Subordinated Securities on any distribution date may instead be deposited into one or more reserve funds established with the trustee or distributed to holders of Senior Securities. Such deposits may be made on each distribution date, for specified periods or until the balance in the reserve fund has reached a specified amount and, following payments from the reserve fund to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the reserve fund to required levels, in each case as specified in the related prospectus supplement. Amounts on deposit in the reserve fund may be released to the holders of certain classes of securities at the times and under the circumstances specified in such prospectus supplement.

   If specified in the related prospectus supplement, various classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Securities, respectively, through a cross-collateralization mechanism or otherwise.

   As between classes of Senior Securities and as between classes of Subordinated Securities, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the related prospectus supplement. As between classes of Subordinated Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any reserve fund will be allocated as specified in the related prospectus supplement.

Letter of Credit

   The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more Classes of securities (the "L/C Percentage"). If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See "The Agreements -- Termination: Optional Termination." A copy of the letter of credit for a series, if any, will be filed with the Securities and Exchange Commission (the "SEC") as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

Insurance Policies, Surety Bonds and Guaranties

   If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on such securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such trust fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in such prospectus supplement. A copy of any such instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the securities of the related series.

Over-Collateralization

   If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of securities and, thus, accelerate the rate of payment of principal on such class or classes of securities. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying Trust Fund Assets will result in over-collateralization.

Reserve Accounts

   If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for such series of securities, in trust, of one or more reserve funds for such series. The related prospectus supplement will specify whether or not any such reserve funds will be included in the trust fund for such series.

   The reserve fund for a series will be funded (i) by the deposit therein of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related prospectus supplement to which the Subordinate Securityholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related prospectus supplement.

   Any amounts on deposit in the reserve fund and the proceeds of any other instrument upon maturity will be held in cash or will be invested in "Permitted Investments" which may include

      (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

      (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the related series of securities, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to such securities by each such Rating Agency;

      (iii) commercial paper issued by Countrywide Home Loans, Inc. or any of its affiliates; provided that such commercial paper is rated no lower than the rating specified in the related prospectus supplement;

      (iv) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each such Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to such securities by each such Rating Agency;

      (v) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's Investors Service, Inc. ("Moody's") is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to such securities by any such Rating Agency;

      (vi) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

      (vii) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to such securities by any such Rating Agency;

      (viii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

      (ix) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to such securities by any such Rating Agency, as evidenced by a signed writing delivered by each such Rating Agency;

      (x) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable rating by each such Rating Agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to such securities by each such Rating Agency;

      (xi) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each such Rating Agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to such securities by each such Rating Agency; and

      (xii) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to such securities by any such Rating Agency, as evidenced by a signed writing delivered by each such Rating Agency; provided that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument; and provided, further, that no investment specified in clause (x) or clause (xi) above shall be a Permitted Investment for any pre-funding account or any related Capitalized Interest Account.

If a letter of credit is deposited with the trustee, that letter of credit will be irrevocable and will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the securities of the related series. Additional information with respect to such instruments deposited in the reserve funds will be set forth in the related prospectus supplement.

   Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

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
Pool Insurance Policies

   If specified in the related prospectus supplement, a separate pool insurance policy ("Pool Insurance Policy") will be obtained for the pool and issued by the insurer (the "Pool Insurer") named in such prospectus supplement. Each
Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on loans in the pool in an amount equal to a percentage specified in such prospectus supplement of the aggregate principal balance of such loans on the cut-off date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the master servicer will present claims thereunder to the Pool Insurer on behalf of itself, the trustee and the holders of the securities of the related series. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted loans and only upon satisfaction of certain conditions precedent described below. The applicable prospectus supplement may provide for the extent of coverage provided by the related Pool Insurance Policy, but if it does not, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

   The applicable prospectus supplement may provide for the conditions for the presentation of claims under a Pool Insurance Policy, but if it does not, the Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;
(iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of such purchase and certain expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the master servicer will not be required to expend its own funds to restore the damaged Property unless it determines that (i) such restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

   The applicable prospectus supplement may provide for a Pool Insurance Policy covering losses resulting from defaults, but if it does not, the Pool
Insurance Policy will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things,

   o fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or

   o failure to construct a Property in accordance with plans and specifications.

A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller's representations described above, and, in such events might give rise to an obligation on the part of such seller to repurchase the defaulted loan if the breach cannot be cured by such seller. No Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted loan occurring when the servicer of such loan, at the time of default or thereafter, was not approved by the applicable insurer.

   The applicable prospectus supplement may provide for a Pool Insurance Policy featuring a fixed amount of coverage over the life of the policy, but if it does not, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide for the exclusion of specified expenses from the coverage of the Pool Insurance Policy, but if it does not, the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related securityholders.


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Financial Instruments

   If specified in the related prospectus supplement, the trust fund may include one or more swap arrangements or other financial instruments that are intended to meet the following goals:

   o to convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

   o to provide payments in the event that any index rises above or falls below specified levels; or

   o to provide protection against interest rate changes, certain types of losses, including reduced market value, or the payment shortfalls to one or more classes of the related series.

   If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

Cross Support

   If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross support feature that requires that distributions be made on securities evidencing a beneficial ownership interest in other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

   If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified trust funds.


                      Yield and Prepayment Considerations


   The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included therein. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the circumstances, if any, under which the related loans will be subject to prepayment penalties. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

   The rate of prepayment on the loans cannot be predicted. Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing. Accordingly, such loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, such loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related loan. See "Certain Legal Aspects of the Loans -- Due-on-Sale Clauses". The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by such investor at the time such securities were purchased.


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
   Collections on revolving credit line loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

   Generally, all conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower of the related Property. Loans insured by the FHA, and single family loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such loans may be lower than that of conventional loans bearing comparable interest rates. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements -- Collection Procedures" and "Certain Legal Aspects of the Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the loans.

   The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Loan Rates borne by the loans, such loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the loans, such loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below such Loan Rates. However, there can be no assurance that such will be the case.

   When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in such month. The applicable prospectus supplement may specify when prepayments are passed through to securityholders, but if it does not, neither full nor partial prepayments will be passed through or paid until the month following receipt.

   Even assuming that the Properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a Property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

   Liquidation expenses with respect to defaulted mortgage loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

   Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles

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
may limit the ability of the master servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the master servicer to damages and administrative sanctions.

   If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different Loan Rates will affect the yield on such securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price, because while interest will generally accrue on each loan from the first day of the month, the distribution of such interest will not be made earlier than the month following the month of accrual.

   Under certain circumstances, the master servicer, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund thereby effecting earlier retirement of the related series of securities. See "The Agreements -- Termination; Optional Termination".

   The relative contribution of the various factors affecting prepayment may vary from time to time. There can be no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the securities.

   The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such securities.


                                 The Agreements


   Set forth below is a description of the material provisions of each Agreement which are not described elsewhere in this prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

Assignment of the Trust Fund Assets

   Assignment of the Loans. At the time of issuance of the securities of a series, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to such loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any Retained Interest specified in the related prospectus supplement. The trustee will, concurrently with such assignment, deliver such securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the Loan Rate or APR, the maturity of the loan, the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, at origination and certain other information.

   In addition, the depositor will also deliver or cause to be delivered to the trustee (or to the custodian) for each single family loan, multifamily loan or home equity loan,

   o the mortgage note or contract endorsed without recourse in blank or to the order of the trustee,

   o the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was delivered to such recording office),

   o an assignment of the Mortgage to the trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and

   o any other security documents, including those relating to any senior interests in the Property, as may be specified in the related prospectus supplement or the related Agreement.

The applicable prospectus supplement may provide other arrangements for assuring the priority of assignments, but if it does not, the depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to

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
the trustee, such recording is not required to protect the trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of such loans.

   With respect to any loans that are cooperative loans, the depositor will cause to be delivered to the trustee the related original cooperative note endorsed without recourse in blank or to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement. The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

   The applicable prospectus supplement may provide for the depositor's delivery obligations in connection with home improvement contracts, but if it does not, the depositor will as to each home improvement contract, deliver or cause to be delivered to the trustee the original home improvement contract and copies of documents and instruments related to each home improvement contract and the security interest in the Property securing such home improvement contract. In general, it is expected that the home improvement contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the home improvement contracts without notice of such assignment, the interest of securityholders in the home improvement contracts could be defeated. See "Certain Legal Aspects of the Loans -- The Home Improvement Contracts."

   The trustee (or the custodian) will review such loan documents within the time period specified in the related prospectus supplement after receipt thereof, and the trustee will hold such documents in trust for the benefit of the related securityholders. Generally, if the document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer and the depositor, and the master servicer will notify the related seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of such notice, the seller will be obligated to either purchase the related loan from the trust fund at the Purchase Price or if so specified in the related prospectus supplement, remove such loan from the trust fund and substitute in its place one or more other loans that meet certain requirements set forth therein. There can be no assurance that a seller will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce such obligation to the extent described above under "Loan Program -- Representations by Sellers; Repurchases," neither the master servicer nor the depositor will be obligated to purchase or replace such loan if the seller defaults on its obligation, unless such breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

   The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

   The master servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement. Upon a breach of any such representation of the master servicer which materially and adversely affects the interests of the securityholders in a loan, the master servicer will be obligated either to cure the breach in all material respects or to purchase (at the Purchase Price) or if so specified in the related prospectus supplement, replace the loan. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for such a breach of representation by the master servicer.

   Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase or substitution of a loan will be made if such purchase or substitution would result in a prohibited transaction tax under the Code.

Payments On Loans; Deposits to Security Account

   The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the trust fund (the "Security Account"). The applicable prospectus supplement may provide for other requirements for the Security Account, but if it does not, the Security Account must be either (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the Rating Agency or Rating Agencies that rated one or more classes of the related series of securities, (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation

("SAIF")), (iii) an account or accounts the deposits in which are insured by the BIF or SAIF (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained, or (iv) an account or accounts otherwise acceptable to each Rating Agency. The collateral eligible to secure amounts in the Security Account is limited to Permitted Investments. A Security Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding distribution date in Permitted Investments. To the extent provided in the related prospectus supplement, the master servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

   The master servicer will deposit or cause to be deposited in the Security Account for each trust fund, to the extent applicable and unless otherwise specified in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing Retained Interest):

   o all payments on account of principal, including Principal Prepayments and, if specified in the related prospectus supplement, any applicable prepayment penalties, on the loans;

   o all payments on account of interest on the loans, net of applicable servicing compensation;

   o all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the master servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the master servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed advances made, by the master servicer, if any) received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

   o all proceeds of any loan or property in respect thereof purchased by the master servicer, the depositor or any seller as described under "Loan Program -- Representations by Sellers; Repurchases" or "-- Assignment of Trust Fund Assets" above and all proceeds of any loan repurchased as described under "-- Termination; Optional Termination" below;

   o all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under "-- Hazard Insurance" below;

   o any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the Security Account and, to the extent specified in the related prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

   o all other amounts required to be deposited in the Security Account pursuant to the Agreement.

   The master servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

   o to pay to the master servicer the servicing fees described in the related prospectus supplement, the master servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto;

   o to reimburse the master servicer for advances, such right of reimbursement with respect to any loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on such loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which such advance was made;

   o to reimburse the master servicer for any advances previously made which the master servicer has determined to be nonrecoverable;


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
   o to reimburse the master servicer from Insurance Proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

   o to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, such right of reimbursement being limited to amounts received representing late recoveries of the payments for which such advances were made;

   o to pay to the master servicer, with respect to each loan or property acquired in respect thereof that has been purchased by the master servicer pursuant to the Agreement, all amounts received thereon and not taken into account in determining the principal balance of such repurchased loan;

   o to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the Agreement;

   o to withdraw any amount deposited in the Security Account and not required to be deposited therein; and

   o to clear and terminate the Security Account upon termination of the Agreement.

   In addition, the Agreement will generally provide that, on or prior to the business day immediately preceding each distribution date, the master servicer shall withdraw from the Security Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

Pre-Funding Account

   If so provided in the related prospectus supplement, the master servicer will establish and maintain an account (the "Pre-Funding Account"), in the name of the related trustee on behalf of the related securityholders, into which the depositor will deposit cash in an amount specified in the prospectus supplement (the "Pre-Funded Amount") on the related Closing Date. The Pre-Funding Account will be maintained with the trustee for the related series of securities and is designed solely to hold funds to be applied by such trustee during the period from the closing date to a date not more than a year after such closing date (the "Funding Period") to pay to the depositor the purchase price for loans purchased during such Funding Period (the "Subsequent Loans"). Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related loans. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the certificates and notes of the related series. The Pre-Funded Amount will be used by the related trustee to purchase Subsequent Loans from the depositor from time to time during the Funding Period. The Funding Period, if any, for a trust fund will begin on the related Closing Date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related Closing Date. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related Agreement. Earnings on investment of funds in the Pre-Funding Account will be deposited into the related Security Account or such other trust account as is specified in the related prospectus supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.

   In addition, if so provided in the related prospectus supplement, on the related Closing Date the depositor will deposit in an account (the "Capitalized Interest Account") cash in such amount as is necessary to cover shortfalls in interest on the related series of securities that may arise as a result of utilization of the Pre-Funding Account as described above. The Capitalized Interest Account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related loans. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related series of securities by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the depositor.

Sub-Servicing by Sellers

   Each seller of a loan or any other servicing entity may act as the sub-servicer for such loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the related Agreement. While each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the Agreement pursuant to which a series of securities is issued will provide that, if for any reason the master servicer for such series of securities is no longer the master servicer of the related loans, the trustee or any successor master servicer must recognize the sub-servicer's rights and obligations under such sub-servicing agreement. Notwithstanding any

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
such subservicing arrangement, unless otherwise provided in the related prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the Master Servicing Agreement as if the master servicer alone were servicing the loans.

Collection Procedures

   The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the loans. Consistent with the above, the master servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a loan and to the extent not inconsistent with the coverage of such loan by a Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment. To the extent the master servicer is obligated to make or cause to be made advances, such obligation will remain during any period of such an arrangement.

   In any case in which property securing a loan has been, or is about to be, conveyed by the mortgagor or obligor, the master servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and will not impair or threaten to impair any recovery under any Primary Mortgage Insurance Policy. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause or if such loan is a mortgage loan insured by the FHA or partially guaranteed by the VA, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Certain Legal Aspects of the Loans -- Due-on-Sale Clauses". In connection with any such assumption, the terms of the related loan may not be changed.

   With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Loans". This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

   In general a "tenant-stockholder" (as defined in Code Section 216(b)(2) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code
Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section
216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the cooperative loans will qualify under such Section for any particular year. In the event that such a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

Hazard Insurance

   In general, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which such Property is located. Such coverage will be in an amount that is at least equal to the lesser of


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
   o the maximum insurable value of the improvements securing such loan or

   o the greater of

      (1) the outstanding principal balance of the loan and

      (2) an amount such that the proceeds of such policy shall be sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer.

All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the master servicer's normal servicing procedures) will be deposited in the related Security Account. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited therein but for such clause.

   In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and hurricanes. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

   The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of

   o the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or

   o such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement".

   The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such cooperative's building could significantly reduce the value of the collateral securing such cooperative loan to the extent not covered by other credit support.

   If the Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the master servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that such restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.


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
   If recovery on a defaulted loan under any related Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by an Insurance Policy, the master servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the Property securing the defaulted loan are less than the principal balance of such loan plus interest accrued thereon that is payable to securityholders, the trust fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the master servicer in connection with such proceedings and which are reimbursable under the Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of such loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such loan and amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

   If the master servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of such loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such loan. In the event that the master servicer has expended its own funds to restore the damaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no such payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest thereon. See "Credit Enhancement".

   The proceeds from any liquidation of a loan will be applied in the following order of priority: first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the master servicer with respect to such loan; second, to reimburse the master servicer for any unreimbursed advances with respect to such loan; third, to accrued and unpaid interest (to the extent no advance has been made for such amount) on such loan; and fourth, as a recovery of principal of such loan.

Realization Upon Defaulted Loans

   Primary Mortgage Insurance Policies. If so specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each loan for which such coverage is required. Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The master servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for such cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of such series that have been rated.

   FHA Insurance; VA Guaranties. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I Program of the FHA, see "Certain Legal Aspects of the Loans -- Title I Program", certain loans will be insured under various FHA programs including the standard FHA 203 (b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

   Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a "VA Guaranty"). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for such loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.


Servicing and Other Compensation and Payment of Expenses

   The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each loan, and such compensation will be retained by it from collections of interest on such loan in the related trust fund (the "Master Servicing Fee"). As compensation for its servicing duties, a sub-servicer or, if there is no sub-servicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally, the master servicer or sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account.

   The master servicer will pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances.


Evidence as to Compliance

   Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC, or the Uniform Single Attestation Program for Mortgage Bankers, it is required to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related sub-servicer.

   Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding year.

   Copies of the annual accountants' statement and the statement of officers of the master servicer may be obtained by securityholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.


Certain Matters Regarding the Master Servicer and the Depositor

   The master servicer under each Pooling and Servicing Agreement or Master Servicing Agreement, as applicable, will be named in the related prospectus supplement. The entity serving as master servicer may have normal business relationships with the depositor or the depositor's affiliates.

   Each Agreement will provide that the master servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. The master servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No such resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

   Each Agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the


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
Agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of wilful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the securities, other than any loss, liability or expense related to any specific loan or loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to securityholders.

   In general, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each Agreement, provided that

   o that person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac and

   o the related merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of the related series that have been rated.

Events of Default; Rights Upon Event of Default

   Pooling and Servicing Agreement; Master Servicing Agreement. The applicable prospectus supplement may provide for other Events of Default under any Pooling and Servicing Agreement or Master Servicing Agreement, but if it does not, the Events of Default will consist of

   o any failure by the master servicer to distribute or cause to be distributed to securityholders of any class any required payment (other than an advance) which continues unremedied for five days after the giving of written notice of such failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of such class evidencing not less than 25% of the total distributions allocated to such class ("percentage interests");

   o any failure by the master servicer to make an advance as required under the Agreement, unless cured as specified therein;

   o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for thirty days after the giving of written notice of such failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting such class; and

   o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

   If specified in the related Prospectus Supplement, the Agreement will permit the trustee to sell the Trust Fund Assets and the other assets of the trust fund described under "Credit Enhancement" herein in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

   The applicable prospectus supplement may provide for steps required to be taken if an Event of Default remains unremedied, but if it does not, so long as an Event of Default under an Agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting such class and under such other circumstances as may be

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
specified in such Agreement, the trustee shall terminate all of the rights and obligations of the master servicer under the Agreement relating to such trust fund and in and to the related Trust Fund Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of a least $10,000,000 to act as successor to the master servicer under the Agreement. Pending that appointment, the trustee is obligated to act in such capacity. The trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

   Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of such holder's status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the trustee written notice of default and unless the holders of securities of any class of such series evidencing not less than 25% of the aggregate percentage interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any such proceeding.

   Indenture. The applicable prospectus supplement may provide for other Events of Default, but if it does not, the Events of Default under each Indenture will consist of:

   o a default in the payment of any principal of or interest on any note of such series which continues unremedied for five days after the giving of written notice of such default is given as specified in the related prospectus supplement;

   o failure to perform in any material respect any other covenant of the depositor or the trust fund in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

   o certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

   o any other Event of Default provided with respect to notes of that series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting such notes.

   If an Event of Default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of such series may declare the principal amount (or, if the notes of that series have an interest rate of 0%, such portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the percentage interests of the notes of such series.

   If, following an Event of Default with respect to any series of notes, the notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any note of such series for five days or more, unless

   o the holders of 100% of the percentage interests of the notes of such series consent to such sale,

   o the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of such series at the date of such sale or

   o the trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the percentage interests of the notes of such series.

   In the event that the trustee liquidates the collateral in connection with an Event of Default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the Indenture provides that the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the noteholders would be

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
less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the noteholders after the occurrence of such an Event of Default.

   In the event the principal of the notes of a series is declared due and payable, as described above, the holders of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

   Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of such series, unless such holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series, and the holders of a majority of the then aggregate outstanding amount of the notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected thereby.

Amendment

   The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the securityholders,

      (a) to cure any ambiguity;

      (b) to correct any defective provision in the Agreement or to supplement any provision in the Agreement that may be inconsistent with any other provision in it; or

      (c) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions in it,

provided that such action will not adversely affect in any material respect the interests of any securityholder. An amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the person requesting such amendment obtains a letter from each Rating Agency requested to rate the class or classes of securities of such series stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to such securities.

   In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the securityholders, to change the manner in which the Security Account is maintained, provided that any such change does not adversely affect the then current rating on the class or classes of securities of such series that have been rated. Moreover, the related Agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the trust fund, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

   The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may also be amended by the depositor, the master servicer and the trustee with consent of holders of securities of such series evidencing not less than 66% of the aggregate percentage interests of each class affected thereby for the purpose of adding any provisions to or changing in an manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that no such amendment may

   o reduce in any manner the amount of or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of such security, or

   o reduce the aforesaid percentage of securities of any class the holders of which are required to consent to any such amendment without the consent of the holders of all securities of such class covered by such Agreement then outstanding.


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
If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such trust fund to fail to qualify as a REMIC.

Termination; Optional Termination

   Pooling and Servicing Agreement; Trust Agreement. The applicable prospectus supplement may provide for the timing by which the Agreement terminates, but if it does not, the obligations created by each Pooling and Servicing Agreement and Trust Agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Security Account or by the master servicer and required to be paid to them pursuant to such Agreement following the later of

      (i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all property acquired upon foreclosure of any such Trust Fund Assets remaining in the trust fund and

      (ii) the purchase by the master servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC (see "Federal Income Tax Consequences" below), from the related trust fund of all of the remaining Trust Fund Assets and all property acquired in respect of such Trust Fund Assets.

   Any purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets evidenced by a series of securities will be made at the option of the master servicer, or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of such right will effect early retirement of the securities of that series, but the right of the master servicer, or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Trust Fund Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

   Indenture. The Indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the trustee for cancellation of all the notes of such series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of such series.

   In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of such series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of such series, to replace stolen, lost or mutilated notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of such series on the last scheduled distribution date for such notes and any installment of interest on such notes in accordance with the terms of the Indenture and the notes of such series. In the event of any such defeasance and discharge of notes of such series, holders of notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

The Trustee

   The trustee under each Agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.


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
                       Certain Legal Aspects of the Loans


   The following discussion contains summaries, which are general in nature, of certain legal matters relating to the loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor encompass the laws of all states in which the security for the loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which loans may be originated.

General

   The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments.
Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

   Cooperatives. Certain of the loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

   The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.


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
Foreclosure

   Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (such as California), the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states (including California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

   Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

   Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

   Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

   When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "Junior Mortgages; Rights of Senior Mortgagees" below.

   Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for

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failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

   The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds form the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

   Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

   In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

   Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

   In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Environmental Risks

   Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

   Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for such costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest (the "secured creditor exclusion") but without "participating in the management" of the Property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur

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
CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment (including leasing the facility or property to third party), or fails to market the property in a timely fashion.

   Whether actions taken by a lender would constitute participation in the management of a mortgaged property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language. Court decisions were inconsistent and, in fact, in 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of a borrower's business to deny the protection of the secured creditor exemption to the lender. In 1996, Congress enacted the Asset Conservation, Lender Liability and Deposit Insurance Protection Act ("Asset Conservation Act"), which provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The Asset Conservation Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

   If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would result in a loss to certificateholders.

   CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

   In general, at the time the loans were originated no environmental assessment, or a very limited environmental assessment, of the Properties was conducted.

Rights of Redemption

   In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations On Lenders

   Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. In certain states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, such a lender as the holder of the junior lien may be

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precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both such loans over the proceeds of any sale under a deed of trust or other foreclosure proceedings. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

   Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

   Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

   In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of such payments.

   The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

Due-On-Sale Clauses

   Generally, each conventional loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce such clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

   As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the

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likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

   In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

Enforceability of Prepayment and Late Payment Fees

   Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate loans having higher Loan Rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Applicability of Usury Laws

   Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Home Improvement Contracts

   General. Some home improvement contracts may in addition to being secured by mortgages on real estate, also be secured by purchase money security interests in home improvements financed thereby (such home improvement contracts are hereinafter referred to in this section as "contracts"). These contracts generally are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust fund's ownership of the contracts. In general, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trust fund's interest in the contracts could be defeated.

   Security Interests in Home Improvements. The contracts that are secured by the home improvements financed thereby grant to the originator of such contracts a purchase money security interest in such home improvements to secure all or part of the purchase price of such home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other

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goods that are deemed to lose such characterization upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

   Enforcement of Security Interest in Home Improvements. So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before such resale.

   Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

   Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

   Consumer Protection Laws. The so-called holder in due course rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

   Applicability of Usury Laws. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on certain kinds of consumer goods. The contracts would be covered if they satisfy certain conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

   Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

Installment Contracts

   The loans may also consist of installment contracts. Under an installment contract the seller (hereinafter referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser hereinafter referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

   The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in

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order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Soldiers' and Sailors' Civil Relief Act

   Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on certain of the loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to securityholders. The Relief Act also imposes limitations which would impair the ability of the master servicer to foreclose on an affected loan during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that such a loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

Junior Mortgages and Rights of Senior Mortgagees

   To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund (and therefore the securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

   The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

   Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the

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mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

   The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any Mortgage will not be included in the trust fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

The Title I Program

   General. Certain of the loans contained in a trust fund may be loans insured under the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the "Title I Program"). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

   The types of loans which are eligible for insurance by the FHA under the Title I Program include property improvement loans ("Property Improvement Loans" or "Title I Loans"). A Property Improvement Loan or Title I Loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

   There are two basic methods of lending or originating such loans which include a "direct loan" or a "dealer loan". With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

   Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower's irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first scheduled payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated on a simple interest basis. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

   Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and

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recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

   Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

   Requirements for Title I Loans. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount.

   Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if such loan amount exceeds $15,000. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

   The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time the Secretary of HUD may amend such list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the borrower is required to submit to the lender, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender or its agent is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

   FHA Insurance Coverage. Under the Title I Program the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan's origination. If an insured loan is prepaid during the year, FHA will not refund the insurance premium, but will abate any insurance charges falling due after such prepayment.

   Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to such insured loans and (ii) the amount of insurance coverage attributable to insured loans sold by the lender. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount

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disbursed, advanced or expended in originating or acquiring such eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

   The lender may transfer (except as collateral in a bona fide loan transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of such loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of such loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

   Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

   Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or
(b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

   When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of such loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note (or a judgment in lieu of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender.

   Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. For the purposes hereof, the "Claimable Amount" means an amount equal to 90% of the sum of: (a) the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing such loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per annum; (c) the uncollected court costs; (d) the attorney's fees not to exceed $500; and (e) the expenses for recording the assignment of the security to the United States.

Consumer Protection Laws

   Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of loans secured by Single Family Properties. These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, Real Estate Settlement Procedures Act and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act,

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Fair Credit Reporting Act and related statutes and regulations. In particular,
Regulation Z, requires certain disclosures to the borrowers regarding the terms of the loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Certain provisions of these laws impose specific statutory liabilities upon lenders who fail to comply therewith. In addition, violations of such laws may limit the ability of the sellers to collect all or part of the principal of or interest on the loans and could subject the sellers and in some cases their assignees to damages and administrative enforcement.


                    Material Federal Income Tax Consequences


General

   The following is a summary of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of Sidley Austin Brown & Wood LLP, special counsel to the depositor. The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

   The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective Investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

   The federal income tax consequences to Holders will vary depending on whether

   o the securities of a series are classified as indebtedness;

   o an election is made to treat the trust fund relating to a particular series of securities as a real estate mortgage investment conduit ("REMIC") under the Internal Revenue Code of 1986, as amended (the "Code");

   o the securities represent an ownership interest in some or all of the assets included in the trust fund for a series; or

   o an election is made to treat the trust fund relating to a particular series of certificates as a partnership.

   The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such series. Prior to issuance of each series of securities, the depositor shall file with the SEC a Form 8-K on behalf of the related trust fund containing an opinion of Sidley Austin Brown & Wood LLP with respect to the validity of the information set forth under "Federal Income Tax Consequences" herein and in the related prospectus supplement.

Taxation of Debt Securities

   Interest and Acquisition Discount. Securities representing regular interests in a REMIC ("Regular Interest Securities") are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount) on securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as "Debt securities."

   Debt securities that are Compound Interest securities will, and certain of the other Debt securities may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994, as amended on June 11, 1996, (the "OID Regulations"). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt securities.


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   In general, OID, if any, will equal the difference between the stated
redemption price at maturity of a Debt security and its issue price. A holder of a Debt security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt security will be considered to be zero if it is less than a de minimis amount determined under the Code.

   The issue price of a Debt security is the first price at which a substantial amount of Debt securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt securities is sold for cash on or prior to the related Closing Date, the issue price for such class will be treated as the fair market value of such class on such Closing Date. The issue price of a Debt security also includes the amount paid by an initial Debt security holder for accrued interest that relates to a period prior to the issue date of the Debt security. The stated redemption price at maturity of a Debt security includes the original principal amount of the Debt security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

   Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on such Debt securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt securities do not provide for default remedies, the interest payments will be included in the Debt security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first distribution date on a Debt security is either longer or shorter than the interval between subsequent distribution dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a Debt security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt security will generally have OID. Holders of Debt securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt security.

   Under the de minimis rule, OID on a Debt security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt security multiplied by the weighted average maturity of the Debt security. For this purpose, the weighted average maturity of the Debt security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt security and the denominator of which is the stated redemption price at maturity of the Debt security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

   Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally,

   o such interest is unconditionally payable at least annually,

   o the issue price of the debt instrument does not exceed the total noncontingent principal payments and

   o interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Debt security.

   In the case of Compound Interest securities, certain Interest Weighted Securities (as defined herein), and certain of the other Debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

   The Internal Revenue Services (the "IRS") issued final regulations in June 1996 (the "Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to

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Code Section 1272(a)(6), such as the Debt security. Additionally, the OID
Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

   The holder of a Debt security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt security, the sum of the "daily portions" of such original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt security and the adjusted issue price of the Debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Debt security in all prior periods, other than qualified stated interest payments.

   The amount of OID to be included in income by a holder of a debt instrument, such as certain Classes of the Debt securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a Holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that loans will be prepaid at that rate or at any other rate.

   The depositor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

   Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the trustee intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

   A subsequent holder of a Debt security will also be required to include OID in gross income, but such a holder who purchases such Debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

   Effects of Defaults and Delinquencies. Holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is deducted as a result of a loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.


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   Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under "-- Tax Status as a Grantor Trust; General" herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying Pass-Through Securities ("Interest Weighted Securities"). The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the Internal Revenue Service could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by such holder for such security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See "- Tax Status as a Grantor Trust -- Discount or Premium on Pass-Through Securities."

   Variable Rate Debt Securities. In the case of Debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt securities, should be calculated as if the interest index remained at its value as of the issue date of such securities. Because the proper method of adjusting accruals of OID on a variable rate Debt security is uncertain, holders of variable rate Debt securities should consult their own tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

   Market Discount. A purchaser of a security may be subject to the market discount rules of Sections 1276-1278 of the Code. A Holder that acquires a Debt security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt security received in that month and, if the securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of securities (or in the case of a Pass-Through Security (as defined herein), as set forth below, the loans underlying such security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a Pass-Through Security, as described below, the loans underlying such security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

   Section 1277 of the Code provides that, regardless of the origination date of the Debt security (or, in the case of a Pass-Through Security, the loans), the excess of interest paid or accrued to purchase or carry a security (or, in the case of a Pass-Through Security, as described below, the underlying loans) with market discount over interest received on such security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or in the case of a Pass-Through Security, an underlying loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

   Premium. A holder who purchases a Debt security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on such security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such Class. If a holder makes an election to amortize premium on a Debt security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such

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holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

   The Treasury has issued regulations (the "Final Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the securities. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities should consult their tax advisors regarding the possible application of the Final Bond Premium Regulations.

   Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt security with market discount, the holder of the Debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt security acquires during the year of the election or thereafter. Similarly, a holder of a Debt security that makes this election for a Debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt security is irrevocable.

Taxation of the REMIC and Its Holders

   General. In the opinion of Sidley Austin Brown & Wood LLP, special counsel to the depositor, if a REMIC election is made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related prospectus supplement.

   Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities, (i) securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in
(i) or (ii) above, then a security will qualify for the tax treatment described in (i), (ii) or (iii) in the proportion that such REMIC assets are qualifying assets.

   The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

REMIC Expenses; Single Class REMICs

   As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities (as defined herein) on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Holder, exceed 2% of such Holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of

   o 3% of the excess of adjusted gross income over the applicable amount, or

   o 80% of the amount of itemized deductions otherwise allowable for such taxable year.

   The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a Holder. In general terms, a single class REMIC is one that either


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   o would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or

   o is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules.

The applicable prospectus supplement may provide for the allocation of REMIC expenses, but if it does not, the expenses of the REMIC will be allocated to holders of the related residual interest securities.

Taxation of the REMIC

   General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

   Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

   o the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and

   o deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

A holder of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income.

   For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

   The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

   To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

   Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

   o subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

   o subject to a limited exception, the sale or other disposition of a cash flow investment;

   o the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

   o the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest securities will generally be responsible for the payment of any such taxes imposed on

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the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of such REMIC.

Taxation of Holders of Residual Interest Securities

   The holder of a security representing a residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

   The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

   In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

   Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Security will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

   Distributions. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

   Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

   Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such holder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such holder's excess inclusion income will be treated as unrelated business taxable income of such holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors." The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable

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deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

   In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

   The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of (i) 120% of the long-term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

   Under the REMIC Regulations, in certain circumstances, transfers of Residual Interest Securities may be disregarded. See "-- Restrictions on Ownership and Transfer of Residual Interest Securities" and "-- Tax Treatment of Foreign Investors" below.

   Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

   If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax can be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC. The Taxpayer Relief Act of 1997 adds provisions to the Code that will apply to an "electing large partnership". If an electing large partnership holds a Residual Interest Security, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity under section 860E(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

   Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer

   o the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and


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   o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

   The REMIC Regulations presume that the transferor of a REMIC residual interest did not have impeding the assessment or collection of tax as a significant purpose of the transfer if it: (i) conducts a reasonable investigation of the transferee's financial condition and concludes that the transferee has historically paid its debts as they come due and finds no significant evidence indicating that the transferee will not continue to pay its debts as they come due in the future, and (ii) receives a representation from the transferee that the transferee understands the tax obligations associated with holding a residual interest and intends to pay those taxes as they come due.

   Proposed Treasury regulations issued on February 4, 2000 (the "New Proposed Regulations") would modify the safe harbor under which transfers of noneconomic residual interests are treated as not disregarded for federal income tax purposes. Under the New Proposed Regulations, a transfer of a noneconomic residual interest will not qualify under this safe harbor unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of the sum of (i) any consideration given to the transferee to acquire the interest, (ii) future distributions on the interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value is calculated using a discount rate equal to applicable federal rate. The New Proposed Regulations have a proposed effective date of February 4, 2000.

   If a transfer of a Residual Interest is disregarded, the transferor would be liable for any federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See "-- Tax Treatment of Foreign Investors."

   Mark to Market Rules. Prospective purchasers of a REMIC Residual Interest Security should be aware that a REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market.

   In addition, President Clinton's Fiscal Year 2001 Budget Proposal contains a provision under which a REMIC would be secondarily liable for the tax liability of its residual interest. The proposal states that it would be effective for REMICs created after the date of enactment. It is unknown whether this provision will be included in any bill introduced to Congress this year or if introduced whether it will be enacted. Prospective investors in REMIC residual interests should consult their tax advisors regarding the New Proposed Regulations and the Fiscal Year 2001 Budget Proposals.

Administrative Matters

   The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Tax Status as a Grantor Trust

   General. As specified in the related prospectus supplement if a REMIC or partnership election is not made, in the opinion of Sidley Austin Brown & Wood LLP, special counsel to the depositor, the trust fund relating to a series of securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code and not as an association taxable as a corporation (the securities of such series, "Pass-Through Securities"). In some series there will be no separation of the principal and interest payments on the loans. In such circumstances, a Holder will be considered to have purchased a pro rata undivided interest in each of the loans. In other cases ("Stripped Securities"), sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

   Each Holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as fees to the trustee and the servicer and similar fees (collectively, the "Servicing Fee")), at the same time and in the same manner as such items would have been reported under the Holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. The holder of a security will generally be entitled to deduct such Servicing Fees under Section 162 or
Section 212 of the Code

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to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

   Discount or Premium on Pass-Through Securities. The holder's purchase price of a Pass-Through Security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee (to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, generally, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

   The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the loans underlying the certificate, rather than with respect to the security. A Holder that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "-- Taxation of Debt Securities; Market Discount" and "-- Premium" above.

   In the case of market discount on a Pass-Through Security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of such discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

   Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ("Ratio Strip Securities") may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

   Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the loan principal balance) or the securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan-by-loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.


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   The Code. OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying loans, rather than being debt instruments "secured by" those loans. For tax years beginning after August 5, 1997 the Taxpayer Relief Act of 1997 may allow use of the Cash Flow Bond Method with respect to Stripped Securities and other Pass-Through Securities because it provides that such method applies to any pool of debt instruments the yield on which may be affected by prepayments. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such securities, and it is expected that OID will be reported on that basis; provided that the applicable prospectus supplement may provide for the reporting of OID on an alternative basis. In applying the calculation to Pass-Through securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each loan underlying a security.

   Under certain circumstances, if the loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Holder's recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a Holder's recognition of income.

   In the case of a Stripped Security that is an Interest Weighted Security, the trustee intends, absent contrary authority, to report income to security holders as OID, in the manner described above for Interest Weighted Securities.

   Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that

   o in certain series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

   o the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or

   o each Interest Weighted Stripped security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

   Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

   Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loans' character is not carried over to the securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

Sale or Exchange

   Subject to the discussion below with respect to trust funds as to which a partnership election is made, a Holder's tax basis in its security is the price such holder pays for a security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the

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yield on such Regular Interest security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over the amount of ordinary income actually recognized by the holder with respect to such Regular Interest security. In general, the maximum tax rate on ordinary income for individual taxpayers is 39.6% and the maximum tax rate on long-term capital gains for such taxpayers is 20%. The maximum tax rate on both ordinary income and long-term capital gains of corporate taxpayers is 35%.

Miscellaneous Tax Aspects

   Backup Withholding. Subject to the discussion below with respect to trust funds as to which a partnership election is made, a Holder, other than a holder of a REMIC Residual security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security

   o fails to furnish the trustee with its taxpayer identification number
     ("TIN");

   o furnishes the trustee an incorrect TIN;

   o fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

   o under certain circumstances, fails to provide the trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding.

   Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

   The trustee will report to the Holders and to the servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the securities.

Tax Treatment of Foreign Investors

   Subject to the discussion below with respect to trust funds as to which a partnership election is made, under the Code, unless interest (including OID) paid on a security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), such interest will normally qualify as portfolio interest (except where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

   Interest and OID of Holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder. They will, however, generally be subject to the regular United States income tax.

   Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the

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transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "-- Excess Inclusions."

Tax Characterization of the Trust Fund as a Partnership

   Sidley Austin Brown & Wood LLP, special counsel to the depositor, will deliver its opinion that a trust fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

   If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any such tax that is unpaid by the trust fund.

Tax Consequences to Holders of the Notes

   Treatment of the notes as Indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Special counsel to the depositor will, except as otherwise provided in the related prospectus supplement, advise the depositor that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

   OID, Indexed securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Indexed securities or Strip notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to such notes will be disclosed in the applicable prospectus supplement.

   Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with such noteholder's method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

   A holder of a note that has a fixed maturity date of not more than one year from the issue date of such note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.


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   Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by such noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such noteholder with respect to such note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

   Foreign Holders. Interest payments made (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person

   o is not actually or constructively a "10 percent shareholder" of the trust fund or the seller (including a holder of 10% of the outstanding certificates) or a "controlled foreign corporation" with respect to which the trust fund or the seller is a "related person" within the meaning of the Code and

   o provides the owner trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes (the "Withholding Agent") with an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner who is an individual or corporation for federal income tax purposes of the note is a foreign person and providing the foreign person's name and address.

Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN. A noteholder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may nave substantially increased reporting requirements. In particular, in the case of notes held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

   If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

   Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

   Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to withhold on the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

   Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the Company, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded

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partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund's expenses.

Tax Consequences to Holders of the Certificates

   Treatment of the Trust Fund as a Partnership. The trust fund and the master servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

   A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

   Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Indexed securities or Strip certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

   Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

   The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of (i) the interest that accrues on the certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the certificates but not yet distributed; (ii) any trust fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the certificates over their initial issue price; (iii) prepayment premium payable to the certificateholders for such month; and (iv) any other amounts of income payable to the certificateholders for such month. Such allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

   All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.


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   An individual taxpayer's share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the trust fund.

   The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

   Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.)

   If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include any such discount in income currently as it accrues over the life of the loans or to offset any such premium against interest income on the loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to certificateholders.

   Section 708 Termination. Pursuant to final regulations issued on May 9, 1997 under Code Section 708, a sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership (the "old partnership") to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. Accordingly under these new regulations, if the trust fund were characterized as a partnership and a sale of certificates terminated the partnership under Code Section 708, the purchaser's basis in its ownership interest would not change.

   Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income (includible in income) and decreased by any distributions received with respect to such certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

   Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

   If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the certificates.

   Allocations Between Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

   The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

   Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be

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involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make such election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

   Administrative Matters. The owner trustee is required to keep or have kept complete and accurate books of the trust fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

   Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish any such information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

   The depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

   Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for such purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income, as calculated for this purpose which may exceed the distributions to certificateholders, that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury. A holder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, if the holder is a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

   Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were

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
due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

   Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.


                            State Tax Considerations


   In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.


                              ERISA Considerations

   The following describes certain considerations under ERISA and the Code, which apply only to securities of a series that is not divided into subclasses. If securities are divided into subclasses, the related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such securities.

   ERISA and Section 4975 of the Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans as well as collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively, "Plans") subject to ERISA or to Section 4975 of the Code and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to requirements imposed by ERISA and Section 4975 of the Code. Accordingly, assets of such plans may be invested in securities without regard to the considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code Section 503.

   On November 13, 1986, the United States Department of Labor (the "DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation generally provides that, in addition to certain other technical exceptions, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in the Labor Reg. Section 2510.3-101, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended.

   In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Because the loans may be deemed Plan assets of each Plan that purchases equity securities, an investment in equity securities by a Plan might be a prohibited transaction under

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ERISA Sections 406 and 407 and subject to an excise tax under Code Section
4975 unless a statutory, regulatory or administrative exemption applies.

   Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities -- for example, Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager". There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions would not apply to transactions involved in operation of the trust if, as described above, the assets of the trust were considered to include Plan assets.

   In Prohibited Transaction Exemption 83-1 ("PTE 83-1"), the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. If the general conditions (discussed below) of PTE 83-1 are satisfied, investments by a Plan in securities that represent interests in a pool consisting of loans ("Single Family Securities") will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Securities at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single Family Securities are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions involving Subordinate Securities. Accordingly, unless otherwise provided in the related prospectus supplement, no transfer of a Subordinate Security or a security which is not a Single Family Security may be made to a Plan.

   The discussion in this and the next succeeding paragraph applies only to Single Family Securities. The depositor believes that, for purposes of PTE 83-1, the term "mortgage pass-through certificate" would include: (i) securities issued in a series consisting of only a single class of securities; and (ii) senior securities issued in a series in which there is only one class of senior securities; provided that the securities in the case of clause (i), or the senior securities in the case of clause (ii), evidence the beneficial ownership of both a specified percentage (greater than 0%) of future interest payments and a specified percentage (greater than 0%) of future principal payments on the loans. It is not clear whether a class of securities that evidences beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments would be a "mortgage pass-through certificate" for purposes of PTE 83-1.

   o PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan;

   o the existence of a pool trustee who is not an affiliate of the pool sponsor; and

   o a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool.

The depositor believes that the first general condition referred to above will be satisfied with respect to the securities in a series issued without a subordination feature, or the senior securities only in a series issued with a subordination feature, provided that the subordination and Reserve Account, subordination by shifting of interests, pool insurance or other form of credit enhancement described under "Credit Enhancement" herein (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a series of securities is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the loans or the principal balance of the largest loan. See "Description of the Securities" herein. In the absence of a ruling that the system of insurance or other protection with respect to a series of securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. In any event, the trustee will not be affiliated with the depositor.

   Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraph, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions.

   The DOL has granted to certain underwriters individual administrative exemptions (the "Underwriter Exemptions") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, issued by entities that hold investment pools consisting of certain receivables, loans and other obligations and the servicing, operation and management of such investment pools, provided the conditions and requirements of the Underwriter Exemptions are met.

   While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially identical, and include the following:

      (1) the acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      (2) the rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the issuer, unless the entity holds only certain types of assets, such as mortgages on real property (a "Designated Transaction");

      (3) the securities acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories (four, in a Designated Transaction) from Standard & Poor's Ratings Group, a Division of The McGraw-Hill Companies ("S&P"), Moody's Investors Service, Inc. ("Moody's"), or Fitch, Inc. ("Fitch") (each, a "Rating Agency");

      (4) the trustee must not be an affiliate of any other member of the Restricted Group as defined below;

      (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer and any sub-servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith;

      (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended; and

      (7) for certain types of issuers, the documents establishing the issuer and governing the transaction must contain certain provisions intended to protect the assets of the issuer from creditors of the sponsor.

   The issuer must also meet the following requirements:

      (i) the corpus of the issuer must consist solely of assets of the type that have been included in other investment pools;

      (ii) securities in such other investment pools must have been rated in one of the three highest rating categories (four, in a Designated Transaction) of S&P, Moody's, or Fitch for at least one year prior to the Plan's acquisition of securities; and

      (iii) securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of securities.

   Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

   o in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested, and at least fifty percent (50%) of aggregate interests in the issuer are acquired by persons independent of the Restricted Group;

   o such fiduciary (or its affiliate) is an obligor with respect to not more than five percent (5%) of the fair market value of the obligations contained in the investment pool;

   o the Plan's investment in securities of any class does not exceed twenty-five percent (25%) of all of the securities of that class outstanding at the time of the acquisition; and

   o immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

The Underwriter Exemptions generally do not apply to Plans sponsored by the seller, the related Underwriter, the trustee, the master servicer, any insurer with respect to the loans, any counterparty to a swap contained in the trust, any obligor with respect to loans included in the investment pool constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of such parties (the "Restricted Group").

   The Underwriter Exemptions provide exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts. Mortgage loans or other secured receivables (the "Obligations") supporting payments to securityholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the issuer, may be transferred to the issuer within a 90-day or three-month period following the closing date (the "Pre-Funding Period"), instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

      (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered (the "Pre-Funding Limit") must not exceed twenty-five percent (25%).

      (2) All obligations transferred after the closing date (the "additional obligations") must meet the same terms and conditions for eligibility as the original obligations used to create the issuer, which terms and conditions have been approved by a Rating Agency.

      (3) The transfer of such additional obligations to the issuer during the Pre-Funding Period must not result in the certificates to be covered by the Underwriter Exemption receiving a lower credit rating from a Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the issuer.

      (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the obligations in the trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the obligations transferred to the trust on the closing date.

      (5) In order to insure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the issuer:

         (i) the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

         (ii) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each Rating Agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Obligations transferred to the issuer as of the closing date.

      (6) The Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an Event of Default occurs.

      (7) Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments ("permitted investments").

      (8) The related prospectus or prospectus supplement must describe:

         (i) any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

         (ii) the duration of the Pre-Funding Period;

         (iii) the percentage and/or dollar amount of the Pre-Funding Limit for the issuer; and

         (iv) that the amounts remaining in the pre-funding account at the end of the Pre-Funding Period will be remitted to securityholders as repayments of principal.

      (9) The related pooling and servicing agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

   The rating of a security may change. If the rating of a security declines below the lowest permitted level, the security will no longer be eligible for relief under the Underwriter Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemption to dispose of it.)

   The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

   Any Plan fiduciary which proposes to cause a Plan to purchase securities should consult with its counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1 and the Underwriter Exemptions, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                Legal Investment


   The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities", securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as such contractual commitment was made or such securities were acquired prior to the enactment of such legislation.

   SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities (in each case whether or not the class of securities under consideration for purchase constituted a "mortgage related security"). The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by Federal Credit Unions in certain types of mortgage related securities.

   All depository institutions considering an investment in the securities (whether or not the class of securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement") setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities", which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, such "high-risk mortgage securities" include securities such as securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security", and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

   The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," or in securities which are issued in book-entry form.

   There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for such investors.

                             Method of Distribution

   Securities are being offered hereby in series from time to time (each series evidencing or relating to a separate trust fund) through any of the following methods:

   o by negotiated firm commitment underwriting and public reoffering by underwriters;

   o by agency placements through one or more placement agents primarily with institutional investors and dealers; and

   o by placement directly by the depositor with institutional investors.

   A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any underwriters thereof and either the price at which such series is being offered, the nature and amount of any underwriting discounts or additional compensation to such underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the securities will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of such series if any such securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

   This prospectus, together with the related prospectus supplement, may be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales related to market making transactions in the securities in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales in such transactions will be made at prices related to prevailing prices at the time of sale.

   Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof.

   If a series is offered other than through underwriters, the prospectus supplement relating thereto will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of securities of such series.

                                 Legal Matters

   The validity of the securities of each series, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, 875 Third Avenue, New York, New York 10022.

                             Financial Information

   A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     Rating


   It is a condition to the issuance of the securities of each series offered hereby and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related prospectus supplement.

   Any such rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to such class and will reflect such Rating Agency's assessment solely of the likelihood that holders of a class of securities of such class will receive payments to which such securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. Such rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

   There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a series, such rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

   The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each Rating Agency rating classes of such series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                             Index to Defined Terms


Term                                                                     Page
----                                                                     ----
Accretion Directed .................................................      25
Accrual ............................................................      27
Agreements .........................................................      39
APR ................................................................      16
Asset Conservation Act .............................................      54
Available Funds ....................................................      22
Belgian Cooperative ................................................      31
BIF ................................................................      40
Capitalized Interest Account .......................................      42
Cash Flow Bond Method ..............................................      72
CERCLA .............................................................      53
Claimable Amount ...................................................      61
Class Security Balance .............................................      23
Clearstream, Luxembourg Participants ...............................      31
Code ...............................................................      22
COFI securities ....................................................      29
Collateral Value ...................................................      16
Combined Loan-to-Value Ratio .......................................      16
Component Securities ...............................................      25
Contingent Regulations .............................................      64
cooperative loans ..................................................      14
cooperatives .......................................................      14
Cut-off Date Principal Balance .....................................      21
Debt securities ....................................................      62
Definitive Security ................................................      30
Detailed Description ...............................................      14
DOL ................................................................      79
DTC ................................................................      30
Eleventh District ..................................................      28
ERISA ..............................................................      22
Euroclear Operator .................................................      31
Euroclear Participants .............................................      31
European Depositaries ..............................................      30
FHA ................................................................      14
FHLBSF .............................................................      28
Final Bond Premium Regulations .....................................      66
Financial Intermediary .............................................      30
Fitch ..............................................................      81
Fixed Rate .........................................................      26
Floating Rate ......................................................      26
foreign person .....................................................      75
Funding Period .....................................................      42
Garn-St Germain Act ................................................      55
Indenture ..........................................................      20
Insurance Proceeds .................................................      41
Insured Expenses ...................................................      41



Term                                                                     Page
----                                                                     ----
Interest Only ......................................................      26
Interest Weighted Securities .......................................      65
Inverse Floating Rate ..............................................      26
IRS ................................................................      64
L/C Bank ...........................................................      33
L/C Percentage .....................................................      33
Liquidation Expenses ...............................................       7
Liquidation Proceeds ...............................................      41
Loan Rate ..........................................................      14
Loan-to-Value Ratio ................................................      16
Master Servicing Agreement .........................................      13
Master Servicing Fee ...............................................      46
Moody's ............................................................      35
Morgan .............................................................      31
Mortgage ...........................................................      39
National Cost of Funds Index .......................................      29
NCUA ...............................................................      83
New Proposed Regulations ...........................................      70
Nonresidents .......................................................      73
Notional Amount Securities .........................................      25
Obligations ........................................................      82
OID ................................................................      62
OID Regulations ....................................................      62
OTS ................................................................      29
PACs ...............................................................      26
Partial Accrual ....................................................      27
Parties in Interest ................................................      79
Pass-Through Securities ............................................      70
Pay-Through Security ...............................................      64
Permitted Investments ..............................................      34
Planned Principal Class ............................................      26
Plans ..............................................................      79
Policy Statement ...................................................      83
Pool Insurance Policy ..............................................      36
Pool Insurer .......................................................      36
Pooling and Servicing Agreement ....................................      20
Pre-Funded Amount ..................................................      42
Pre-Funding Account ................................................      42
Pre-Funding Limit ..................................................      82
Pre-Funding Period .................................................      82
Prepayment Assumption ..............................................      64
Primary Mortgage Insurance Policy ..................................      15
Prime Rate .........................................................      30
Principal Only .....................................................      27
Principal Prepayments ..............................................      23
Properties .........................................................      15

Term                                                                     Page
----                                                                     ----
Property Improvement Loans .........................................      59
Purchase Price .....................................................      20
Rating Agency ......................................................      81
Ratio Strip Securities .............................................      71
RCRA ...............................................................      54
Record Date ........................................................      21
Refinance Loan .....................................................      16
Regular Interest Securities ........................................      62
Relevant Depositary ................................................      30
Relief Act .........................................................      58
REMIC ..............................................................      62
Residual Interest Security .........................................      68
Restricted Group ...................................................      82
Retained Interest ..................................................      21
Rules ..............................................................      30
S&P ................................................................      81
SAIF ...............................................................      41
Scheduled Principal Class ..........................................      26
SEC ................................................................      34
Security Account ...................................................      40
Security Owners ....................................................      30
Security Register ..................................................      21
Sellers ............................................................      13
Senior Securities ..................................................      33



Term                                                                     Page
----                                                                     ----
Sequential Pay .....................................................      26
Servicing Fee ......................................................      70
Short-Term Note ....................................................      74
Single Family Properties ...........................................      15
Single Family Securities ...........................................      80
SMMEA ..............................................................      83
Strip ..............................................................      26
Stripped Securities ................................................      70
Subsequent Loans ...................................................      42
Support Class ......................................................      26
TACs ...............................................................      26
Targeted Principal Class ...........................................      26
Terms and Conditions ...............................................      32
TIN ................................................................      73
Title I Loans ......................................................      59
Title I Program ....................................................      59
Title V ............................................................      56
Trust Agreement ....................................................      13
Trust Fund Assets ..................................................      13
UCC ................................................................      53
Underwriter Exemptions .............................................      81
VA .................................................................      14
VA Guaranty ........................................................      45
Variable Rate ......................................................      26

                                 $1,500,000,000
                                  (APPROXIMATE)


                               CWABS Master Trust
                        (for the Series 2002-D Subtrust)
                                     Issuer


                                   CWABS, Inc.
                                    Depositor


                          [COUNTRYWIDE HOME LOANS LOGO]
                           Sponsor and Master Servicer


                           Revolving Home Equity Loan
                     Asset Backed Securities, Series 2002-D



                                ----------------

                             PROSPECTUS SUPPLEMENT

                                ----------------




     You should rely only on the information contained or incorporated by reference in this prospectus supplement and accompanying prospectus. We have not authorized anyone to provide you with different information.


     We are not offering the Series 2002-D Revolving Home Equity Loan Asset Backed Notes in any state where the offer is not permitted.


     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 2002-D Revolving Home Equity Loan Asset Backed Notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 2002-D Revolving Home Equity Loan Asset Backed Notes will be required to deliver supplement, a prospectus supplement and prospectus until 90 days after the date of the Supplement.


                                   June 27, 2002